SHARE PURCHASE AGREEMENT BY AND AMONG CODEX DNA, INC. ETONBIO, INC. THE SHAREHOLDERS OF ETONBIO, INC. AND DONG YI CHEN, AS SHAREHOLDERS’ AGENT NOVEMBER 9, 2021

TABLE OF CONTENTS Page 1. DEFINITIONS ................................................................................................................... 2 2. THE TRANSACTION..................................................................................................... 14 2.1 Purchase and Sale ................................................................................................ 14 2.2 Closing ................................................................................................................. 14 2.3 Payment Schedule ................................................................................................ 15 2.4 Payment of Transaction Consideration; Closing Payments ................................. 15 2.5 Escrow; Indebtedness; Transaction Expenses. .................................................... 15 2.6 Taking of Necessary Action................................................................................. 16 2.7 Adjustments. ........................................................................................................ 16 2.8 Withholding ......................................................................................................... 18 2.9 No Further Ownership Rights in Company Shares.............................................. 18 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY ............................ 18 3.1 Organization; Standing and Power; Subsidiaries. ................................................ 18 3.2 Authority. ............................................................................................................. 19 3.3 Governmental Authorization. .............................................................................. 19 3.4 Financial Statements. ........................................................................................... 19 3.5 Capital Structure. ................................................................................................. 20 3.6 Absence of Certain Changes ................................................................................ 21 3.7 Absence of Undisclosed Liabilities ..................................................................... 22 3.8 Litigation .............................................................................................................. 22 3.9 Intellectual Property. ............................................................................................ 22 3.10 Company Products and Company Services. ........................................................ 29 3.11 Trade Laws........................................................................................................... 30 3.12 Privacy; Security Measures. ................................................................................. 30 3.13 Interested Party Transactions ............................................................................... 31 3.14 Minute Books ....................................................................................................... 31 3.15 Reserved ............................................................................................................... 31 3.16 Material Contracts. ............................................................................................... 31 3.17 Real Estate ........................................................................................................... 33 3.18 Accounts Receivable ............................................................................................ 33 3.19 Title to Property. .................................................................................................. 33 3.20 Environmental Matters......................................................................................... 34 3.21 Taxes. ................................................................................................................... 35 3.22 Employee Benefit Plans. ...................................................................................... 38 3.23 Employee Matters. ............................................................................................... 41 3.24 Insurance .............................................................................................................. 44 3.25 Compliance With Laws; Permits. ........................................................................ 44 3.26 Brokers’ and Finders’ Fee .................................................................................... 46 3.27 Restrictions on Business Activities ...................................................................... 46 3.28 Customers and Suppliers; Adequacy of Supply................................................... 46 3.29 Absence of Unlawful Payments ........................................................................... 46

TABLE OF CONTENTS Page 3.30 Compliance with Rights of First Refusal ............................................................. 47 3.31 Effect of the Transaction ...................................................................................... 47 3.32 Bank Accounts ..................................................................................................... 47 3.33 No Other Representations .................................................................................... 47 4. REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS ......................... 47 4.1 Ownership of Shares. ........................................................................................... 47 4.2 Authority .............................................................................................................. 47 4.3 No Consents. ........................................................................................................ 48 4.4 Litigation .............................................................................................................. 48 4.5 Brokers’ and Finders’ Fee .................................................................................... 48 4.6 Tax Matters. ......................................................................................................... 48 4.7 Shareholders’ Agent............................................................................................. 49 5. REPRESENTATIONS AND WARRANTIES OF PURCHASER ................................. 49 5.1 Organization, Standing and Power ...................................................................... 49 5.2 Authority. ............................................................................................................. 49 5.3 Financial Ability .................................................................................................. 49 5.4 Brokers’ and Finders’ Fee .................................................................................... 50 5.5 Securities Representations ................................................................................... 50 5.6 No Other Representations, Non-Reliance ............................................................ 50 6. CONDUCT PRIOR TO THE CLOSING. ....................................................................... 50 6.1 Conduct of Business of the Company. ................................................................. 50 6.2 No Solicitation. .................................................................................................... 53 6.3 Shareholder Pre-Closing Covenants .................................................................... 53 7. ADDITIONAL AGREEMENTS. .................................................................................... 54 7.1 Access to Information. ......................................................................................... 54 7.2 Confidentiality. .................................................................................................... 54 7.3 Public Disclosure ................................................................................................. 55 7.4 Regulatory Approvals; Further Assurances. ........................................................ 56 7.5 Notification of Certain Matters ............................................................................ 57 7.6 Employees ............................................................................................................ 58 7.7 Expenses .............................................................................................................. 58 7.8 Release and Termination of Security Interests .................................................... 58 7.9 Required Contract Consents ................................................................................ 58 7.10 Tax Matters. ......................................................................................................... 58 7.11 Release of Claims. ............................................................................................... 61 7.12 Employees. ........................................................................................................... 63 8. CONDITIONS PRECEDENT; CLOSING DELIVERABLES; EXECUTION OF SHARE TRANSFER FORMS. ....................................................................................... 63 8.1 Conditions Precedent of Each Party to Effect the Closing .................................. 63

TABLE OF CONTENTS Page 8.2 Additional Conditions Precedent to the Obligations of Purchaser; Other Closing Deliverables. ........................................................................................... 64 8.3 Additional Conditions Precedent to Obligations of the Company and the Shareholders and Other Closing Deliverables. .................................................... 66 9. TERMINATION, AMENDMENT AND WAIVER. ...................................................... 67 9.1 Termination .......................................................................................................... 67 9.2 Effect of Termination ........................................................................................... 68 9.3 Amendment .......................................................................................................... 68 9.4 Extension; Waiver ................................................................................................ 68 10. INDEMNIFICATION...................................................................................................... 68 10.1 Indemnification Matters ....................................................................................... 68 10.2 Indemnification Claims. ....................................................................................... 70 10.3 Resolution of Conflicts ........................................................................................ 71 10.4 Shareholders’ Agent............................................................................................. 71 10.5 Third-Party Claims............................................................................................... 73 10.6 Tax Effect of Indemnification Payments ............................................................. 74 10.7 Tax Indemnification ............................................................................................. 74 10.8 Effect of Investigation.......................................................................................... 75 10.9 Indemnification as Sole Remedy ......................................................................... 75 10.10 Additional Limitation........................................................................................... 75 10.11 Mitigation ............................................................................................................. 75 11. GENERAL PROVISIONS. ............................................................................................. 75 11.1 Notices ................................................................................................................. 76 11.2 Counterparts; Facsimile ....................................................................................... 77 11.3 Entire Agreement; Nonassignability; Parties in Interest ...................................... 77 11.4 Severability .......................................................................................................... 77 11.5 Remedies Cumulative .......................................................................................... 77 11.6 Governing Law; Waiver of Trial by Jury. ........................................................... 77 11.7 Waiver .................................................................................................................. 78 11.8 Interpretation. ....................................................................................................... 78 11.9 Privilege ............................................................................................................... 78

LIST OF EXHIBITS Exhibit A Form of Escrow Agreement LIST OF SCHEDULES Schedule 1.1(a) Shareholders Schedule 1.1(b) Key Employees Schedule 1.1(c) Non-Compete Parties Schedule 1.1(d) Schedule 1.1(e) Vesting Shareholder Sample Working Capital Schedule 8.2(a)(iii) Contract Consents Schedule 8.2(a)(v) Government Approvals Schedule 8.2(a)(xiii) Contract Terminations Schedule 10.1(a)(v) Special Indemnity Matters

SHARE PURCHASE AGREEMENT This SHARE PURCHASE AGREEMENT (this “Agreement”) is entered into as of November 9, 2021 by and among Codex DNA, Inc., a Delaware corporation (“Purchaser”), EtonBio, Inc., a California corporation (the “Company”), the shareholders of the Company set forth on Schedule 1.1(a) (the “Shareholders”), and, solely in his capacity as the representative of the Shareholders, Dong Yi (Tony) Chen (the “Shareholders’ Agent”). The Purchaser, Shareholders and the Shareholders’ Agent are, collectively, the “Parties.” RECITALS A. The Shareholders desire to sell and transfer, and Purchaser desires to purchase and acquire, all of the issued and outstanding shares of stock, no par value per share, of the Company (collectively, the “Shares”), which Shares constitute all of the outstanding the capital stock or other securities of the Company, pursuant to the terms of this Agreement (such acquisition, the “Acquisition”). B. Purchaser will deposit the Escrow Amount with the Escrow Agent, the release of which will be contingent upon the occurrence of certain events and the satisfaction of certain conditions as set forth in Section 10 and as set forth in the Transaction Consideration Vesting Agreement and Escrow Agreement. C. Prior to delivery of this Agreement, and as a condition and inducement for Purchaser’s willingness to have entered into this Agreement, each employee of the Company listed on Schedule 1.1(b) (each, a “Key Employee”, and collectively, the “Key Employees”) has executed and delivered to Purchaser an offer letter or contract for employment (as determined by Purchaser in its sole discretion) and a proprietary rights and inventions agreement (or similar agreement) with Purchaser (as determined by Purchaser in its sole discretion), in each case, to become effective upon the Closing (the “Key Employee Agreements”). D. Prior to delivery of this Agreement, and as a condition and inducement for Purchaser’s willingness to have entered into this Agreement, each Shareholder listed on Schedule 1.1(c) has executed and delivered to Purchaser a non-competition and non-solicitation agreement (each, a “Non-Competition Agreement”). E. Prior to delivery of this Agreement, and as a condition and inducement for Purchaser’s willingness to enter into this Agreement, the Shareholder listed on Schedule 1.1(d) (the “Vesting Shareholder” has executed and delivered to Purchaser a Transaction Consideration Vesting Agreement (the “Transaction Consideration Vesting Agreement”); F. The board of directors of the Company has carefully considered the terms of this Agreement and has determined that the terms and conditions of the transactions contemplated hereby, including the Transactions, are fair to and in the best interests of, and are advisable to, the Company and the Shareholders. G. Each of the Shareholders has approved the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, including the Transactions.

2 NOW, THEREFORE, the parties agree as follows: 1. Definitions. As used in this Agreement, the following terms shall have the following meanings: “401(k) Plan” has the meaning set forth in Section 8.2(a)(xviii). “409A Plan” has the meaning set forth in Section 3.21(y). “ACA” has the meaning set forth in Section 3.22(h). “Acquisition” has the meaning set forth in the recitals. “Acquisition Dispute” has the meaning set forth in Section 10.4(a). “Acquisition Proposal” has the meaning set forth in Section 6.2(a). “Affiliate” means, with respect to any Person at the time such determination is being made, any other Person directly or indirectly controlling, controlled by, or under common control with such Person provided that, for purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise. “Agreement” has the meaning set forth in the introductory paragraph. “Applicable Law” means, collectively, any applicable federal, state, provincial, foreign or local statute, law, industrial instrument, ordinance, common law, judgment, decree, regulation, rule, code, order, judicial or arbitral or administrative or regulatory judgment, injunction, decision, or rule of law, including general principles of common law and equity, issued, enacted, adopted, promulgated, implemented, or otherwise put into effect by or under the authority of any Governmental Entity that applies to the Company and its business and operations. “Applicable Privacy Law” means, collectively, all Applicable Law relating to privacy, data protection, information security and/or the Processing of Personal Data, including, in each case to the extent applicable, the California Consumer Privacy Act, and including all Applicable Laws governing practices associated with advertising, marketing and promoting online, the sending of solicited or unsolicited electronic mail messages, text messages, calls, faxes or any commercial or promotional communications of other kinds, and all Applicable Laws governing breach notification that applies to the Company and its business and operations. “Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in San Diego, California or New York, New York are closed for commercial business. “Cap” has the meaning set forth in Section 10.1(f)(i). “CARES Act” has the meaning set forth in Section 3.23(j). “CERCLA” means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq., as amended.

3 “Claim(s)” has the meaning set forth in Section 7.11(b). “Claim Certificate” has the meaning set forth in Section 10.2(a). “Closing” has the meaning set forth in Section 2.2. “Closing Balance Sheet” has the meaning set forth in Section 2.7(d). “Closing Cash” means an amount equal to the Company’s cash and cash equivalents on hand (excluding restricted cash and security deposits) as of the Closing determined in accordance with GAAP. “Closing Certificate” has the meaning set forth in Section 2.7(d). “Closing Date” has the meaning set forth in Section 2.2. “Closing Share Payment” has the meaning set forth in Section 2.4. “COBRA” has the meaning set forth in Section 3.22(b). “Code” means the Internal Revenue Code of 1986, as amended. “Company” has the meaning set forth in the introductory paragraph. “Company Articles” means the Articles of Incorporation of the Company filed with the Secretary of State of the State of California on July 21, 2003, as amended as of June 20, 2013. “Company Balance Sheet” has the meaning set forth in Section 3.7. “Company Balance Sheet Date” has the meaning set forth in Section 3.4(a). “Company Business” means the operation of the business of the Company as currently conducted. “Company Certificate” has the meaning set forth in Section 8.2(a)(vii). “Company Disclosure Schedule” has the meaning set forth in Section 3. “Company Employee Plans” has the meaning set forth in Section 3.22(a). “Company Financial Statements” has the meaning set forth in Section 3.4(a). “Company Intellectual Property” means the Company Owned Intellectual Property and the Company Licensed Intellectual Property. “Company Licensed Intellectual Property” means Intellectual Property owned by any Person other than the Company that (i) is licensed or sublicensed to the Company, (ii) for which the Company has received from such Person a release, waiver, permission, covenant not to sue or assert or other immunity from suit, or (iii) such Person has undertaken an obligation to the Company to assert any Intellectual Property against one or more Persons prior to asserting such Intellectual Property against the Company or an obligation to exhaust remedies as to particular Intellectual Property against one or more Persons prior to seeking remedies against the Company.

4 “Company Owned Intellectual Property” means all (i) Intellectual Property solely owned by the Company or that is purported by the Company to be solely owned by the Company, (ii) Intellectual Property in which the Company has any joint ownership interest or in which the Company purports to have any joint ownership interest, and (iii) Intellectual Property where Applicable Law precludes an employee, consultant, contractor or other Person from assigning Intellectual Property to the Company where such employee, contractor, consultant or other Person grants to the Company, in lieu of such prohibited assignment, exclusive (even as to such employee, contractor, consultant or other Person), irrevocable, transferrable and sublicensable licenses and usage rights to fully exploit, use and practice such non-assignable Intellectual Property and Technology. “Company Product(s)” means each product currently manufactured by or on behalf of the Company and made commercially available, marketed, distributed, supported, sold, leased, imported for resale or licensed out by or on behalf of the Company. “Company Registered Intellectual Property” means all Registered Intellectual Property that is included in the Company Owned Intellectual Property. “Company Security” means all outstanding Shares, or any other outstanding voting securities or other equity, membership or ownership interests of the Company. “Company Service(s)” means each service currently offered or provided by the Company. “Company Source Code” means the source code of all Company Technology, together with all extracts, portions and segments thereof. “Company Technology” means all Technology owned by or licensed to the Company or purported to be owned by or licensed to the Company that is used by or on behalf of the Company in the manufacture and sale of Company Products and the performance of Company Services, or otherwise used in connection with the conduct of the Company Business. “Company’s Current Facilities” has the meaning set forth in Section 3.20(b). “Company’s Facilities” has the meaning set forth in Section 3.20(b). “Confidentiality Agreement” has the meaning set forth in Section 7.2(a). “Contract” means any contract or agreement, whether written or oral. “Contributor” has the meaning set forth in Section 3.9(g). “Copyrights” means all copyrights, copyrightable works and mask works (including all applications and registrations for each of the foregoing and including all unregistered copyrights), and all other rights corresponding thereto throughout the world, including economic rights in copyrights. “COVID-19” means “Coronavirus Disease 2019”, “COVID-19”, “COVID-19 virus”, the “coronavirus”, “coronavirus disease” and/or the “novel coronavirus”, and any of their mutations or permutations, and the outbreak, spread, and transmission thereof, efforts to control or limit the spread and transmission thereof, and any other effects or consequences of the foregoing. “Damages” has the meaning set forth in Section 10.1(a).

5 “Disputed Items” has the meaning set forth in Section 2.7(e). “Effect” has the meaning set forth in the definition of “Material Adverse Effect.” “Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of usufruct, right of first refusal, right of first negotiation, license, covenant not to assert/sue or other immunity from suit, equitable interest, preemptive right, community property interest, technology escrow, title retention or title reversion agreement, prior assignment, or any other encumbrance or restriction of any nature, whether accrued, absolute, contingent or otherwise (including any restriction on the transfer or licensing of any asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset). For the avoidance of doubt, “Encumbrances” do not include non-exclusive licenses of Intellectual Property entered into in the ordinary course of business. “Environmental Laws” has the meaning set forth in Section 3.20(a)(i). “ERISA” has the meaning set forth in Section 3.22(a). “ERISA Affiliate” means any entity that is or at any time was considered a single employer with the Company under Section 414(b), (c), (m), or (o) of the Code. “Escrow Agent” means Wilmington Trust, National Association. “Escrow Agreement” means an escrow agreement in substantially the form attached hereto as Exhibit A. “Escrow Amount” means collectively, the Indemnity Escrow Amount and the Vesting Escrow Amount. “Escrow Fund” means the fund established pursuant to the Escrow Agreement, including the amounts paid by Purchaser to the Escrow Agent at the Closing pursuant to Section 2.5 of this Agreement. “Escrow Termination Date” means the date which is eighteen (18) months following the Closing Date. “Estimated Closing Balance Sheet” has the meaning set forth in Section 2.7(a). “Estimated Closing Certificate” has the meaning set forth in Section 2.7(a). “Estimated Net Debt” means the estimated Net Debt as of 12:01 a.m. San Diego, California time on the Closing Date, as reflected in the Estimated Closing Certificate and on the Estimated Closing Balance Sheet. “Estimated Working Capital” means the estimated Working Capital as of 12:01 a.m. San Diego, California time on the Closing Date, as reflected in the Estimated Closing Certificate and on the Estimated Closing Balance Sheet. “Final Net Debt” means the Net Debt as of 12:01 a.m. San Diego, California time on the Closing Date, as reflected in the Closing Certificate and on the Closing Balance Sheet prepared in accordance with Sections 2.7(c) and 2.7(d).

6 “Final Working Capital” means the Working Capital as of 12:01 a.m. San Diego, California time on the Closing Date, as reflected in the Closing Certificate and on the Closing Balance Sheet prepared in accordance with Sections 2.7(c) and 2.7(d). “Fraud” means actual and intentional fraud committed by any Person with respect to the representations and warranties contained in this Agreement, that such Person actually knows are inaccurate, with an intent to deceive another Person and upon which such Person reasonably relies. “Fully Diluted Shares Outstanding” means the sum of the number of Shares issued and outstanding immediately prior to the Closing. “Fundamental Matters Cap” has the meaning set forth in Section 10.1(f)(ii). “Fundamental Matters” has the meaning set forth in Section 10.1(e)(ii). “Fundamental Representations” has the meaning set forth in Section 10.1(b). “GAAP” means U.S. generally accepted accounting principles. “GIN” has the meaning set forth in Section 7.4(c)(ii). “Governmental Entity” means (i) any federal, provincial, state, local, municipal, regional, territorial or other government, governmental or public department, branch, ministry, agency or court, domestic or foreign, including any district, agency, tribunal, commission, board, bureau, arbitration panel or authority and any subdivision of any of them exercising or entitled to exercise any administrative, executive, judicial, ministerial, prerogative, legislative, regulatory, or Taxing Authority or power of any nature; and (ii) any quasi-governmental or private body exercising any regulatory, expropriation or Taxing Authority under or for the account of any of them, and any subdivision of any of them. “Government Involvement” has the meaning set forth in Section 3.9(j)(i). “Hazardous Materials” has the meaning set forth in Section 3.20(a)(ii). “HIPAA” shall mean the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.) as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. § 17921 et seq.) and all regulations promulgated thereunder. “Income Tax” means U.S. federal income tax and any other income Tax imposed on or measured by net income. “Income Tax Return” means any Return relating to Income Taxes. “Incremental Tax” means an amount equal to the excess, if any, of (a) the amount of the U.S. federal, state and local income Taxes imposed or to be imposed on the Shareholders or the Company (including the California 1.5% S corporation tax) as a result of the Section 338(h)(10) Election over (b) the amount of the U.S. federal, state and local income, Taxes that would have been imposed on the Shareholders in connection with the sale of shares of the Company and shall be based upon the Purchase Price Allocation determined under Section 7.10(g). “Indebtedness” means, without duplication with any other item listed in this definition or included in the definition of “Transaction Expenses” or any items actually taken into account in the calculation of

7 Working Capital, (i) all obligations to third parties for borrowed money, advancement of funds or the deferred purchase price of property or services, (ii) all obligations evidenced by any note, bond, debenture or other similar contract, arrangement or debt security, (iii) all obligations under leases required to be capitalized in accordance with GAAP, (iv) all obligations under conditional sale or other title retention agreements relating to property or assets of such Person, (v) all obligations under outstanding performance bonds or letters of credit (but only to the extent drawn), (vi) all obligations with respect to interest rate protection agreements, interest rate swap agreements, foreign currency exchange agreements, or other interest or exchange rate hedging agreements or arrangements, (vii) all unpaid or accrued bonuses, outstanding severance obligations, and all pension or other defined benefit obligations, including the employer’s share of any social security, Medicare, unemployment or payroll Taxes or similar amounts payable in connection with such amounts, (viii) any Tax liabilities deferred under the CARES Act, (ix) all unpaid Taxes for any Pre-Closing Tax Period, which shall not be an amount less than zero, (x) any guaranty by such Person of any indebtedness described in clauses (i) through (ix), and (xi) any accrued and unpaid interest, premium, prepayment or other penalty, fee or charge on any of the foregoing “Indemnified Persons” has the meaning set forth in Section 10.1(b). “Indemnifying Person” has the meaning set forth in Section 10.5. “Indemnity Escrow Account” means the account at the Escrow Agent into which the Indemnity Escrow Amount is deposited. “Indemnity Escrow Amount” means $1,290,000. “Independent Accounting Firm” means Grant Thornton LLP or, if such firm is not available, RSM US LLP. “Industrial Site Recovery Act” or “ISRA” shall mean the Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq., as amended from time to time. “Information Systems” has the meaning set forth in Section 3.12(c). “Insurance Policies” has the meaning set forth in Section 3.24. “Intellectual Property” means any and all of the following in any country: (a)(i) Patents, (ii) Trademarks, (iii) rights in domain names, uniform resource locators (URLs) and other names and locators associated with the Internet, including all applications and registrations thereof and rights in social media accounts, names and tags, (iv) Copyrights, (v) Trade Secrets, (vi) customer lists and (vii) other intellectual property rights, including design rights (whether or not appropriate steps have been taken to protect such rights under Applicable Law); and (b) the right (whether at law, in equity, by contract or otherwise) to use, practice or otherwise exploit any of the foregoing arising from any of the rights referred to in any of paragraphs (a)(i) to (a)(vii). “IRS” means the United States Internal Revenue Service. “iSolved 401(k) Plan” means the iSolved PEO, LLC 401(k) Plan (contract no. 932178). “ISRA Case” has the meaning set forth in Section 7.4(c)(ii). “ISRA Funding Source Amount” has the meaning set forth in Section 7.4(c)(ii).

8 “Key Employee” has the meaning set forth in the introductory paragraph. “Key Employee Agreement” has the meaning set forth in the recitals. “Knowledge of the Company”, “Company’s Knowledge” or similar terms means the actual knowledge of Dong Yi (Tony) Chen, Linxi (Steve) Fu, Hebah Battikhi, Yuetao (Tony) Feng and James Thomas; provided, however, that the Company shall be deemed to have actual “knowledge” of a fact or matter if in exercising reasonable care and after reasonable inquiry the foregoing individuals would be expected to discover or become aware of that fact or matter in the course of carrying out his or her duties and responsibilities on behalf of the Company. “Lease” or “Leases” has the meaning set forth in Section 3.17. “Legal Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Entity or any arbitrator or arbitration panel. “LSRP” has the meaning set forth in Section 7.4(c)(i). “Material Adverse Effect” means, with respect to any entity or group of entities, any circumstance, occurrence, event, change or effect (an “Effect”) that (i) is or is reasonably likely to be materially adverse to the financial condition, properties, assets, liabilities, business, operations or results of operations of such entity and its Subsidiaries, taken as a whole, or (ii) has or is reasonably likely to have a material adverse effect on the ability of such entity to consummate the Transactions; provided that none of the following shall be deemed, either alone or in combination, to constitute whether there has been or will be a Material Adverse Effect: (A) any Effect with respect to the economy or financial or capital markets or political conditions in the United States, (B) any Effect with respect to the industry in which the Company participates, (C) any changes in Applicable Law (it being understood that this clause (C) shall not apply with respect to any representation or warranty the purpose of which is to address compliance with Applicable Law), (D) acts of war, hostilities or terrorism or any escalation or material worsening of any such acts of war, hostilities or terrorism, or the occurrence or escalation of any other calamity or crisis, whether natural or man-made, (E) any Effect triggered under employment contracts for severance or other similar arrangements in existence as of the date of this Agreement and which Effects are disclosed in the Company Disclosure Schedule, (F) any Effect resulting from the announcement or pendency of the transactions contemplated hereby, or (G) the taking of any action approved or consented to in writing by Purchaser or expressly required by this Agreement, except to the extent the applicable Effect in the foregoing clauses (A) through (D) disproportionately affects the Company. “Material Contract” has the meaning set forth in Section 3.16(b). “Mini-Basket” has the meaning set forth in Section 10.1(e)(i). “Moral Rights” means moral rights in any works of authorship, including the right to the integrity of the work, the right to be associated with the work as its author by name or under pseudonym and the right to remain anonymous, whether existing under judicial or statutory law of any country or jurisdiction worldwide, regardless of whether such right is called or generally referred to as a “moral right.” “Net Debt” means (A) Closing Cash, less (B) all outstanding Indebtedness of the Company as of immediately prior to the Closing, less (C) all outstanding Transaction Expenses of the Company as of immediately prior to the Closing.

9 “Net Debt Adjustment Amount” has the meaning set forth in Section 2.7(b). “NJDEP” has the meaning set forth in Section 7.4(c)(i). “Non-Competition Agreement” has the meaning set forth in the Recitals. “Off-the-Shelf Software” means any software (other than Public Software) that is made generally and widely available to the public on a commercial basis and is licensed on a non-exclusive basis under standard terms and conditions for a one-time license fee of less than $10,000 per license. “Organizational Documents” means, with respect to an entity, the certificate or articles of incorporation, articles of association, by-laws, articles of organization, trust conditions, operating agreement, certificate of formation or similar governing documents of such entity. “OSHA” has the meaning set forth in Section 3.23(h). “Party” has the meaning set forth in the introductory paragraph. “Patents” means all issued patents (including utility and design patents) and pending patent applications (including invention disclosures, records of invention, certificates of invention and applications for certificates of inventions and priority rights) filed with any Registration Office, including all non-provisional and provisional patent applications, substitutions, continuations, continuations-in-part, divisions, renewals, revivals, reissues, re-examinations and extensions thereof. “Payoff Letters” means the executed confirmations or agreements, in a form reasonably satisfactory to Purchaser, from those holders of Indebtedness of the Company as to all amounts paid, owed and to be owed by the Company as of the Closing. “Payor” has the meaning set forth in Section 2.8. “Payment Schedule” has the meaning set forth in Section 2.3. “Permit” means any federal, state, county, local or foreign governmental consent, license, permit, approval, certificate, directive, order, variance, registration, right, privilege, grant, concession, franchise, waiver or other authorization, issued, granted, conferred or otherwise created by any Governmental Entity. “Permitted Encumbrances” means (a) Encumbrances for Taxes, assessments, fees and other charges by Governmental Entities not yet due and payable as of the Closing Date, or if due, that are not delinquent or that have been accrued for and are being contested in good faith by appropriate proceedings and for which amounts have been appropriately reserved in accordance with the Company’s past accounting practices on the face of the Financial Statements; (b) Encumbrances of carriers, laborers, materialmen, mechanics, repairmen or warehousemen, and other similar Encumbrances imposed by law and arising in the ordinary course of business for liabilities not yet due; and (c) with respect to real property, Encumbrances of record, zoning, entitlement, conservation restriction and other land use and environmental regulations by Governmental Entities, and exceptions, restrictions, easements, imperfections of title, charges and rights-of-way or other minor defects of title that do not interfere with the use of such real property in any material respect or diminish the value thereof, (d) statutory or common law Encumbrances to secure obligations to landlords, lessors or rents under leases or rental agreements and (e) pledges, deposits or other Encumbrances securing the performance of bids, trade contracts, leases or statutory obligations (including workers’ compensation, unemployment insurance, other social security legislation or similar programs mandated by Applicable Laws.

10 “Per Share Consideration” means the quotient of (i) (A) the Transaction Consideration, divided by (ii) the Fully Diluted Shares Outstanding. “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated entity or Governmental Entity. “Personal Data” means any information relating to an identified or identifiable natural person; an identifiable natural person is one who can be identified, or would reasonably be linked, directly or indirectly (e.g., by the Company or others and either alone or in combination with any other data), in particular by reference to an identifier such as a name, an identification number, location data, an online identifier or to one or more factors specific to the physical, physiological, genetic, mental, economic, cultural or social identity or that natural person, and any other information used or intended to be used to directly or indirectly identify, contact, or precisely locate an individual or device), or that is included in the term “personal data,” or “personal information" or any similar term. “PPP Loans” has the meaning set forth in Section 3.23(i). “PPP Rules” has the meaning set forth in Section 3.23(i). “Pre-Closing Income Tax Returns” means any Income Tax Return of the Company for a Pre- Closing Tax Period that is due after the Closing Date. “Pre-Closing Period” has the meaning set forth in Section 6.1(a). “Pre-Closing Tax Period” has the meaning set forth in Section 10.7. “Prepaid Deposit Amount” means $223,811.38. “Processing” means any operation or set of operations which is performed on Personal Data or on sets of Personal Data, whether or not by automated means, such as collection, recording, organization, structuring, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, restriction, erasure, or destruction. “Pro Rata Portion” means with respect to each Shareholder, an amount expressed as a percentage equal to the quotient obtained by dividing (A) amount of Transaction Consideration payable to such Shareholder pursuant to Section 2.4, by (B) the aggregate amount of Transaction Consideration payable to all Shareholders pursuant to Section 2.4, which Pro Rata Portion for each Shareholder shall be set forth on the Payment Schedule. For clarity, the sum of all Pro Rata Portions shall equal 100%. “Public Software” means any software, libraries or other code that is licensed under or is otherwise subject to free or open source licensing or distribution terms, including without limitation any versions of the following agreements, licenses or distribution models: (i) the GNU General Public License (GPL); (ii) Lesser/Library GPL (LGPL); (iii) the Common Development and Distribution License (CDDL); (iv) the Artistic License (including PERL); (v) the Netscape Public License; (vi) the Sun Community Source License (SCSL) or the Sun Industry Standards License (SISL); (vii) the Apache License; (viii) the Common Public License; (ix) the Affero GPL (AGPL); (x) the Berkeley Software Distribution (BSD); (xi) the Mozilla Public License (MPL), (xii) the Microsoft Limited Public License or (xiii) any licenses that are defined as OSI (Open Source Initiative) licenses as listed on the site www.opensource.org. Software distributed under less restrictive free or open source licensing and distribution models such as those obtained under the MIT, Boost Software License, and the Beer-Ware Public Software licenses or any similar licenses, and any software that is a public domain dedication are also “Public Software.”

11 “Purchaser” has the meaning set forth in the introductory paragraph. “Purchaser Certificate” has the meaning set forth in Section 8.3(a)(iii). “Purchaser’s Asset Allocation Schedule” has the meaning set forth in Section 7.10(f). “Purchaser Indemnified Person” and “Purchaser Indemnified Persons” have the meanings set forth in Section 10.1(a). “RAO” has the meaning set forth in Section 7.4(c)(iii). “RCRA” means the federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended. “Registered Intellectual Property” means all Intellectual Property for which registrations have been obtained or applications for registration have been filed with a Registration Office. “Registration Office” means, collectively, the United States Patent and Trademark Office, United States Copyright Office and all equivalent foreign patent, trademark, copyright offices or other Governmental Entity. “Related Person” has the meaning set forth in Section 3.13. “Release Date” means a date no later than three (3) Business Days after the Escrow Termination Date. “Released Parties” has the meaning set forth in Section 7.11(a). “Releasing Affiliates” has the meaning set forth in Section 7.11(a). “Relevant Matters” has the meaning set forth in Section 10.4(c)(i). “Representative Confirmation Letters” means written confirmations and invoices, in a form reasonably satisfactory to Purchaser, from those Representatives of the Company identified by Purchaser as to all unpaid amounts owed by the Company with respect to services performed by them through the Closing Date (or at the pre-Closing direction of the Shareholders or the Company, following the Closing Date) with respect to the transactions contemplated by the Agreement that constitute outstanding Transaction Expenses. “Representatives” means with respect to a Person, any such Person’s officers, directors, partners, trustees, executors, employees, agents, attorneys, accountants and advisors. “Required Contract Consent” has the meaning set forth in Section 3.2(c). “Restricted Consideration” means the portion of the Transaction Consideration payable to the Vesting Shareholder that is subject to the Transaction Consideration Vesting Agreement. “Returns” has the meaning set forth in Section 3.21(b). “Section 338(h)(10) Election” has the meaning set forth in Section 7.10(f). “Section 1542” has the meaning set forth in Section 7.11(k).

12 “Securities Act” means the Securities Act of 1933, as amended. “Security Rights” means, with respect to any Company Security, any option, warrant, subscription right, preemptive right, other right, proxy, put, call, demand, plan, commitment, Contract, understanding or arrangement of any kind relating to such security, whether issued or unissued, vested or unvested, or any other security convertible into or exchangeable for any such security. “Security Rights” includes any right relating to issuance, sale, assignment, transfer, purchase, redemption, conversion, exchange, registration or voting, and includes rights conferred by any Applicable Law, the Company’s Organizational Documents or by Contract. “Share” has the meaning set forth in the recitals. “Shareholder” has the meaning set forth in the introductory paragraph. “Shareholders’ Agent” has the meaning set forth in the introductory paragraph. “Shareholder Ancillary Agreement” has the meaning set forth in Section 4.2. “Shareholder Indemnified Person” has the meaning set forth in Section 10.1(b). “Shareholders’ Agent Fund” shall mean $100,000. “Straddle Period” has the meaning set forth in Section 7.10(a). “Subsidiary” means any entity in which another party directly or indirectly owns, beneficially or of record, at least 50% of the outstanding equity or financial interests of such entity. “Tax” and “Taxes” have the meanings set forth in Section 3.21(a). “Tax Contest” has the meaning set forth in Section 7.10(c). “Taxing Authority” means a Governmental Entity responsible for the administration, determination, assessment and collection of Taxes. “Technology” means (a) proprietary information or materials, including records, improvements, modifications, techniques, assays, processes, methods, utilities, formulations, compositions of matter, articles of manufacture, materials (including chemical or biological materials), creation, discovery or findings, designs, protocols, formulas, data (including physical data, chemical data, toxicology data, animal data, raw data, clinical data, and analytical and quality control data), dosage regimens, control assays, product specifications, marketing, pricing and service costs, algorithms, technology, forecasts, profiles, strategies, plans, results in any form whatsoever, know-how, and Trade Secrets (in each case, whether or not patentable, copyrightable, or otherwise protectable), (b) any physical embodiments of any of the foregoing, and (c) all works of authorship (including software, firmware and middleware in source code and executable code form, architecture, databases and the contents thereof, plugins, libraries, APIs, interfaces, algorithms, models, reference designs, and related documentation). “Third Party Claim” has the meaning set forth in Section 10.1(e)(i) “Threshold” has the meaning set forth in Section 10.1(e)(i). “Trade Secrets” means all know-how and all proprietary, confidential and non-public information, however documented, which constitute trade secrets within the meaning of Applicable Law.

13 “Trademarks” means all (i) trademarks, service marks, logos, insignias, designs, trade dress, symbols, trade names and fictitious business names, emblems, signs, insignia, slogans, other similar designations of source or origin and general intangibles of like nature (including all applications and registrations for each of the foregoing and including unregistered trademarks), and (ii) all goodwill associated with or symbolized by any of the foregoing. “Transaction Consideration” means the sum of: (i) of the cash amount of $12,900,000, plus or minus (as applicable) (ii) the Working Capital Adjustment Amount (if any), plus or minus (as applicable) (iii) the Net Debt Adjustment Amount (if any), and plus (iv) the Prepaid Deposit Amount. “Transaction Consideration Vesting Agreement” has the meaning set forth in Recital E. “Transaction Documents” means this Agreement, the Escrow Agreement, the Non-Competition Agreements, the Transaction Consideration Vesting Agreement and each other agreement, certificate or ancillary document executed and delivered in connection with the transactions contemplated by this Agreement. “Transaction Expenses” means without duplication with any other item listed in this definition or included in the definition of “Indebtedness” or any items actually taken into account in the calculation of Working Capital (and in each case plus any applicable Taxes), any fee, cost, expense, payment, expenditure, liability (contingent or otherwise) or obligation (whether incurred prior to or on the date of the Agreement, between the date of the Agreement and the Closing or at or after the Closing at the pre-Closing direction of the Company or the Shareholders) and including any fees and expenses of legal counsel, accountants and tax advisors, the amount of fees and expenses payable to financial and tax advisors, investment bankers and brokers of the Company, and any such fees and expenses incurred by the Shareholders or the Company’s employees, paid for or to be paid for by the Company, that: (a) relates directly or indirectly to (i) the proposed disposition of all or a portion of the business of the Company, or the process of identifying, evaluating and negotiating with prospective purchasers of all or a portion of the business of the Company, (ii) the investigation and review conducted by Purchaser and its Representatives, and any investigation or review conducted by other prospective purchasers of all of a portion of the business of the Company, with respect to the business of the Company (and the furnishing of information to Purchaser and its Representatives and such other prospective purchasers and their Representatives in connection with such investigation and review), (iii) the negotiation, preparation, review, execution, delivery or performance of this Agreement (including the Company Disclosure Schedule), or any certificate, opinion, agreement or other instrument or document delivered or to be delivered in connection with this Agreement or the transactions contemplated hereby, (iv) the preparation and submission of any filing or notice required to be made or given in connection with any of the Acquisition, and the obtaining of any consent required to be obtained in connection with any of such transactions, or (v) the consummation of the Acquisition or any of the transactions contemplated by this Agreement; (b) arises or is expected to arise, is triggered or becomes due or payable, in whole or in part, as a direct or indirect result of the consummation (whether alone or in combination with any other event or circumstance) of the Acquisition or any of the other transactions contemplated by this Agreement, including any severance, change in control, retention or similar payments or obligations arising with respect to any employee or other service provider of the Company in connection with the Acquisition and the transactions contemplated hereby (“Change of Control Payments”); (c) any and all fees, costs, expenses and payments under or in connection with the ISRA Case, including for the services of the LSRP; and (d) any fees, costs, expenses and payment under or in connection with Contracts to be terminated that are set forth on Schedule 8.2(a)(xiii). Without limiting the foregoing, Transaction Expenses shall include the unpaid portion of employer’s share of any social security, Medicare, unemployment or payroll Taxes or similar amounts payable in connection with any Change of Control Payment.

14 “Transactions” means the Acquisition and the other transactions contemplated by this Agreement and the other Transaction Documents. “Transfer Taxes” has the meaning set forth in Section 7.9(e). “Transferred Shares” has the meaning set forth in Section 4.1(a). “Treasury Regulations” means the regulations of the U.S. Department of the Treasury promulgated under the Code. “Vesting Escrow Amount” means the amount of the Restricted Consideration. “Viruses” means any “back door,” “time bomb,” “malware,” “malicious code,” “Trojan horse,” “worm,” “drop dead device,” “virus” or other software routines or hardware components designed to permit unauthorized access or to disable or erase software, hardware or data. “WARN Act” has the meaning set forth in Section 3.23(g). “Working Capital” means without duplication, total current assets of the Company (including accounts receivable, prepaid expenses (other than the Prepaid Deposit Amount) but excluding Tax assets, security deposits, the Prepaid Deposit Amount, cash and cash equivalents, less total current liabilities of the Company (including accounts payable, accrued or deferred expenses, payroll liabilities, Tax liabilities, deferred revenue, deferred income, and dividends payable or other similar obligations, but excluding Transaction Expenses and Indebtedness, in each case as determined on a basis consistent with the Company’s past practices and historical procedures used in preparing the Company Financial Statements. A sample calculation of Working Capital is attached hereto as Schedule 1.1(e). “Working Capital Adjustment Amount” has the meaning set forth in Section 2.7(c). “Working Capital Target” means $415,000. 2. The Transaction. 2.1 Purchase and Sale. By and subject to terms of this Agreement, each Shareholder hereby agrees to sell to Purchaser and Purchaser hereby agrees to purchase from each such Shareholder, the Shares held by such Shareholders. At the Closing and subject to and upon the terms and conditions of this Agreement, each Shareholder shall transfer to Purchaser, and Purchaser shall acquire, free and clear of any and all Encumbrances, the Shares set forth opposite such Shareholder’s name on Schedule 1.1(a) (as such schedule may be updated to include any Persons that become Shareholders after the date hereof in accordance with the terms of this Agreement). 2.2 Closing. The closing of the transactions contemplated hereby (the “Closing”) shall take place at such time mutually agreed upon by Purchaser and the Company, but no later than two (2) Business Days after the satisfaction or waiver of each of the conditions set forth in Section 8 hereof, or on such other date as Purchaser and the Company may mutually agree in writing (such date that the Closing occurs, the “Closing Date”). The Closing shall be effected, to the extent practicable, by conference call, the electronic delivery of certain documents, and the prior physical exchange of certain documents and instruments to be held in trust by outside counsel to the recipient Party pending authorization to release at the Closing.

15 2.3 Payment Schedule. At least three (3) Business Days prior to the Closing, the Company shall deliver to Purchaser the Payoff Letters, the Representative Confirmation Letters and a definitive Payment Schedule (the “Payment Schedule”) certified by an authorized signatory of the Company accurately setting forth: (a) the name and address of each Shareholder and the number and class of Shares held by such Shareholder immediately prior to the Closing, the wire transfer instructions for each such Shareholder, the Closing Share Payment payable to such Shareholder, the aggregate Per Share Consideration payable to such Shareholder, such Shareholder’s Pro Rata Portion expressed as a percentage, and such Shareholder’s Pro Rata Portion of the Indemnity Escrow Amount and the Shareholders’ Agent Fund and for the Vesting Shareholder the amount of the Transaction Consideration that constitutes Restricted Consideration; (b) the calculation of the Estimated Working Capital, Estimated Net Debt, Transaction Consideration, Per Share Consideration, Fully Diluted Shares Outstanding, Working Capital Adjustment Amount and Net Debt Adjustment Amount; (c) the aggregate amount of all unpaid Indebtedness, including a breakdown by recipient of amounts owed and wire transfer instructions for each such Person, as set forth in each Payoff Letter; and (d) the aggregate amount of unpaid Transaction Expenses, including a breakdown by recipient of amounts owed and wire transfer instructions for each such Person, as set forth in the Representative Confirmation Letters. 2.4 Payment of Transaction Consideration; Closing Payments. As consideration for the Shares, and subject, in each case, to a Shareholder’s transfer of the Shares held by such Shareholder to Purchaser as contemplated herein, Purchaser shall pay, or cause to be paid, to each Shareholder (each such payment a “Closing Share Payment”) an amount equal to the Per Share Consideration multiplied by the number of Shares held by such Shareholder, less such Shareholder’s Pro Rata Portion of the Indemnity Escrow Amount and less such Shareholder’s Pro Rata Portion of the Shareholders’ Agent Fund. In addition, for the Vesting Shareholder, a portion of such Person’s Per Share Consideration shall be deposited in escrow with the Escrow Agent and paid subject to the terms of the Transaction Consideration Vesting Agreement and Escrow Agreement. 2.5 Escrow; Indebtedness; Transaction Expenses. (a) Escrow and Shareholders’ Agent Fund. On the Closing Date, Purchaser shall deposit, or cause to be deposited: (i) the Indemnity Escrow Amount with the Escrow Agent for the purpose of securing the obligations of the Shareholders under Section 2.7(f) and Section 10 of this Agreement and the Vesting Escrow Amount for the purpose set forth in the Transaction Consideration Vesting Agreement; and (ii) The Shareholders’ Agent Fund with the Escrow Agent to be available in the sole discretion of the Shareholders’ Agent in connection with the Shareholders’ Agent’s duties set forth in Section 10.4.

16 (b) Indebtedness. On the Closing Date, Purchaser shall pay (or cause to be paid) the Indebtedness as set forth in the Payment Schedule and the Payoff Letters provided by the Company to Purchaser in accordance with Section 2.3 hereof. (c) Transaction Expenses. On the Closing Date, Purchaser shall pay (or cause to be paid) the Transaction Expenses as set forth in the Payment Schedule and the final Representative Confirmation Letters provided by the Company to Purchaser in accordance with Section 2.3 hereof. 2.6 Taking of Necessary Action. Each Party hereto will take all such reasonable and lawful action as may be necessary or desirable in order to effectuate the Acquisition in accordance with this Agreement as promptly as possible. 2.7 Adjustments. (a) At least three (3) Business Days prior to the Closing Date, the Company shall deliver to Purchaser (A) a certificate of a duly authorized signatory of the Company (the “Estimated Closing Certificate”) setting forth (x) the Estimated Working Capital as of 12:01 a.m. San Diego, California time on the Closing Date and (y) the Estimated Net Debt as of the Closing; and (B) a proposed balance sheet of the Company as of the anticipated Closing Date reflecting the Company’s calculation of each of the components of the Working Capital and the Net Debt, and the aggregate amounts thereof (the “Estimated Closing Balance Sheet”), which shall have been prepared in accordance with the books and records of the Company on a basis consistent with the Company’s past practices and historical procedures of the Company used in preparing the Company Financial Statements. The Estimated Closing Certificate shall be used to make any preliminary adjustment to the Transaction Consideration on the Closing Date pursuant to Sections 2.7(b), subject to further adjustment in accordance with Section 2.7(e). (b) In the event that the Estimated Net Debt is a negative amount (i.e., less than $0), the Transaction Consideration (as provided in the definition thereof) shall be adjusted downward by the amount by which the Estimated Net Debt is less than $0. In the event that the Estimated Net Debt is a positive amount (i.e., greater than $0), the Transaction Consideration (as provided in the definition thereof) shall be adjusted upward by the amount by which the Estimated Net Debt is greater than $0. The adjustments, if any, referred to in this Section 2.7(b) are referred to herein as the “Net Debt Adjustment Amount.” (c) In the event that the Estimated Working Capital is less than the Working Capital Target, then the Transaction Consideration shall be adjusted downward by the amount by which the Estimated Working Capital is less than the Working Capital Target. In the event that the Estimated Working Capital is greater than the Working Capital Target, then the Transaction Consideration shall be adjusted upward by the amount by which the Estimated Working Capital is greater than the Working Capital Target. The adjustments, if any, referred to in this Section 2.7(c) are referred to herein as the “Working Capital Adjustment Amount.” (d) Within ninety (90) days after the Closing Date, Purchaser shall prepare and deliver to the Shareholders’ Agent a certificate (the “Closing Certificate”) setting forth, (i) in reasonable detail, Purchaser’s calculation of Working Capital as of 12:01 a.m. San Diego, California time on the Closing Date, and the Net Debt, (ii) a balance sheet of the Company as of 12:01 a.m. San Diego, California time on the Closing Date reflecting Purchaser’s calculation of each of the components of the Working Capital and the aggregate amounts thereof (the “Closing Balance Sheet”), which shall be prepared in accordance with the books and records of the Company on a basis consistent with the

17 Company’s past practices and historical procedures used in preparing the Company Financial Statements, and (iii) Purchaser’s calculation of the Transaction Consideration. (e) The Shareholders’ Agent shall have twenty (20) days from the date on which the Closing Certificate and the Closing Balance Sheet have been delivered to it to raise any objection(s) to the Closing Certificate, the Closing Balance Sheet, by delivery of written notice to Purchaser setting forth such objection(s) in reasonable detail (the “Disputed Items”). In the event that the Shareholders’ Agent shall not timely deliver any such objection(s), then the Closing Certificate shall be deemed final for purposes of this Section 2.7. In the event that any such objection(s) are so delivered, the Closing Certificate or Estimated Closing Certificate, as applicable, shall be deemed not final and Purchaser and the Shareholders’ Agent shall attempt, in good faith, to resolve the Disputed Items and, if they are unable to resolve all of the Disputed Items within thirty (30) days of delivery of such objection notice, shall, within five (5) Business Days thereafter (or such earlier or later date as mutually agreed by Purchaser and Shareholders’ Agent), submit the Disputed Items to the Independent Accounting Firm. Purchaser and the Shareholders’ Agent shall provide to the Independent Accounting Firm all work papers and back-up materials relating to the Disputed Items requested by the Independent Accounting Firm to the extent available to Purchaser or its Representatives or the Shareholders’ Agent or its Representatives; provided, however, that any materials so provided to the Independent Accounting Firm shall also be made available to the other disputing Party hereto. Purchaser and the Shareholders’ Agent shall be afforded the opportunity to present to the Independent Accounting Firm any material related to the Disputed Items and to discuss the issues with the Independent Accounting Firm. The Independent Accounting Firm shall base its determination solely on the presentations and supporting material provided by the parties. In resolving any Disputed Item, the Independent Accounting Firm shall not assign a value to any item higher than the highest value for such item, or lower than the lowest value for such item, claimed by either Purchaser or the Shareholders’ Agent. The determination by the Independent Accounting Firm, as set forth in a notice to be delivered to Purchaser and the Shareholders’ Agent within thirty (30) days after the submission of the Disputed Items to the Independent Accounting Firm shall be final, binding and conclusive on Purchaser, the Shareholders’ Agent and the Shareholders. The fees and expenses of the Independent Accounting Firm shall be split between Purchaser and the Shareholders’ Agent based upon the percentage that the amount actually contested but not awarded to the Shareholders’ Agent or Purchaser, respectively, bears to the aggregate amount actually contested by Shareholders’ Agent and Purchaser. Final Working Capital and Final Net Debt reflected in the Closing Certificate, as revised to reflect the resolution of any and all disputes by Purchaser and the Shareholders’ Agent and/or the Independent Accounting Firm, as applicable, shall be deemed to be the “Final Working Capital” and “Final Net Debt”, respectively. (f) At such time as the Closing Certificate shall become final in accordance with Section 2.7(e), the Estimated Working Capital shall be compared to the Final Working Capital, and the Estimated Net Debt shall be compared to the Final Net Debt. (i) In the event that the aggregate of the Final Working Capital and the Final Net Debt is less than the aggregate of the Estimated Working Capital and the Estimated Net Debt by more than $41,500, then Purchaser shall be entitled to immediate payment of an amount equal to such deficiency that is in excess of $41,500, at Purchaser’s sole election, from the Indemnity Escrow Account and/or the Shareholders directly (based on each Shareholder’s Pro Rata Portion of the amount by which such deficiency exceeds the amount available in the Indemnity Escrow Account). With respect to any payment to Purchaser from the Indemnity Escrow Account, the Shareholders’ Agent and Purchaser shall deliver to the Escrow Agent, within two (2) Business Days following the finalization of the Closing Certificate, a written notice executed by both parties instructing the Escrow Agent to make such payment to Purchaser from the Indemnity Escrow Account.

18 (ii) In the event that the aggregate of the Final Working Capital and the Final Net Debt is greater than the aggregate of the Estimated Working Capital and the Estimated Net Debt by more than $41,500, then Purchaser shall pay or cause to be paid the amount of the difference that is in excess of $41,500 to the Shareholders in accordance with their respective Pro Rata Portions of such amount as set forth on the Payment Schedule (and confirmed by the Shareholders’ Agent) until the amount of such difference has been fully distributed. 2.8 Withholding. Each of the Company, Purchaser and Escrow Agent (each, a “Payor”), shall be entitled to deduct and withhold from the Closing Share Payments and any other payments to be made pursuant to this Agreement such amounts as the Payor reasonably determines it is required to deduct and withhold with respect to the making of any such payment under Applicable Law at the applicable rate for such withholding. To the extent that such amounts are so deducted or withheld, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person to whom or to which such amounts would otherwise have been paid, in respect of which such deduction or withholding was made by the Payor. 2.9 No Further Ownership Rights in Company Shares. Effective as of the Closing, each Shareholder will cease to have any rights as a holder of securities of the Company, except for such holder’s right to receive (i) the applicable consideration as set forth in this Section 2, if any, without interest or (ii) distributions to Shareholders from the Escrow Fund, if any, in accordance with the Escrow Agreement and the provisions herein. After the Closing, there will be no further registration of transfers on the share transfer books of the Company of the Shares outstanding immediately before the Closing. If, after the Closing, Certificates are presented to the Company for any reason, they will be void. 3. Representations and Warranties of the Company. Each of the Company and the Shareholders represent and warrant to Purchaser that the statements contained in this Section 3 are true and correct, except as disclosed in a document of even date herewith and delivered by the Company to Purchaser on the date hereof referring to the representations and warranties in this Agreement (the “Company Disclosure Schedule”). The Company Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered subsections contained in this Section 3, and the disclosure in any such numbered and lettered Section of the Company Disclosure Schedule shall qualify only the representations and warranties in the corresponding subsection in this Section 3 and any other section or subsection where the applicability of such disclosure is readily apparent on the face of such disclosure. 3.1 Organization; Standing and Power; Subsidiaries. (a) The Company is a legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing as a foreign corporation in each of the States of North Carolina, New Jersey and Massachusetts and in each other jurisdiction where failure to be so qualified and in good standing would reasonably be expected to have a Material Adverse Effect on the Company. The Company has made available to Purchaser a true and correct copy of the Organizational Documents of the Company, each as amended to date, and each as so made available is in full force and effect. The Company is not in violation of any of the provisions of its Organizational Documents. (b) The Company has no, and has never had any, Subsidiaries. The Company does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

19 3.2 Authority. (a) The Company has all requisite corporate power and authority to enter into this Agreement and each other Transaction Document to which it is a party, and to consummate the Transactions. The execution and delivery of this Agreement and each other Transaction Document to which the Company is a party, and the consummation of the Transactions have been duly authorized by all necessary corporate action on the part of the Company. (b) This Agreement has been, and each other Transaction Document to which the Company is a party will be, duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors’ rights generally, and subject to general principles of equity. (c) The execution and delivery of this Agreement by the Company (and each other Transaction Document to which the Company is a party) does not, and the consummation of the Transactions will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of any material benefit under (i) any provision of the Organizational Documents of the Company or (ii) any Applicable Law, and (iii) Permit or (iv) except for the consents set forth on Section 3.2(c)(iii) of the Company Disclosure Schedule (the “Required Contract Consents”), any Contract to which the Company is a party or by which its assets are bound. 3.3 Governmental Authorization. (a) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the Transactions, except for such consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not reasonably be expected to have a Material Adverse Effect on the Company and would not prevent, materially alter or delay the consummation of the Acquisition. (b) The Company has obtained each municipal, provincial, federal, state, county, local or foreign governmental consent, license, Permit, grant, or other authorization of a Governmental Entity (i) pursuant to which the Company currently operates or holds any interest in any of its properties; or (ii) that is required for the operation of the Company’s business or the holding of any such interest, and all of such authorizations are in full force and effect. 3.4 Financial Statements. (a) The Company has made available to Purchaser its unaudited financial statements for the fiscal years ended December 31, 2019 and 2020, and its unaudited financial statements (balance sheet, statement of operations and statement of cash flows) for the nine-month period ended September 30, 2021 (the “Company Balance Sheet Date” and such financial statements, the “Company Financial Statements”). The Company Financial Statements have been prepared in accordance with the books and records of the Company on a basis consistent with the past practices and historical procedures of the Comany throughout the periods presented and consistent with each other. The Company Financial Statements present fairly, in all material respects, the financial position of the Company as of the dates indicated, and the results of their operations, changes in equity and their cash flows for the periods of time set forth therein, in accordance with the books and records of the Company on a basis consistent with the

20 past practices and historical procedures of the Company throughout the periods presented and consistent with each other. (b) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with the books and records of the Company on a basis consistent with the past practices and historical procedures of the Company throughout the periods presented and consistent with each other and to maintain accountability for assets; (iii) access to the Company’s assets is permitted only in accordance with management’s authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. 3.5 Capital Structure. (a) Capitalization of the Company. (i) As of the date of this Agreement, the authorized capital stock of the Company consists of 6,000,000 shares of stock, all of which shares are issued and outstanding and comprise the Shares, and all of which are held by the Shareholders. (ii) All of the Shares are duly authorized, validly issued, fully paid and non-assessable and are free of any Encumbrances, and, except as set forth in the Company Articles, are not subject to preemptive rights or rights of first refusal created by statute, the Organizational Documents of the Company or any of the Shareholders, or any Contract to which the Company or any of the Shareholders is a party or by which the Company or the Shareholders are bound. (iii) Except for this Agreement and the Company Articles, there are no contracts, commitments or agreements relating to voting, purchase or sale of shares of the Company (A) between or among the Company and any of the Shareholders; or (B) between or among any of the Shareholders. (iv) All issued and outstanding Shares and rights to acquire shares of the Company were issued in compliance with all Applicable Law, including pursuant to valid exemptions from registration under the Securities Act. (v) There are no, and at the Closing there will not be, accrued or unpaid dividends on Shares. (b) Schedule 1.1(a) sets forth, with respect to each Shareholder, (i) the number and class of Shares that such Person holds, (ii) the address and country of residence of such Person. (c) All of the information contained in the Payment Schedule is accurate and complete, and, except as set forth on the Payment Schedule, no other Person has any right, title or claim to any Transaction Consideration. The allocation of the Transaction Consideration as set forth in the Payment Schedule complies and is in accordance with the Organizational Documents of the Company and Applicable Law. (d) (i) none of the issued and outstanding Shares are subject to any preemptive right, right of participation, or similar right; (ii) other than the rights created pursuant to this Agreement, none of the issued and outstanding Shares are subject to any right of repurchase or first refusal or similar

21 right in favor of the Company, any Shareholder, or any third party; and (iii) there are no agreements or arrangements (other than this Agreement) relating to the voting or registration of, or restricting any holder from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any Shares. (e) Except for the Shares and the rights created pursuant to this Agreement: (i) there are no outstanding Security Rights for or related to any Company Security, whether or not currently exercisable, and the Company does not have and is not bound by any (A) promise or commitment to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any Company Security or (B) obligation to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any Security Right for or related to any Company Security; (ii) there is no equity-based compensation plan or any outstanding equity award or arrangement currently in effect with respect to the capital stock of the Company; and (iii) there are no outstanding or authorized share appreciation, phantom stock, profit participation, or other similar rights with respect to the Company. (f) There are no offer letters, other employment Contracts or other arrangements that contemplate a grant of Security Rights or other equity awards with respect to Shares, or arrangements with Persons who have otherwise been promised Security Rights or other equity awards with respect to Shares, which Security Rights or other equity awards have not been granted. (g) Section 3.5(g) of the Company Disclosure Schedule sets forth each acquisition made by the Company in any manner (including acquisition through merger, consolidation with, or purchase of assets or equity securities) of any Person or business division thereof. The Company does not have any ongoing payment, indemnification, escrow, purchase price adjustment or other rights or obligations with respect to such prior acquisitions. 3.6 Absence of Certain Changes. Since December 31, 2020, the Company has conducted its business in the ordinary course consistent with past practice and there has not occurred: (a) any change, event or condition (whether or not covered by insurance) that has resulted in, or would reasonably be expected to result in, a Material Adverse Effect on the Company; (b) any acquisition, sale or transfer of any material asset of the Company other than in the ordinary course of business and consistent with past practice; (c) the incurrence of any Indebtedness of the Company; (d) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company or any revaluation by the Company of any of its assets, including any inventory or accounts receivable; (e) any declaration, setting aside, or payment of a dividend or other distribution with respect to the Shares other than scheduled periodic distributions in the ordinary course of business consistent with past practice.

22 (f) any Material Contract entered into by the Company, other than in the ordinary course of business and as provided to Purchaser, or any material amendment (other than in the ordinary course of business and as provided to Purchaser) or termination of, or default under, any Material Contract to which the Company is a party or by which the Company is bound; (g) any amendment or change to the Organizational Documents of the Company; (h) any increase in or modification of the compensation or benefits payable or to become payable by the Company to any of director, officer or employee of the Company other than annual increases or modifications in in the ordinary course of business consistent with past practice; (i) a commitment to make any material capital expenditures, capital additions or capital improvements that are binding on the Company; (j) a material reduction in the in the amount of any insurance coverage with respect to the Company or its assets and liabilities; (k) a change or rescission of any Tax election, an adoption or change (or made a request to any Taxing Authority to change) of any annual accounting period, filing of any amended Return, prepared any Return in a manner inconsistent with past practices, a failure to file, on a timely basis, including allowable extensions, with the appropriate Taxing Authority, any Return, failure to timely pay or remit (or caused to be timely paid or remitted) any Taxes due, enter into any settlement or closing agreement relating to any Tax, settle or compromise any action in respect of Taxes, enter into a tax sharing agreement, requested a ruling with respect to Taxes, surrender any right to claim a refund, offset or other reduction in Tax, incur any material Tax liability outside the ordinary course of business, consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment; or (l) any negotiation or agreement by the Company to do any of the things described in the preceding clauses (a) through (k) (other than negotiations with Purchaser and its representatives regarding the Transactions). 3.7 Absence of Undisclosed Liabilities. The Company does not have any obligations or liabilities other than (a) those set forth or adequately provided for in the balance sheet of the Company as of the Company Balance Sheet Date (the “Company Balance Sheet”); (b) liabilities under the executory portion of any Material Contract (and which are not due to breaches or non-performance under such Contract); (c) those incurred in the ordinary course of business since the Company Balance Sheet Date and consistent with past practice, and included on the Closing Balance Sheet; and (d) Transaction Expenses incurred in connection with the execution of this Agreement and the consummation of the Transactions. 3.8 Litigation. There is no private or governmental Legal Proceeding pending before any Governmental Entity, foreign or domestic, or, arbitrator, or, to the Knowledge of the Company, threatened by or against the Company or any of its properties or any officer or director of the Company (in his or her capacity as such). There is no judgment, injunction, decree or order against or in favor of the Company or any of director or officer of the Company (in their capacities as such). 3.9 Intellectual Property. (a) Company Intellectual Property Rights.

23 (i) Disclosure of Certain Intellectual Property. Section 3.9(a)(i) of the Company Disclosure Schedule is a complete and accurate list of: (A) all Company Registered Intellectual Property, grouped by Patents, Trademarks, Copyrights, domain names and other Company Registered Intellectual Property, setting forth for each of the foregoing as applicable, the nature of the right, title or interest held by the Company, and the title, application number, filing date, jurisdiction, and registration number for each item of Company Registered Intellectual Property; and (B) all common law Trademarks owned by the Company or used by the Company in the conduct of the Company Business. The Company has made available to Purchaser correct and complete copies of all registrations and applications for Company Registered Intellectual Property, as amended to date, with all correspondence and file wrapper materials related thereto. (ii) Enforceability; No Challenges. Each item of Company Registered Intellectual Property is subsisting and in good standing. Each item of Company Registered Intellectual Property that has been issued, registered or granted is valid and enforceable. There are no facts, information, or circumstances, including any facts or information that would constitute prior art, that would render any of the Company Registered Intellectual Property invalid or unenforceable, or would preclude the issuance of or otherwise affect any pending application for any Company Registered Intellectual Property. Without limiting the foregoing, the Company has not taken any actions that would result in a Patent included in the Company Registered Intellectual Property being invalid, including any disclosure, publication or sale of the invention more than one (1) year prior to the date of the applicable Patent application. The Company has not misrepresented, or failed to disclose, any facts or information in any application for any Company Registered Intellectual Property that would constitute fraud or a misrepresentation or other inequitable conduct with respect to such application or that would otherwise affect the enforceability of any Company Registered Intellectual Property. With respect to each item of Company Registered Intellectual Property and each item of Company Licensed Intellectual Property that is Registered Intellectual Property and is exclusively licensed to the Company, the Company has not received written notice of any inventorship challenge, opposition, cancellation, inter partes review, derivative proceeding, re-examination (including supplemental re-examination), post-grant review, interference, invalidity, unenforceability or other action or Legal Proceeding before any Registration Office or other Governmental Entity relating to such Intellectual Property, nor does there exist any fact that could lead to the commencement of any such action or Legal Proceeding. (iii) Proper Filing. With respect to each item of Company Registered Intellectual Property and, to the Knowledge of the Company, each item of Company Licensed Intellectual Property that is Registered Intellectual Property and is exclusively licensed to the Company, all necessary filing, examination, registration, maintenance, renewal and other fees and taxes due on or prior to the Closing Date have been timely paid in full, and all necessary documents (including responses to office actions and other correspondence from a Registration Office) and certificates have been timely filed with all relevant Registration Offices for the purposes of maintaining such Intellectual Property, in each case in accordance with Applicable Law and to avoid loss or abandonment thereof. With respect to the Company Registered Intellectual Property, all foreign filing licenses have been properly and timely applied for and obtained from the relevant Governmental Entity in accordance with Applicable Law. The records shown in each Registration Office with respect to all Company Registered Intellectual Property are current and accurate (including records regarding the change of ownership and assignments) and such records show the Company as the record owner and assignee of each such item of Company Registered Intellectual Property. Section 3.9(a)(iii) of the Company Disclosure Schedule is a complete and accurate list of all actions that must be taken within one hundred twenty (120) days after the Closing Date with respect to any of the Company Registered Intellectual Property and, to the Knowledge of the Company, any Company Licensed Intellectual Property that is Registered Intellectual Property and is exclusively licensed to the Company, including payment of any filing, examination, registration, maintenance, renewal and other fees and Taxes or the filing of any documents, applications or certificates for the purposes of maintaining, perfecting,

24 preserving or renewing such Intellectual Property to avoid loss or abandonment thereof, in each case in accordance with Applicable Law. (iv) Copyrights, Trademarks and Domain Names. With respect to all Copyrights, Trademarks and domain names included in the Company Registered Intellectual Property and, to the Knowledge of the Company, all Copyrights, Trademarks and domain names that have been registered with a Registration Office and are exclusively licensed to the Company, each such item has not lapsed, expired or been abandoned and has not been revoked, cancelled or rejected by any Registration Office. With respect to such Trademarks, the Company has taken all commercially reasonable and customary measures and precautions necessary to protect and maintain such Trademarks and the full value of and goodwill associated with such Trademarks. (v) Patents. With respect to all Patents included in the Company Registered Intellectual Property, and, to the Knowledge of the Company, all Patents that have been filed or registered with a Registration Office and are exclusively licensed to the Company, in each case (A) such Patents have been prosecuted in good faith, (B) such Patents are not subject to any terminal disclaimer, (C) such Patents disclose patentable subject matter, and (D) the Company and its patent counsel have complied with their duty of candor and disclosure to all Registration Offices with respect to such Patents and have made no misrepresentations in connection with the prosecution or maintenance of such Patents. (vi) Trade Secrets. The Company has taken all measures and precautions reasonably necessary to protect and maintain the confidentiality and value of all Trade Secrets included in the Company Owned Intellectual Property and to avoid the misappropriation of Trade Secrets owned by others. The Company has not disclosed any Trade Secrets in which the Company has (or purports to have) any right, title or interest (or any tangible embodiment thereof) to any Person without having such Person execute a valid, binding, enforceable written agreement regarding the non-disclosure and non-use thereof. All use, disclosure or appropriation of any Trade Secret not owned by the Company has been pursuant to the terms of a valid, binding and enforceable written agreement between the Company and the owner of such Trade Secret, or is otherwise lawful. The Company has not received any written notice from any Person that there has been an unauthorized use or disclosure of any Trade Secrets included in the Company Intellectual Property. No Person that has received any Trade Secrets from the Company has refused to provide to the Company, after the Company’s request therefor, a certificate of return or destruction of any documents or materials containing such Trade Secrets. The Company has taken reasonable measures in connection with the hiring and employment of its employees and contractors to attempt to ensure that Trade Secrets owned by any other Person have not been disclosed to or used by the Company without authorization. (b) Ownership of and Right to Use Company Intellectual Property; No Encumbrances. (i) The Company is the sole and exclusive owner of and has good, valid and marketable title to, free and clear of all Encumbrances, other than Permitted Encumbrances, all Company Owned Intellectual Property, and all Company Technology (except for Copyrights in Off-the- Shelf Software and Technology licensed to the Company on a non-exclusive basis). For clarity, the foregoing sentence does not apply to Intellectual Property that cannot be assigned or transferred to the Company by employees, consultants and contractors under Applicable Laws; and regarding such Intellectual Property that cannot be assigned or transferred to the Company under Applicable Laws, the Company is the sole and exclusive licensee or beneficiary of such Intellectual Property, free and clear of all Encumbrances other than Permitted Encumbrances. The Company has the sole and exclusive right to bring a claim or suit against any other Person for past, present or future infringement of Company Owned Intellectual Property. The Company has not transferred ownership of, or granted any exclusive license with

25 respect to, any Intellectual Property to any Person, and the Company has not permitted the rights of the Company in any Company Intellectual Property to enter into the public domain. Without limiting any other representation or warranty in this Agreement, each of the inventors identified on each of the Patents included in the Company Registered Intellectual Property was an employee of the Company at the time of the conception of the inventions claimed in such Patents. (ii) The Company has a valid, legally enforceable right to use, license, practice and otherwise exploit all Company Licensed Intellectual Property and all other Intellectual Property used by the Company. The Company Intellectual Property constitutes all of the Intellectual Property used in connection with the conduct of the Company Business, including as necessary or appropriate to make, use, offer for sale, sell or import the Company Products and to perform the Company Services. All Company Licensed Intellectual Property (including any interest therein acquired through a license or other right to use, but excluding any Off-the-Shelf Software) are free and clear of Encumbrances other than Permitted Encumbrances, and the Company has not received any written notice that any portion of the Company Licensed Intellectual Property is subject to any Encumbrance other than Permitted Encumbrances. (c) Agreements Related to Company Intellectual Property. (i) Disclosure of Outbound Licenses. Section 3.9(c)(i) of the Company Disclosure Schedule is a complete and accurate list of all Contracts pursuant to which the Company or any existing or future Affiliate of the Company granted or is required to grant to any Person any right under or license (expressly, by implication, by estoppel or otherwise), any covenant not to assert or sue or other immunity from suit under or any other rights, to any current or future Company Intellectual Property, or where the Company or any existing or future Affiliate of the Company has undertaken or assumed any obligation not to assert any current or future Company Intellectual Property against any Person prior to asserting any Company Intellectual Property against any other Person or any obligation to exhaust remedies as to any Company Intellectual Property against one or more Persons prior to seeking remedies against any other Person. Section 3.9(c)(i) of the Company Disclosure Schedule indicates which Contracts listed therein contain any license grant by the Company to any Patent. (ii) Disclosure of Inbound Licenses. Section 3.9(c)(ii) of the Company Disclosure Schedule is a complete and accurate list of all Contracts for Company Licensed Intellectual Property. Section 3.9(c)(ii) of the Company Disclosure Schedule indicates which Contracts listed therein contain any license grant to the Company to any Patent. (iii) Disclosure of Other Intellectual Property Agreements. Section 3.9(c)(iii) of the Company Disclosure Schedule is a complete and accurate list, grouped by subsection, of all Contracts as follows: (A) regarding joint development of any products, Company Products, Company Services or Technology and a complete and accurate description of (x) the products, Company Products, Company Services and Technology that were developed under such Contracts and (y) whether any such Technology or related Intellectual Property is used in the Company Products, Company Services or otherwise in the Company Business; (B) by which the Company or any existing or future Affiliate of the Company grants, granted or is required to grant any ownership right or title to any Intellectual Property, (C) by which the Company is assigned or granted an ownership interest in any Intellectual Property (other than written agreements with employees and independent contractors that assign or grant to the Company ownership of Intellectual Property developed in the course of providing services to the Company); (D) under which the Company grants or receives an option or right of first refusal or negotiation relating to any Intellectual Property separated by those granted by the Company and those received by the Company; (E) regarding the Company granting any Person most favored nations status in terms of pricing, royalties, license fees or other contractual terms and conditions, (F) the Company being

26 granted most favored nations status in terms of pricing, royalties, license fees or other contractual terms and conditions, and (G) limiting the Company’s ability to transact business in any market, field or geographical area or with any Person and the nature of the limitation, or that restricts the performance, use, sale, transfer, delivery or licensing of Intellectual Property, Company Services or Company Products, including any covenant not to compete and the nature of such restriction. (iv) Royalties. The Company does not have any obligation to pay any royalties, license fees or other amounts or provide or pay any other consideration to any Person by reason of ownership, use, exploitation, practice, sale or disposition of any Intellectual Property (or any tangible embodiment thereof) or reproducing, making, using, selling, offering for sale, distributing or importing any Company Product or performing and Company Service. The Closing of the Transactions contemplated by this Agreement will not result in any increase or other change to any such royalties, license fees or other amounts or consideration or cause any milestone, success or other contingent payment to come due. (v) Indemnification. The Company has not entered into any Contract to defend, indemnify or hold harmless any Person against any charge of infringement, misappropriation, violation or similar claims with respect to any Intellectual Property. No Person has made any written request, and to the Knowledge of the Company no Person has made any verbal request, that the Company defend or indemnify such Person from a third party claim, suit or action related to an allegation that any Technology infringes, violates or misappropriate a third party’s Intellectual Property. (vi) No Breach. Neither the Company nor, to the Company’s Knowledge, any other Person, is in breach of any Contract described in this Section 3.9(c), including any term or covenant of any Contract relating to employment, invention disclosure (including patent disclosure), invention assignment, non-disclosure or any other Contract with any other party by virtue of such employee’s, consultant’s or independent contractor’s being employed by, or performing services for, the Company or any Subsidiary or using trade secrets or proprietary information of others without permission; nor has the Company nor, to the Company’s Knowledge, any other Person, developed any technology, software or other copyrightable, patentable or otherwise proprietary work for the Company or any Subsidiary that is subject to any agreement under which such employee, consultant or independent contractor has assigned or otherwise granted to any third party any rights (including Intellectual Property rights) in or to such technology, software or other copyrightable, patentable or otherwise proprietary work, and the Company has not notified any Person and no Person has notified the Company in writing of any such breach or alleged breach. (vii) No Affiliate Licenses. There are no Contracts pursuant to which the Company or any existing or future Affiliate of the Company granted or is required to grant to any Person any rights under the Intellectual Property of any Affiliate of the Company (other than Intellectual Property owned or controlled by the Company as of the Closing Date). (d) Public Software. None of the Company Technology (including the Company Source Code to such Company Technology, but, for purposes of this sentence, excluding from the definition of “Company Technology” Off-the-Shelf Software not incorporated into Company Products or Company Services) constitutes, contains or incorporates, nor is derived from in any manner (in whole or in part), or links to or forms part of, any Public Software. No Public Software was used in the development of a Company Product or Company Service, and no Public Software is incorporated into, made part of or distributed in connection with a Company Service in any manner that that requires, or purports to require (i) any Company Technology (other than unmodified third party Public Software itself) be disclosed or distributed in source code form or be licensed under the terms of any Public Software license. (e) No Third Party Rights in Company Intellectual Property.

27 (i) No Joint Ownership. The Company does not jointly own, license or claim any right, title or interest with any other Person of any Company Owned Intellectual Property. (ii) No Employee Ownership. No current or former officer, manager, director, shareholder, stockholder, member, employee, consultant or independent contractor of the Company has any right, title or interest in, to or under any Company Intellectual Property or Company Technology that has not been either (A) irrevocably assigned or transferred to the Company or (B) licensed (with the right to grant sublicenses) to the Company under an exclusive, irrevocable, worldwide, royalty free, fully paid and assignable license. The Company has timely paid all employee inventor compensation (I) as required by Applicable Laws with respect to employee inventor compensation and (II) as individually agreed with the respective inventors. The contractual commitments and internal policies adopted by the Company with respect to employee inventor compensation have complied with Applicable Laws, and the Company has complied with such contractual commitments and internal policies. (iii) No Challenges. No Person has challenged or, to the Company’s Knowledge, threatened to challenge and no Person has asserted or, to the Company’s Knowledge, threatened a claim or made a demand, nor is there any pending proceeding or, to the Company’s Knowledge, threatened nor, to the Company’s Knowledge, are there any facts which could give rise to any such challenge, claim, demand or proceeding, which would adversely affect (A) the Company’s ownership or license right, title or interest in, to or under the Company Intellectual Property or Company Technology, (B) any Contract, license or other arrangement under which the Company claims any license, right, title or interest under the Company Intellectual Property or Company Technology or restricts the performance, use, manufacture, transfer, sale, delivery or licensing by the Company of any Company Intellectual Property, Company Services or Company Products, or (C) the validity, enforceability or claim construction of any Patents included in the Company Registered Intellectual Property. The Company has not received any written notice regarding any such challenge, claim, demand or proceeding. (iv) No Restrictions. The Company is not subject to any proceeding or outstanding decree, order, judgment or stipulation restricting in any manner the use, transfer or licensing by the Company of the Company Intellectual Property, the use, manufacture, transfer, sale, importation or licensing of any Company Products or the performance of any Company Services, or which might affect the validity, use or enforceability of any Company Intellectual Property. (v) No Infringement by Other Persons. To the Company’s Knowledge, no Company Owned Intellectual Property or Company Licensed Intellectual Property that is exclusively licensed to the Company is being or has been infringed, misappropriated or violated by any Person. The Company has not notified any Person or made any assertions to any Person that such Person is infringing, misappropriating or violating any Company Owned Intellectual Property or Company Licensed Intellectual Property that is exclusively licensed to the Company. (f) No Infringement by the Company. The conduct of the Company Business, including the making, using, offering for sale, selling, distributing and/or importing of the Company Products and the performance of the Company Services has not and does not violate, infringe, constitute contributory infringement, inducement to infringe, misappropriation, dilution, or unlawful use of Intellectual Property of any Person, excluding Patents, and the Company is not aware of any Patent that might be infringed in connection with the conduct of the Company Business. No Person has asserted or threatened a claim, there are there no facts that could give rise to a claim, nor has the Company received any written notification, that the Company Business or any Company Technology (or any Intellectual Property embodied in the Company Technology) violates, infringes, constitutes contributory infringement, inducement to infringe, misappropriation, dilution or unlawful use of any Person’s Intellectual Property. No Person has notified the Company in writing that the Company requires a license to any Person’s

28 Intellectual Property. No Person has sent the Company a cease and desist letter related to the Company’s use of any Person’s Intellectual Property. The Company has not received any unsolicited written offer to license (or any other written notice of) any Person’s Intellectual Property. The Company has not obtained any non-infringement, freedom to operate, clearances or invalidity opinions from counsel (inside or outside counsel) regarding the Company Business or any Company Product or Company Service. The Company has identified to Purchaser each such opinion prepared by or on behalf of the Company. The Company has not conducted the Company Business using deceptive, misleading or unfair business or trade practices. (g) Employee and Contractor Agreements. All current and former employees, consultants and independent contractors of the Company, including those who are or were involved in, or who have contributed in any manner to the creation or development of any Company Intellectual Property, Company Product, Company Service or Company Technology (any such Person, a “Contributor”) have executed and delivered to the Company a valid, binding, enforceable written agreement (containing no exceptions to or exclusions from the scope of its coverage relevant to the Company’s Business) regarding the protection of proprietary information and the irrevocable present assignment to the Company of all right, title, and interest in the Company Owned Intellectual Property. Where any such assignment is not permitted under Applicable Laws, the applicable employees and contractors have granted to the Company irrevocable, exclusive, worldwide, royalty-free, fully paid, transferrable and sublicensable licenses or usage rights, each, to the extent permitted by Applicable Laws, to such non-assignable Intellectual Property. Each such agreement is substantially identical to the forms of invention assignment, employment, independent contractor, consulting services and/or other written agreements, as applicable, previously made available by the Company to Purchaser. No current or former employee, consultant or independent contractor is, to the Knowledge of the Company, in violation of any term of any such agreement, or any other agreement relating to the relationship of any such employee, consultant or independent contractor with the Company. Where necessary under Applicable Law, the Company has claimed the rights in employee inventions in accordance with Applicable Law, so that the inventors’ rights were assigned to the Company. For clarity, the warranties in this Section 3.9(g) shall not limit the scope of the warranties in this Section 3.9. No current or former employee, consultant or independent contractor of the Company has any right, license, claim or interest whatsoever in or with respect to any Company Owned Intellectual Property. (h) Moral Rights. All authors of any works of authorship in the Company Technology have waived their Moral Rights and have agreed to a covenant not to assert their Moral Rights, in each case, to the extent permitted by Applicable Law, or such authors otherwise prepared such works in jurisdictions that do not recognize Moral Rights. (i) No Release of Source Code. Except as disclosed as required under Section 3.9(i) of the Company Disclosure Schedule, the Company has not (A) disclosed, delivered or licensed to any Person, agreed to disclose, deliver or license to any Person, or permitted the disclosure or delivery to any escrow agent or other Person, any Company Source Code, except for disclosures to employees, independent contractors or consultants performing services for the Company and then only under valid, enforceable, binding written agreements that prohibit the further disclosure thereof and limit the use thereof solely for use in the performances of services for the Company and (B) entered into any Contract pursuant to which the Company has deposited or is required to deposit with an escrow agent or any other Person the Company Source Code or other Technology or the execution of this Agreement or the consummation of any of the transactions contemplated hereby would reasonably be expected to result in the release or disclosure of the Company Source Code. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, result in the disclosure or delivery to any Person of the Company Source Code. (j) No Government Funding.

29 (i) No funding, facilities, resources or personnel of any Governmental Entity or any university, college, other educational institution, multi-national, bi-national or international organization or research center was used in connection with the development or creation, in whole or in part, of any Company Owned Intellectual Property (collectively, “Government Involvement”). With respect to any such Government Involvement identified in the Disclosure Schedule, the Company has complied with the provisions of all Applicable Law and the applicable Contract(s) with respect to such Government Involvement, including protecting Intellectual Property, and providing information and documents to the applicable Governmental Entity in order to (A) not to lose ownership or other rights in or to any Intellectual Property and (B) not grant broader rights or licenses to any Intellectual Property than those rights and licenses required under Applicable Law or those rights and licenses granted under the applicable Contract related to such Government Involvement. (ii) No employee, contractor or other service provider who was involved in, or who contributed to, the creation or development of any Company Technology or Company Owned Intellectual Property, to the Company’s Knowledge: (A) has performed services for a Governmental Entity, for a government-owned institution or branch, for a university, college or other educational institution, military institution or for a research center, in each case, during a period of time during which such employee, contractor or other service provider was also performing services for the Company, (B) operating under any grants from any Governmental Entity or research, medical or educational or military institution, (C) utilizing the facilities of any Governmental Entity or research, medical or educational or military institution, (D) subject to any employment or invention assignment agreement (other than any employment and/or invention assignment agreements between the Company and any Contributors) or nondisclosure agreement (other than the Company’s own standard non-disclosure agreement without modification) or (E) subject to any other obligation with any third Person that would cover any such Company Intellectual Property or Company Technology. (k) No Limits on Purchaser’s Rights. The execution or performance of this Agreement or any ancillary agreement contemplated hereby, the consummation of the transactions contemplated by this Agreement or such ancillary agreements and the satisfaction of any Closing condition set forth herein will not contravene, conflict with or result in any termination of or new or additional limitations on Purchaser’s right, title or interest in or to the Company Intellectual Property, nor will it cause: (i) the Company to grant to any other Person any right to or with respect to any Company Intellectual Property, (ii) the Company to be bound by, or subject to, any non-compete or other restriction on the operation or scope of its businesses, or (iii) the Company to be obligated to pay any royalties or other fees or consideration with respect to Intellectual Property of any Person in excess of those payable by the Company in the absence of this Agreement or the transactions contemplated hereby. 3.10 Company Products and Company Services. (a) A complete and accurate list of each of the Company Products, together with a brief description of each, is set forth in Section 3.10(a) of the Company Disclosure Schedule. (b) A complete and accurate list of each of the Company Services, together with a brief description of each, is set forth in Section 3.10(a) of the Company Disclosure Schedule. (c) All Company Products sold, licensed, leased, delivered or otherwise made available by the Company to any Person, and all Company Services provided by or on behalf of the Company to any Person on or prior to the Closing Date conform and comply in all material respects with the terms and requirements of all applicable contractual obligations, any applicable warranties, packaging, labeling, advertising and marketing materials, product or service specifications and documentation, and all Applicable Law.

30 (d) No customer or other Person has asserted or threatened to assert any claim against the Company under or based upon any contractual obligation or warranty provided by or on behalf of the Company, including with respect to any Company Products or Company Services. (e) (i) there have been and are no material defects, malfunctions or nonconformities in any Company Products or Company Services; (ii) there have been and are no material claims asserted against the Company or any of the Company’s customers related to the Company Products or Company Services; and (iii) the Company has not recalled or been required to recall any Company Products. 3.11 Trade Laws. To its Knowledge, the Company has complied with all Applicable Laws concerning embargoes, economic sanctions, export or import controls or restrictions, encryption controls, the ability to make or receive international payments, the ability to engage in international transactions, anti-terrorism, or the ability to take an ownership interest in assets located in a foreign country, including those administered by the U.S. Department of Treasury, Office of Foreign Assets Control, the U.S. Department of Commerce, Bureau of Industry and Security, the U.S. Department of State. To its Knowledge, the Company has not, directly or indirectly, sold, exported, re-exported, transferred, diverted, or otherwise disposed of any products, or Technology (including products derived from or based on such Technology) to any destination or Person prohibited by the Applicable Laws of the United States without obtaining prior authorization from the competent Governmental Entity as required by such Applicable Laws. To its Knowledge, the Company is in compliance with all U.S. and foreign import Applicable Laws. 3.12 Privacy; Security Measures. (a) Privacy. The Company has complied with all Applicable Privacy Law and all contractual obligations and the Company’s internal and external privacy policies relating to any Processing of Personal Data. The Company has taken all appropriate, adequate, and industry standard measures to protect and maintain the confidentiality of Personal Data. The Company contractually requires all third parties, including vendors, affiliates, and other persons providing services to the Company that have access to or receive Personal Data from or on behalf of the Company to comply with all applicable Privacy Laws, and to take commercially reasonable steps to ensure that all Personal Data and confidential information in such third parties’ possession or control is protected against damage, loss, and against unauthorized access, acquisition, use, modification, disclosure or other misuse. The execution and performance of this Agreement and any ancillary agreement contemplated hereby will comply with all Applicable Privacy Law, the Company’s privacy policies, and all Company contractual obligations. The Company has not received any complaints or, to the Company’s Knowledge, been the subject of any governmental investigations (whether formal or informal) regarding the Company’s Processing of Personal Data. The Company does not have any outstanding remediation measures as to how it manages, Processes, or secures Personal Data made by any recipient of the Company’s services or as a result of any third-party audit or testing. The Company has no information or belief that any vendor or service provider that Processes Personal Data on behalf of the Company has violated any contractual obligation with respect to the Processing of Personal Data nor has had any breach or unauthorized access to Personal Data that such vendor or service provider Processes on the Company’s behalf. (b) The Company is not a “covered entity” or a “business associate” under the Health Insurance Portability and Accountability Act of 1996 (HIPAA), and the Company has not executed any business associate agreements with any Person. (c) Security Measures. The Company has implemented and maintained, consistent with industry standard practices and its contractual and other obligations to other Persons, sufficient technical, organizational, security and other measures necessary to protect all Personal Data,

31 computers, networks, software and systems used in connection with the operation of the Company Business (the “Information Systems”) from Viruses and unauthorized access, use, modification, disclosure, other misuse or loss of Personal Data. The Company has provided to Purchaser all of the Company’s disaster recovery and security plans, and procedures relating to the Company’s Information Systems. To the Company’s Knowledge, there have been no unauthorized intrusions or breaches of the security of the Company’s Information Systems. To the Company’s Knowledge, there has been no unauthorized access, use, or disclosure of any Personal Data (a “Security Breach”) in the possession or control of the Company. The Company has not provided any notices to, nor has it been legally required to provide any such notices, to any Person as a result of any such Security Breach. To the Knowledge of the Company, no third-party processing Personal Data on behalf of Company has experienced a Security Breach affecting Company Personal Data. 3.13 Interested Party Transactions. There are no Contracts between the Company, on the one hand, and any Related Person, on the other hand, other than compensation paid to Related Persons in their capacity as employees of the Company in the ordinary course of business. For purposes hereof, a “Related Person” means: (i) any employee, officer, director, direct or indirect equityholders or Affiliate of the Company; (ii) any employee, officer, director, direct or indirect equityholder or Affiliate of any of the foregoing; or (iii) any family member of any of the foregoing natural Persons. To the Company’s Knowledge, no Related Person (i) possesses, directly or indirectly, any financial interest in, or is a director, officer or employee of, any Person which is a material client, supplier, customer, lessor, lessee or competitor of the Company, or (ii) owns any property right, tangible or intangible, which is used by the Company in the conduct of its business. 3.14 Minute Books. The minutes of meetings of the board or similar governing body of the Company contain a complete and accurate summary in all material respects of all meetings of directors and shareholders or actions by written consent since the time of incorporation or formation of the Company through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects. All such minutes have been provided to Purchaser. 3.15 Reserved. 3.16 Material Contracts. (a) All of the Material Contracts of the Company are listed in Section 3.16(b) of the Company Disclosure Schedule and a true, correct and complete copy of each such Material Contract has been made available to Purchaser. With respect to each Material Contract: (i) such Material Contract is legal, valid, binding and enforceable and in full force and effect with respect to the Company, and, to the Company’s Knowledge, is legal, valid, binding, enforceable and in full force and effect with respect to each other party thereto, in either case subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and except as the availability of equitable remedies may be limited by general principles of equity; and (ii) such Material Contract will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with its terms as in effect prior to the Closing, subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and except as the availability of equitable remedies may be limited by general principles of equity; and (iii) neither the Company nor, to the Company’s Knowledge, any other party is in breach or default, and no event has occurred that with notice or lapse of time would constitute a breach or default by the Company or, to the Company’s Knowledge, by any such other party, or permit termination, modification or acceleration, under such Material Contract. The Company is not party to any oral contract, agreement or other arrangement.

32 (b) “Material Contract” means any Contract to which the Company is a party: (i) with expected receipts or expenditures in excess of $75,000 per annum; (ii) that is required to be listed in Section 3.9 of the Company Disclosure Schedule; (iii) requiring the Company to indemnify any Person; (iv) granting any exclusive rights to any party (including any right of first refusal, right of first offer or right of first negotiation); (v) evidencing Indebtedness of the Company of $25,000 or more; (vi) involving any partnership, joint venture or limited liability company agreement or concerning any equity or partnership interest in another Person; (vii) relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise); (viii) containing a residuals clause for the benefit of the other party to the Contract; (ix) that is with a Governmental Entity or university, college, other educational institution, multi-national, bi-national or international organization or research center; (x) that materially limits or purports to materially limit the ability of the Company to compete in any line of business or with any Person or in any geographic area or during any period of time; (xi) that provides for an outstanding commitment for capital expenditures in excess of $25,000 that would be binding on the Company or Purchaser after the Closing; (xii) that is an employment agreement with a Key Employee or otherwise provides for employment terms and conditions of a Key Employee; (xiii) that is an employment or consultancy agreement that includes any retention, change in control, severance or any other obligation of the Company as a result of this Agreement or the transaction contemplated hereby; (xiv) that is a collective bargaining agreement, union contract, or other agreement of a collective nature (e.g., a works council agreement); or (xv) that would reasonably be expected to have a Material Adverse Effect on the Company if breached by the Company in such a manner as would (A) permit any other party to cancel or terminate the same (with or without notice of passage of time); (B) provide a basis for any other party to claim money damages (either individually or in the aggregate with all other such claims under that

33 contract) from the Company; or (C) give rise to a right of acceleration of any material obligation or loss of any material benefit under such Material Contract. 3.17 Real Estate. Section 3.17 of the Company Disclosure Schedule sets forth each lease, sublease, license or similar agreement for real property to which the Company is a party (each, a “Lease” and collectively, “Leases”), setting forth for each such Lease, the name of the landlord or counter- party to such agreement, the amount of the security deposit or rent deposit paid by the Company for such Lease, and the remaining amount of such security deposit or rent deposit, if any, as of the date of this Agreement. Each such Lease is legal, valid, binding and enforceable and in full force and effect with respect to the Company, and, to the Company’s Knowledge, is legal, valid, binding, enforceable and in full force and effect with respect to each other party thereto, in either case subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and except as the availability of equitable remedies may be limited by general principles of equity; and each such Lease will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with its terms as in effect prior to the Closing, subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and except as the availability of equitable remedies may be limited by general principles of equity. No Lease has been cancelled, mutually terminated or challenged in writing wholly or in part, and to the Company’s Knowledge, such dissolution has not been directly and overtly threatened neither for now nor the future and no side agreements have been made with respect to the lease of the properties subject to any Lease. The Company has not transferred or assigned any Lease or sublet any portion of the property covered by any Leases. A true and correct copy of each Lease has been provided to Purchaser. The Company has paid all rents, operating expenses and other service charges in full to the extent such rents, operating expenses and charges are due and payable under each Lease. Neither the Company nor, to the Company’s Knowledge, the applicable landlord or sub-landlord is in default under any Lease. The Company has not been granted any rent-free periods, construction subsidies, or other incentives which lead to a payment obligation under any Lease for the future. The Company does not own and has never owned, any real property. 3.18 Accounts Receivable. Subject to any reserves set forth therein, the accounts receivable shown on the Company Balance Sheet and the Closing Balance Sheet are valid and genuine, have arisen, or arose, solely out of bona fide sales and deliveries of goods, performance of services, and other business transactions in the ordinary course of business consistent with past practices in each case with persons other than Affiliates, are not subject to any prior assignment, Encumbrance or security interest (other than Permitted Encumbrances), and are not subject to valid defenses, set-offs or counter claims. Such accounts receivable are collectible in accordance with their terms at their recorded amounts, and are expected to be so collected within six (6) months of the original invoices therefor. 3.19 Title to Property. (a) The Company has good and marketable title to all of its properties, interests in properties and assets, real and personal, reflected in the Company Balance Sheet or acquired after the Company Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Company Balance Sheet Date in the ordinary course of business), or with respect to leased properties and assets, valid leasehold interests therein, free and clear of all Encumbrances, except Permitted Encumbrances. (b) The buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property of the Company are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other

34 items of tangible personal property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs. The assets of the Company are sufficient for the continued conduct of the Company Business after the Closing in substantially the same manner as currently conducted and as conducted prior to the Closing, and constitute all of the rights, property and assets necessary to conduct the Company Business as currently conducted and as conducted prior to the Closing. All properties used in the operations of the Company as of the Company Balance Sheet Date are reflected in the Company Balance Sheet. 3.20 Environmental Matters. (a) The following terms shall be defined as follows: (i) “Environmental Laws” means any applicable foreign, federal, state or local governmental laws (including common laws), statutes, ordinances, codes, regulations, rules, policies, permits, licenses, certificates, approvals, judgments, decrees, orders, directives, or requirements that pertain to the protection of the environment, protection of public health and safety, or protection of worker health and safety, or that pertain to the handling, use, manufacturing, processing, storage, treatment, transportation, discharge, release, emission, disposal, re-use, recycling, or other contact or involvement with Hazardous Materials. (ii) “Hazardous Materials” means any material, chemical, compound, substance, mixture or by-product that is identified, defined, designated, listed, restricted or otherwise regulated under Environmental Laws as a “hazardous constituent,” “hazardous substance,” “hazardous material,” “acutely hazardous material,” “extremely hazardous material,” “hazardous waste,” “hazardous waste constituent,” “acutely hazardous waste,” “extremely hazardous waste,” “infectious waste,” “medical waste,” “biomedical waste,” “pollutant,” “toxic pollutant,” “contaminant” or any other formulation or terminology intended to classify or identify substances, constituents, materials or wastes by reason of properties that are deleterious to the environment, natural resources, worker health and safety, or public health and safety, including ignitability, corrosivity, reactivity, carcinogenicity, toxicity and reproductive toxicity. The term “Hazardous Materials” shall include any “hazardous substances” as defined, listed, designated or regulated under CERCLA, any “hazardous wastes” or “solid wastes” as defined, listed, designated or regulated under RCRA, any asbestos or asbestos-containing materials, any polychlorinated biphenyls, any petroleum or hydrocarbonic substance, fraction, distillate or by-product, radioactive materials, radon gas, 1,4 dioxane and per- and polyfluoroalkyl substances (PFAS). (iii) “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, or migrating through, in, on, under, or into the indoor or ambient environment. (b) The Company is, and has been for the past three (3) years, in compliance with all Environmental Laws. To the Company’s Knowledge, there has been no Release of Hazardous Materials in material violation of Environmental Laws at any properties or facilities used, leased or occupied by the Company at any time occupied by the Company (collectively, the “Company’s Facilities;” such properties or facilities currently used, leased or occupied by the Company are defined herein as the “Company’s Current Facilities”), or at any location or facility where wastes from the business or assets of the Company are disposed of or recycled. To the Company’s Knowledge there are no Hazardous Materials present in material violation of Environmental Laws in the surface waters, structures, groundwaters, soil vapor, or soils of or beneath any of Company’s Current Facilities. To the Company’s Knowledge there neither are nor have been any landfills, disposal areas, aboveground storage tanks or underground storage tanks at Company’s Current Facilities. To the Company’s Knowledge, no employee of the Company or any other Person has claimed that the Company is liable for alleged injury or illness

35 resulting from an alleged exposure to a Hazardous Material. No civil, criminal or administrative action, proceeding or investigation is pending against the Company, or, to the Company’s Knowledge, threatened against the Company, with respect to Hazardous Materials or Environmental Laws; and to the Company’s Knowledge, there are no facts or circumstances that could form the basis for assertion of a claim against the Company or that could form the basis for liability of the Company regarding Hazardous Materials or regarding actual or potential noncompliance with Environmental Laws. The Company is not subject to any orders, decrees, injunctions or other arrangements with any Governmental Authority or subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law, except as set forth in Section 7.4 and Section 3.20 of the Company Disclosure Schedule and Schedule 10.1(a)(v). The Transaction will not result in any obligations or liabilities for site investigation or cleanup, or require notification to or consent of any Person, pursuant to any so-called “transaction-triggered” or “responsible property transfer” requirements in any Environmental Law. The Company has made available to Purchaser all environmental site assessments, audits, sampling data, monitoring reports, environmental permits and registrations, and correspondence or orders from environmental regulators, in each case that relate to the business or assets of the Company. 3.21 Taxes. (a) As used in this Agreement, the terms “Tax” and, collectively, “Taxes” mean any and all forms of national, provincial and municipal taxes of any country, assessments and other governmental charges, health security contributions, social security contributions including employer and employees social security contributions any other contributions, duties, impositions and liabilities in the nature of a tax, including taxes based upon or measured by gross receipts, income, profits, goods and services, sales, use and occupation, and value added, ad valorem, stamp transfer, franchise, withholding, payroll, recapture, employment, excise, escheat, unclaimed property obligation, and property taxes, together with all interest, penalties, damages, fines and additions imposed with respect to such amounts and any obligations under any Contract for the payment of such amounts, thereto, relating to any of them, whether disputed or not and regardless of whether these items are chargeable directly or primarily against or attributable directly or primarily to any other Person and of whether any amount in respect of any of them is recoverable from any other Person and including any liability for taxes of a predecessor entity or successor thereof. (b) The Company has prepared and timely filed all Tax returns, estimates, information statements and reports required to be filed with any Taxing Authority (“Returns”) relating to any and all Taxes concerning or attributable to the Company or their respective operations and such Returns are true, complete and correct in all material respects and have been completed in substantial compliance with Applicable Law. All Taxes due and owing (whether or not shown on any Return) have been fully and timely paid. (c) As of the date hereof, the Company has, and as of the Closing Date, will have, (i) duly and timely withheld from their respective employees, customers, shareholders, and other Persons from whom they are required to withhold Taxes in compliance with all Applicable Law, and (ii) duly and timely paid all amounts so withheld to the appropriate Governmental Entity or Taxing Authority. The Company has complied with all information reporting and backup withholding requirements, in respect of payments made by the Company, including maintenance of required records with respect thereto. (d) During the period of all unexpired applicable statutes of limitations, the Company has not been delinquent in the payment of any Tax. There is no Tax deficiency outstanding or assessed or proposed against the Company, nor has the Company executed any agreements or waivers extending any statute of limitations on or extending the period for the assessment or collection of any Tax.

36 (e) The Company does not have any liabilities for unpaid Taxes that have not been accrued for or reserved on the Company Balance Sheet, and to the Knowledge of the Company there is no basis for the assertion of any such liability attributable to the Company. (f) The Company is not a party to any Tax-sharing agreement or similar arrangement with any other party, and the Company has not assumed any obligation to pay any Tax obligations of, or with respect to any transaction relating to, any other Person or agreed to indemnify any other Person with respect to any Tax. (g) No Returns of the Company have been audited or investigated by a Governmental Entity, nor is any such audit or investigation in process or pending, and the Company has not been notified in writing of any request for such an audit, investigation or other examination. (h) The Company has never been a member of an affiliated group of corporations filing a consolidated federal income Tax return. (i) The Company has disclosed to Purchaser (i) any Tax exemption, Tax holiday or other Tax-sparing arrangement that the Company has in any jurisdiction, including the nature, amount and lengths of such Tax exemption, Tax holiday or other Tax-sparing arrangement; and (ii) any tax programs or policies affecting the Company. The Company is in compliance with all terms and conditions required to maintain such Tax exemption, Tax holiday or other Tax-sparing arrangement or order of any Governmental Entity and the consummation of the transactions contemplated hereby will not result in a clawback, disallowance or denial or have any adverse effect on the continuing validity and effectiveness of any such Tax exemption, Tax holiday or other Tax-sparing arrangement or order. (j) The Company has made available to Purchaser copies of all Returns filed by the Company since inception. (k) The Company has never been (i) a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code; (ii) a “passive foreign investment company” within the meaning of Section 1297 of the Code; or (iii) a “controlled foreign corporation” within the meaning of Section 957 of the Code. (l) The Company has never constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Closing. (m) The Company has complied with applicable information reporting and record maintenance requirements of Sections 6038, 6038A and 6038B of the Code and the regulations thereunder. (n) The Company has never been a party to any joint venture, partnership or other agreement that could be treated as a partnership for Tax purposes. (o) There are (and immediately following the Closing there will be) no liens or encumbrances on the assets of the Company relating to or attributable to Taxes, other than Permitted Encumbrances.

37 (p) The Company has never requested or received any private letter ruling from the IRS or comparable rulings from any other government or taxing agency. (q) No power of attorney with respect to Taxes has been granted with respect to the Company, which power of attorney is currently in effect. (r) The Company’s Returns have never been subject to a Section 482 of the Code adjustment or corresponding provision of state, local or foreign law. The Company is in compliance with all transfer pricing requirements in all jurisdictions in which the Company does business. (s) No claim has been made by a Taxing Authority (domestic or foreign) in a jurisdiction where the Company does not file Returns to the effect that the Company may be subject to Tax by that jurisdiction. The Company has never had a permanent establishment, outside the United States. (t) The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) change in method of accounting for a taxable period ending on or prior to the Closing Date; (B)“closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (C) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law); (D) installment sale or open transaction disposition made on or prior to the Closing Date; (E) prepaid amount or deferred revenue received on or prior to the Closing Date; or (F) election under Section 108(i) of the Code (or any corresponding or similar provision of state, local, or foreign law) or Section 965 of the Code. (u) The Company has not (i) deferred the employer’s share of any “applicable employment taxes” under Section 2302 of the CARES Act or any similar state, or local law, (ii) deferred any payroll Tax obligations (including those imposed by Sections 3101(a) and 3201 of the Code) (for example, by a failure to timely withhold, deposit or remit such amounts in accordance with the applicable provisions of the Code and the Treasury Regulations promulgated thereunder) pursuant to or in connection with IRS Notice 2020-65 or any U.S. presidential memorandum or executive order, and (iii) properly complied with and duly accounted for any credits received under Sections 7001 through 7005 of the Families First Coronavirus Act (Public Law 116-127) and Section 2301 of the CARES Act. (v) The Company (i) is not a party to any understanding or arrangement described in Section 6662(d)(2)(C)(ii) of the Code, or (ii) has not participated in a “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4. (w) Each share of the Shares, other than any Shares that are restricted, is property that is “substantially vested” under Section 83 of the Code and Treasury Regulation Section 1.83- 3(b). With respect to each restricted Share, an election has been made under Section 83(b) of the Code and each election made under Section 83(b) of the Code with respect to the issuance of any shares of the Shares was timely and valid, and each such election is currently in effect and has not been revoked, terminated, or declared invalid. (x) There is no payment, agreement, plan, arrangement or other contract covering any employee or other service provider of the Company (or any other entity treated as a member of the Company’s affiliated group for purposes of Section 280G(d)(5) of the Code), including any of the transactions and arrangements contemplated by or following this Agreement, that, considered individually

38 or in the aggregate (either alone or in combination with any other event, including termination of service) with any other such payments, agreements, plans, arrangements or other contracts, will, or could be expected to, give rise directly or indirectly to the payment of any amount that would be characterized as an “excess parachute payment” within the meaning of Section 280G(b)(1) of the Code or similar provisions of Applicable Law. There is no agreement, plan, arrangement or other contract by which the Company is bound to compensate any Person for excise taxes paid pursuant to Section 4999 of the Code. (y) Each “nonqualified deferred compensation plan” (as such term is defined under Section 409A(d)(1) of the Code and the guidance thereunder) under which the Company makes, is obligated to make or promises to make, payments (each, a “409A Plan”) complies in both form and operation, with the requirements of Section 409A of the Code and the guidance thereunder. No compensation shall be includable in the gross income of any current or former employee, director, or consultant of the Company as a result of the operation of Section 409A of the Code and no payment to be made under any 409A Plan is or will be subject to the penalties of Section 409A(a)(1) of the Code. (z) The Company made a valid election under Section 1362 of the Code to be treated as an “S corporation” at the time of formation, and the Company has at all times since such election qualified as an “S corporation” for U.S. federal income tax purposes and for all applicable state income Tax purposes in states which allow a corporation to be treated as an “S corporation”. The Company has never been subject to Tax under Section 1374 or Section 1375 of the Code. The Company is eligible to make a Section 338(h)(10) Election as contemplated herein, and nothing exists so as to prohibit Company and, to the Company’s Knowledge, Purchaser, from making a Section 338(h)(10) Election with respect to the Company. 3.22 Employee Benefit Plans. (a) Section 3.22(a) of the Company Disclosure Schedule contains an accurate and complete list, with respect to the Company and any other Person under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code, and the regulations issued thereunder (collectively an “ERISA Affiliate”) of each plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related options or awards, pension, retirement benefits, provident fund benefits, profit-sharing, savings, disability benefits, medical insurance, dental insurance, health insurance, life insurance, death benefit, other insurance, welfare benefits, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including, but not limited to, each “employee benefit plan,” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or similar provisions of Applicable Law, which is or has been maintained, contributed to, or required to be contributed to, by the Company or any ERISA Affiliate for the benefit of any current or former employee, director, advisor, contractor or consultant, or for which the Company has any liability (actual or contingent, direct or indirect) (collectively, the “Company Employee Plans”). The Company has not made any plan or commitment to establish any new Company Employee Plan, to modify any Company Employee Plan (except to the extent required by law or to conform any such Company Employee Plan to the requirements of any Applicable Law, in each case as previously disclosed to Purchaser in writing, or as expressly required by this Agreement). (b) Documents. The Company has provided to Purchaser (i) correct and complete copies of all documents embodying each Company Employee Plan including all amendments thereto and all related trust documents (or a summary of any oral Company Employee Plan), (ii) the three most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan, (iii) if the Company Employee Plan is funded, the most recent annual and periodic accounting of the Company

39 Employee Plan assets, (iv) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, with respect to each Company Employee Plan, (v) all material written agreements and contracts relating to each Company Employee Plan, including administrative service agreements and group insurance contracts, (vi) all communications material to any employee or employees relating to any Company Employee Plan and any proposed Company Employee Plan, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any liability to the Company, (vii) all correspondence to or from any governmental agency relating to any Company Employee Plan, (viii) all model Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) forms and related notices, (ix) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each Company Employee Plan, (x) all discrimination tests for each Company Employee Plan for the three most recent plan years, (xi) all registration statements, annual reports and prospectuses prepared in connection with each Company Employee Plan, to the extent applicable, (xii) the most recent IRS determination or opinion letter issued with respect to each Company Employee Plan, to the extent any such determination or opinion or advisory letter was issued, (xiii) all rulings or notices issued by a governmental agency with respect to each Company Employee Plan, and (xiv) a written description of the terms of any unwritten plan. (c) Company Employee Plan Compliance. The Company has performed all obligations required to be performed by it under, are not in default or violation of, and the Company has no Knowledge of any default or violation by any other party to, any Company Employee Plan, and each Company Employee Plan has been established and maintained in accordance with its terms and in compliance with Applicable Law, including ERISA and the Code. Each Company Employee Plan intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has obtained a favorable determination, notification, advisory and/or opinion letter, as applicable, on which the employer is entitled to rely, as to its qualified status from the IRS, or has obtained an opinion of counsel as to the qualified status of the plan, and to the Company’s Knowledge (solely with respect to the iSolved 401(k) Plan). nothing has occurred since the date of the most recent determination that would reasonably be expected to cause any such Company Employee Plan or trust to fail to qualify under Section 401(a) or 501(a) of the Code. No “prohibited transaction,” within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, involving the Company, any Affiliate, or employees, officers or shareholders thereof, occurred with respect to the iSolved 401(k) Plan. No “prohibited transaction,” within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, occurred with respect to any Company Employee Plan (other than the iSolved 401(k) Plan). There are no actions, suits or claims pending or, to the Knowledge of the Company, threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan that include the Company, any Affiliate or any employees, officers, directors or shareholders thereof as a necessary or likely party, or against the assets of the iSolved 401(k) Plan. There are no actions, suits or claims pending or, to the Knowledge of the Company, threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan (other than the iSolved 401(k) Plan). Each Company Employee Plan, to the extent not addressed in Section 8.2(a)(xviii) and to the extent permissible under Applicable Law, can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms without liability to Purchaser, the Company, or any ERISA Affiliate (other than ordinary administration expenses). There are no audits, inquiries or proceedings involving the Company, any Affiliate, or employees, officers, directors or shareholders thereof, pending or to the Knowledge of the Company or any ERISA Affiliates, threatened by the IRS, DOL, or any other governmental entity with respect to the iSolved 401(k) Plan. There are no audits, inquiries or proceedings pending or to the Knowledge of the Company or any ERISA Affiliates, threatened by the IRS, DOL, or any other governmental entity with respect to any Company Employee Plan (other than the iSolved 401(k) Plan). Neither the Company nor any ERISA Affiliate is subject to any fine, assessment, penalty or other Tax or liability with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975

40 through 4980 of the Code or otherwise by operation of law or contract. The Company has timely made all contributions and other payments required by and due under the terms of each Company Employee Plan. No event arising out of the act or omission of the Company, any Affiliate, or employees, officers, directors or shareholders thereof, has occurred that could give rise to loss of the tax-qualified or tax-exempt status of the iSolved 401(k) Plan. No event has occurred that could give rise to loss of the tax-qualified or tax-exempt status of any Company Employee Plan (other than the iSolved 401(k) Plan). (d) No Pension Plan. Neither the Company nor any ERISA Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any Company Employee Plan or other plan that is an “employee pension benefit plan,” within the meaning of Section 3(2) of ERISA subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code or similar provisions of Applicable Law. (e) No Self-Insured Company Employee Plan. Neither the Company nor any ERISA Affiliate has ever maintained, established, sponsored, participated in or contributed to any self- insured “group health plan” (within the meaning of Section 5000(b)(1) of the Code) that provides benefits to employees (other than a medical flexible spending account, health reimbursement arrangement or other similar program, including any such plan pursuant to which a stop-loss policy or contract applies). (f) Collectively Bargained, Multiemployer and Multiple-Employer Plan. At no time has the Company or any ERISA Affiliate contributed to or been obligated to contribute to any multiemployer plan (as defined in Section 3(37) of ERISA). Neither the Company nor any ERISA Affiliate has at any time ever maintained, established, sponsored, participated in or contributed to any “multiple employer plan” or any “multiple employer welfare arrangement” or to any plan described in Section 413 of the Code or Sections 3(40) or 210 of ERISA. (g) No Post-Employment Obligations. No Company Employee Plan provides, or reflects or represents any liability to provide, post-termination or retiree life insurance, health or other employee welfare benefits to any Person for any reason, except as may be required by COBRA or other applicable statute, and neither the Company has represented, promised or contracted (whether in oral or written form) to any employee (either individually or to employees as a group) or any other Person that such employee(s) or other Person would be provided with life insurance, health or other employee welfare benefits, except to the extent required by statute. (h) COBRA; FMLA; CFRA; HIPAA. The Company and each ERISA Affiliate has, prior to the date hereof, complied in all material respects with the Patient Protection and Affordable Care Act, as amended, the Health Care and Education Reconciliation Act of 2010, as amended, COBRA, the Family Medical Leave Act of 1993, as amended, the California Family Rights Act of 1993, as amended, HIPAA, the Women’s Health and Cancer Rights Act of 1998, the Newborns’ and Mothers’ Health Protection Act of 1996, the Patient Protection and Affordable Care Act (as amended), the Health Care and Education Reconciliation Act of 2010 (as amended) (the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010, collectively, the “ACA”), and any similar provisions of foreign or state law applicable to its employees or compliance with those provisions has been delegated to a third-party administrator, and the Company does not have any Knowledge of any non-compliance by such administrator. Neither the Company nor any ERISA Affiliate has any unsatisfied obligations to any employees or qualified beneficiaries pursuant to COBRA, HIPAA, ACA or any state or statutory local law governing health care coverage or extension. (i) Effect of Acquisition. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby or any termination of employment or service in connection therewith will (i) result in any payment (including severance, gratuity,

41 golden parachute, bonus or otherwise), becoming due to any employee, (ii) result in any forgiveness of indebtedness, (iii) increase any benefits otherwise payable by the Company or any ERISA Affiliate, (iv) obligate the Company or any ERISA Affiliate to fund any trust, or (v) result in the acceleration of the time of payment or vesting of any such benefits except as required under Section 411(d)(3) of the Code. (j) No Interference or Conflict. To the Knowledge of the Company, no Shareholder or director, officer, employee or consultant of the Company is obligated under any Contract, subject to any judgment, decree, or order of any court or administrative agency that would interfere with such Person’s efforts to promote the interests of the Company or that would interfere with the Company Business. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company Business nor any activity of such officers, directors, employees or consultants in connection with the carrying on of the Company Business will, to the Knowledge of the Company, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any Contract under which any of such officers, directors, employees, or consultants is now bound. 3.23 Employee Matters. (a) Section 3.23(a) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a true, correct and complete list of all directors, officers, and employees (including part-time employees and interns) of the Company (anonymized where required by Applicable Law), describing for each such individual: (i) date of hire; (ii) name of employer and business location; (iii) job title; (iv) full time or part time status; (v) salary or wages, as applicable; (vi) target bonus, commission or other variable compensation for the current fiscal year and any accrued but unpaid bonus, commission or other variable compensation for the current and the most recently completed fiscal year; (vii) whether the position is classified as exempt or non-exempt for wage and hour law purposes; (viii) accrued but unused vacation, sick leave, or other paid time off; (ix) any other cash compensation and benefits arrangements; (x) immigration status; (xi) if the employee is anything but an at-will employee and (xii) whether such individual is full-time, part-time, on workers’ compensation, maternity leave, disability leave or other leave of absence with a legal right of reinstatement. (b) The Company has provided or made available to Purchaser (i) the employment agreements and any other agreements providing for terms and conditions of employment or engagement with all directors, officers and employees of the Company; (ii) any and all agreements related to any such directors, officers, and employees’ outside employment or engagement with any third party; (iii) all of its written employment policies and current employee handbook as well as a summary of all its material unwritten employment customs and practices; (iv) all forms of services agreements and agreements with current consultants, independent contractors, and/or advisory board members; (v) all forms of confidentiality, non-competition or inventions agreements between current and former employees/consultants and the Company used in the last three (3) years and a true, correct, and complete list of all current employees, consultants, and /or others currently providing services to the Company who are not subject to such form agreements; (vi) the most current management organization chart(s); (vii) all agreements and/or insurance policies providing for the indemnification of any officers or directors of the Company; and (viii) a summary of any liability the Company has for termination payments to current directors, officers and employees of the Company. (c) The Company has provided to Purchaser, as of the date of this Agreement, a true, correct and complete list of all of its consultants, advisory board members, independent contractors, and other service providers (including leased and temporary employees) of the Company currently serving, and for each, the name, the nature of the services provided, the start date of the engagement, where services are performed, and the compensation arrangement. The Company has provided copies of all agreements for each of these individuals.

42 (d) The employment of the employees of the Company is terminable at will, without payment of severance or other compensation or consideration, and without advance notice. None of the employees, consultants, independent contractors or other service providers the Company currently serving have terminated their employment or engagement nor have threatened or indicated in writing to terminate such employment or engagement, nor has the Company given notice of termination to any of these individuals. Neither the execution, delivery or performance of this Agreement nor the consummation of any of the transactions contemplated hereunder will or may (either alone or in conjunction with any other event) provide any employees, consultants, independent contractors or other service providers of the Company with a right to terminate their employment or engagement with the Company. Section 3.23(d) of the Company Disclosure Schedule lists all liabilities of the Company to any employee, consultant, independent contractor or other service provider that result from the termination by Purchaser, the Company of such individual’s employment or provision of services, a change of control of the Company, or a combination thereof. (e) The Company is in compliance in all material respects with all currently Applicable Laws and regulations respecting employment, employment practices and terms and conditions of employment, including applicant and employee background checks, immigration laws, anti- discrimination, harassment and retaliation laws, disability, civil rights, pay equity, the Fair Labor Standards Act and its state law equivalents, Title VII and its state law equivalents, verification of employment eligibility, employee leave laws including the Family Medical Rights Act and its state law equivalents, classification of workers as employees and independent contractors, classification of employees as exempt and non-exempt, wage and hour laws, meal and rest break laws, expense reimbursement laws, employee leasing and joint employer laws, profit-sharing, benefits in kind, remuneration for inventions, overtime work, occupational safety and health laws (including law, rules, regulations and orders related to the COVID-19 pandemic), termination of employment, and except for such violations which have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company has materially complied with all recordkeeping laws including but not limited to all accountings related to wages, sick pay, vacation accrual, and time records. There are no proceedings pending or, to the Company’s Knowledge, reasonably expected or threatened, between the Company, on the one hand, and any or all of its current or former employees, on the other hand, including any claims for actual or alleged harassment, discrimination or retaliation based on race, national origin, age, sex, sexual orientation, religion, disability or other protected characteristics, or tortious conduct, breach of contract, wrongful termination, defamation, intentional or negligent infliction of emotional distress, interference with contract or interference with actual or prospective economic disadvantage. There are no claims pending, or, to the Company’s Knowledge, reasonably expected or threatened, against the Company under any workers’ compensation or long-term disability plan or policy. The Company (i) has provided all employees, independent contractors, consultants and other service providers with all wages, salaries, benefits, relocation benefits, stock options, bonuses and commissions, and all other compensation that is due to be paid to or on behalf of such employees, independent contractors, consultants and other service providers, (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments or compensation to employees, and (iii) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Entity, with respect to unemployment insurance benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice). Neither the Company nor any ERISA Affiliate has direct or indirect liability with respect to any misclassification of any Person as an independent contractor rather than as an employee, any misclassification of any employee in terms of his or her exempt or non-exempt status under applicable wage and hour laws, or with respect to any employee leased from another employer. (f) No work stoppage or labor strike against the Company is pending, or, to the Company’s Knowledge, threatened, or reasonably anticipated and no such event has occurred within

43 the last three (3) years. The Company has no Knowledge of any activities or proceedings of any labor union, labor organization or other employee collective group to organize any employees. There are no actions, suits, claims, labor disputes or grievances pending or, to the Company’s Knowledge, threatened, or reasonably anticipated relating to any labor matters involving any employee, including charges of unfair labor practices. The Company has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act or any applicable state or local statutory legislation. The Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to employees, nor is there a duty to on the part of the Company to bargain with any labor union, labor organization or other employee collective groups, and no collective bargaining agreement is being negotiated by the Company. (g) The Company is in compliance in all material respects with the Worker Adjustment Retraining Notification Act of 1988, as amended (“WARN Act”), or any similar state or local law. There has been no mass layoff, plant closing or similar employment loss at the Company, at any time, under the federal WARN Act or any similar state, local or foreign law within the past two (2) years. The Company has not been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state, local or foreign law or regulation. The Company has not incurred any liability or obligation under the WARN Act, nor will it incur any liability or obligation under the WARN Act as a result of the transactions contemplated by this Agreement or that may be based, in whole or in part, on any employment terminations that occur prior to the Closing. (h) There are no outstanding inspection orders or any pending or, to the Knowledge of the Company, threatened charges under the Occupational Safety and Health Administration (“OSHA”) or any other applicable occupational health and safety legislation with respect to the Company. The Company has complied in all material respects with any orders issued to it under OSHA or any other applicable occupational health and safety legislation and there are no appeals of any orders that are currently outstanding. (i) There are no outstanding assessments, penalties, fines, liens, charges, surcharges, or other amounts due or owing pursuant to any workplace safety and insurance legislation and the Company has not been reassessed in any material respect under such legislation during the past two (2) years and, to the Knowledge of the Company, no audit of the Company is currently being performed pursuant to any applicable workplace safety and insurance legislation. There are no claims or potential claims which may materially adversely affect the Company’s accident cost experience in respect of the Company Business. (j) Any Person who has performed services for the Company while classified as an independent contractor has satisfied the requirements of Applicable Law to be so classified, and the Company has fully and accurately reported their compensation on IRS Forms 1099 or other applicable Tax forms for independent contractors when required to do so. All such independent contractors involved in innovations regarding Company Products or Company Services have entered into appropriate confidentiality and invention assignment agreements in favor of the Company. (k) To the knowledge of the Company, no employee or consultant of the Company is in material violation of: (i) any term of any employment or consulting Contract or (ii) any term of any other Contract or any restrictive covenant relating to the right of any such employee or consultant to be employed by or to render services to the Company or to use trade secrets or proprietary information of others. To the Knowledge of the Company, the employment of any employee or engagement of any consultant by the Company does not subject it to any liability to any third party. There are no performance improvement or disciplinary actions contemplated or pending against any of the Company’s current employees or individuals performing work for or on behalf of the Company.

44 (l) To the Knowledge of the Company, no Company employee is in violation of any term of any patent disclosure agreement, employment agreement, non-competition agreement or any restrictive covenant to any Person relating to the right of any such employee to be employed by the Company because of the nature of the business conducted or presently proposed to be conducted by the Company or to the use of trade secrets or proprietary information of others. (m) There have been no internal or external complaints, claims, or investigations regarding sexual harassment or discrimination in the last three (3) years. (n) The Company has not made a claim for or received any Tax credits, refunds, or similar benefits pursuant to the Families First Coronavirus Response Act, Pub. L. No. 116-127 (116th Cong.) (March 18, 2020) or the Coronavirus Aid, Relief, and Economic Security Act of 2020, as amended, including any rules, regulations, directives, interpretations or orders promulgated in connection therewith (collectively, the “CARES Act”). The Company made the good faith determination that it was eligible to receive (i) the U.S. Small Business Administration Notes, the first dated February 9, 2021, by and between the Company and Endeavor Bank, and the second dated April 14, 2020 by and between the Company and JPMorgan Chase Bank, N.A., and the obligations thereunder (the “PPP Loans”) it received under Section 1102 of the CARES Act, including under the rules and guidance issued by the Small Business Association (such rules and regulations, collectively, the “PPP Rules”). The PPP Loans received by the Company have been forgiven. The Company’s applications for the PPP Loans (including the calculation of the amount of the PPP Loans set forth therein) were made in good faith in accordance with, and in material compliance with, the CARES Act and the PPP Rules. The Company has made available to Purchaser a copy of the Company’s application for the PPP Loans and the information contained in such applications regarding the Company was true and correct in all material respects when made. All PPP Loan proceeds were used in compliance with and permitted by the PPP Rules. To the extent the Company received provider relief funds pursuant to the CARES Act, the Company has only used such funds in accordance with the terms and conditions governing such relief funds. 3.24 Insurance. Section 3.24 of the Company Disclosure Schedule lists all of the insurance policies and bonds maintained by the Company (collectively, the “Insurance Policies”), which Insurance Policies are of the type and in amounts customarily carried by Persons conducting businesses or owning assets similar to those of the Company. Each of the Insurance Policies is in full force and effect. All claims, events, and occurrences that may be covered under any Insurance Policy have been noticed pursuant to the conditions in such policy and there is no claim pending under any of such Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds or where available insurance coverage (inclusive of defense expenses) will be exceeded. All premiums due and payable under all such Insurance Policies have been paid, and the Company is otherwise in compliance with the terms of such Insurance Policies. The Company has not received written notice of default under, or a termination or cancellation of, or material premium increase with respect to, any of such Insurance Policies. No Insurance Policies are written on a retrospective, audited, or similar premium basis. The Company has made available to Purchaser complete and accurate copies of each Insurance Policy. 3.25 Compliance With Laws; Permits. (a) The Company has complied in all material respects with, is not in material violation of and has not received any written notices of violation with respect to, any Applicable Law with respect to the conduct of its business, or the ownership or operation of its business. (b) All Permits required for the Company to conduct the Company Business as currently conducted or for the ownership and use of the assets of the Company have been obtained by

45 the Company and are valid and in full force and effect. All fees and charges with respect to such Permits as of the date hereof have been paid in full. (c) Section 3.25(c) of the Company Disclosure Schedule lists all Permits issued to the Company which are related to the conduct of the Company Business or the ownership and use of the assets related to the Company Business, including the names of the Permits and their respective dates of issuance and expiration. True and complete copies of all Permits required to be listed in Section 3.25(c) of the Company Disclosure Schedule have been made available to Purchaser for inspection, which Permits are valid and subsisting and in good standing, there is no default under any of them, and no proceeding is pending or, to the Company’s Knowledge, threatened and to the Company’s Knowledge no grounds exist to revoke or amend any of them. Each such Permit is valid, in good standing and in full force and not subject to meritorious challenge and such Permit will continue to be valid, in good standing and in full force and effect immediately following the Closing in accordance with its terms as in effect prior to the Closing. There are no provisions in, or agreements relating to, any Permits that preclude or limit the Company from operating its business as currently conducted. The Company has not received any written notice or communication from any Governmental Entity regarding any violation of any such Permit. For the past four (4) years, there has not been any action, investigation, or disciplinary proceeding by or from any Governmental Entity pending or threatened against the Company involving any Permit. Each of the licensed professional personnel employed or contracted by the Company to provide services to or on behalf of the Company is, and at all times during which such Person performed services at or on behalf of the Company has been, in possession of all Permits necessary for such Person’s performance of such services. The Company has made available to Purchaser accurate and complete copies of all material survey reports, deficiency notices, plans of correction and related correspondence received by the Company for the past four (4) years, and no deficiency notices or plans of correction remain outstanding. Each laboratory, facility, and other operation of the Company, or operated for the benefit of the Company, that are required by Applicable Law to be specifically licensed are, and have been for the past four (4) years, duly licensed by the appropriate Governmental Entity. (d) The Company has not received written notice from any Governmental Entity or other Person claiming or alleging that the Company was not in compliance with all Applicable Laws applicable to the Company or its business or operations. Such business and operations as currently conducted by the Company are not prohibited by the Applicable Law of any jurisdiction in which such business or operations are conducted by the Company. The Company has not been assessed any penalty with respect to any alleged failure by the Company to have or comply with any Permit. The Company does not have any Knowledge of a Governmental Entity (or an independent third party accreditation agency) threatening the amendment, termination, revocation or cancellation of any Permit held by the Company. (e) Neither the Company, nor any of its employees in their capacities as employees of the Company, has been excluded, suspended, debarred, or otherwise sanctioned by any Governmental Entity, including the U.S. Department of Health and Human Services or the General Services Administration. To the Knowledge of the Company, no consultant or agent of the Company, in its capacity as such, has been subject to any such exclusions, suspensions, debarments, or other sanctions by any Governmental Entity. (f) The Company conducts research activities and diagnostic activities (if any) in compliance, in all material respects, with all Applicable Laws, biosafety standards and guidelines, including current Good Laboratory Practices (cGLP) as applicable. (g) Each employee and consultant of the Company required to be licensed by an applicable Governmental Entity, professional body and/or medical body (i) has such licenses, (ii) such licenses are in full force and effect and (iii), to the Knowledge of the Company, there are no facts or

46 circumstances that would reasonably be expected to result in any such licenses being suspended, revoked or otherwise lapse prematurely. 3.26 Brokers’ and Finders’ Fee. No broker, finder or investment banker is entitled to brokerage or finders’ fees or agents’ commissions or investment bankers’ fees or any similar charges in connection with the Acquisition, this Agreement or any other Transactions. 3.27 Restrictions on Business Activities. There is no Contract or judgment, injunction, order or decree to which the Company is a party, subject or otherwise bound, that would reasonably be expected to prohibit, impair or otherwise limit: (a) any current business practice of the Company or any of their respective present or future Affiliates; (b) any currently-proposed acquisition of property (tangible or intangible) by the Company or any of their respective present or future Affiliates; (c) the current conduct of business by the Company or any of their respective present or future Affiliates; or (d) the freedom of the Company or any of their respective present or future Affiliates to engage in any current line of business or to compete or do business with any Person, in each case whether arising as a result of a change in control of the Company or any of their respective present or future Affiliates or otherwise. Without limiting the generality of the foregoing, the Company has not (i) entered into any Contract under which the Company or any of their respective present or future Affiliates is restricted from selling, licensing, manufacturing or otherwise distributing any of its technology or products or from providing services to customers or potential customers or any class of customers, in any geographic area, during any period of time, or in any segment of the market, (ii) granted any Person exclusive rights to sell, license, manufacture or otherwise distribute the Company’s or any of their respective present or future Affiliates’ technology or products in any geographic area or with respect to any customers or potential customers or any class of customers during any period of time or in any segment of the market, or (iii) entered into any Contract limiting the freedom of the Company or any of its present or future Affiliates to solicit for employment, hire or employ any Person. 3.28 Customers and Suppliers; Adequacy of Supply. Section 3.28 of the Company Disclosure Schedule list the top twenty (20) customers by revenue from September 1, 2020 through August 31, 2021 (the “Top Customers”) and the top twenty (20) suppliers of the Company by way of amounts paid from September 1, 2020 through August 31, 2021 (the “Top Suppliers”). No Top Customer and or Top Supplier of the Company has canceled or otherwise terminated, or made any written threat to the Company to cancel or otherwise terminate its relationship with the Company or has at any time on or after the Company Balance Sheet Date, decreased materially its services or supplies to the Company in the case of any such supplier, or its usage of the services or products of the Company in the case of such customer, and to the Company’s Knowledge no such supplier or customer has indicated either orally or in writing that it intends to cancel or otherwise terminate its relationship with the Company or to decrease materially its services or supplies to the Company or its usage of the services or products of the Company, as the case may be. The Company has not knowingly breached, so as to provide a benefit to the Company that was not intended by the parties, any agreement with, or engaged in any fraudulent conduct with respect to, any Top Customer or Top Supplier. The Company has no Knowledge of any facts or circumstances which would make it difficult for the Company to obtain, in reasonable quantities and necessary quality and at a reasonable price and upon reasonable terms and conditions, the raw materials, supplies or component products required for the manufacture, assembly or production of any Company Product or performance of any Company Service. 3.29 Absence of Unlawful Payments. None of (a) the Company, (b) any Shareholder, or (c) any director, officer, employee, agent or Representative of the Company has offered, authorized, made, paid or received, or will in the future offer, authorize, make, pay or receive, directly or indirectly, any bribes, kickbacks, or other similar payments or offers or transfers of value in connection with obtaining or retaining business or to secure an improper advantage to or from any Person; nor have any of them,

47 directly or indirectly, committed any violation of any applicable anti-corruption law or the U.S. Foreign Corrupt Practices Act, 15 U.S.C. 78dd et seq. or any similar foreign law or regulation. 3.30 Compliance with Rights of First Refusal. Neither the execution and performance of this Agreement, nor the consummation of the Acquisition or any other Transaction, will result in any violation or be in conflict with or constitute, with or without the passage of time and giving of notice, any agreement to which the Company is a party that provides for any right of notice, right of first refusal, right of first offer, right of first negotiation or similar right directly or indirectly applicable to this Agreement, the consummation of the Acquisition or any other Transaction. 3.31 Effect of the Transaction. No creditor, employee, consultant or customer or other Person having a material business relationship with the Company has informed the Company that such Person currently intends to change such Person’s relationship with the Company as a result of this Agreement or any of the Transactions, nor, to the Company’s Knowledge, is there any such intent. 3.32 Bank Accounts. Section 3.32 of the Company Disclosure Schedule sets forth a true and complete list of the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains a safe deposit box or account, and the related account numbers. 3.33 No Other Representations. The representations and warranties made by the Company in this Agreement (as modified by the Company Disclosure Schedule) and the Company Certificate are the exclusive representations and warranties made by the Company with respect to the Company and the Company Business. The Company hereby disclaims any other express or implied representations or warranties with respect to itself and the Company Business (including any relating to the future financial condition, probable success, profitability of the Company or the Company Business and any projection, forecast, advice, statement or information that may have been or may be provided with respect thereto to the Purchaser, its Affiliates or their respective representatives by the Company, its Affiliates or their Representatives), other than as set forth in Section 3. 4. Representations and Warranties of Shareholders. Each Shareholder represents and warrants to Purchaser as follows. 4.1 Ownership of Shares. (a) Such Shareholder (i) is the legal and beneficial owner of the Shares set forth on Schedule 1.1(a) as held by such Shareholder (such Shareholder’s “Transferred Shares”), and, (ii) except for such Shareholder’s Transferred Shares, does not legally or beneficially own any Shares or any other Security Right for or related to any Company Security, and (iii) did not acquire any Shares in contemplation of the Acquisition and the other transactions contemplated by this Agreement. (b) No person other than such Shareholder has a beneficial interest in or a right to acquire or vote any of such Shareholder’s Transferred Shares. (c) Such Shareholder’s Transferred Shares are not, and at the Closing will not be, subject to any Encumbrances (other than Encumbrances created pursuant to this Agreement). 4.2 Authority. If such Shareholder is an entity, such Shareholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Such Shareholder has all requisite power and authority (if such Shareholder is an entity) or legal capacity (if such Shareholder is a natural person) to enter into this Agreement, and each other agreement, document or certificate to which

48 it, he or she may become a party pursuant to this Agreement, including the assignment separate from certificate (each, a “Shareholder Ancillary Agreement”), and to perform its, his or her obligations under this Agreement and each Shareholder Ancillary Agreement. The execution and delivery of this Agreement and each Shareholder Ancillary Agreement by such Shareholder and the consummation by such Shareholder of the transactions contemplated hereby and thereby have been duly authorized by all necessary action, if any, on the part of such Shareholder. This Agreement has been, and on the Closing Date each Shareholder Ancillary Agreement will have been, duly executed by such Shareholder and constitutes, or when executed by such Shareholder shall constitute, a valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors’ rights generally, and subject to general principles of equity. 4.3 No Consents. (a) No consent, approval, order, authorization, release or waiver of, or registration, declaration or filing with, any Governmental Entity or other Person is necessary or required to be made or obtained by such Shareholder to enable such Shareholder to lawfully execute, enter into, and perform its, his or her obligations under this Agreement or any Shareholder Ancillary Agreement, or to transfer such Shareholder’s Transferred Shares to Purchaser, which, if not obtained or made, would not reasonably be expected to have a Material Adverse Effect on the Company and would not prevent, materially alter or delay the consummation of the Acquisition. (b) Neither the execution by such Shareholder of this Agreement or any Shareholder Ancillary Agreement, nor the transfer of such Shareholder’s Transferred Shares to Purchaser or any other transaction contemplated by this Agreement or any Shareholder Ancillary Agreement: (i) conflicts with, or (with or without notice or lapse of time, or both) results in a termination, breach, impairment or violation of, or constitutes a default under, or requires the consent, release, waiver or approval of, or notice to, any third party under, (A) if such Shareholder is an entity, any provision of the Organizational Documents of such Shareholder, each as currently in effect, (B) Applicable Law, or (C) any Contract to which such Shareholder is a party or by which such Shareholder or its, his or her assets is bound or affected; or (ii) gives to others any rights of termination, amendment, acceleration or cancellation of, or results in the creation of any Encumbrance on, any of such Shareholder’s Transferred Shares pursuant to any Contract to which such Shareholder is a party or by which such Shareholder or any of such Shareholder’s Transferred Shares are bound or affected. 4.4 Litigation. There is no private or governmental Legal Proceeding pending before any Governmental Entity, foreign or domestic, or arbitrator, or, to the knowledge of such Shareholder, threatened against such Shareholder that relates in any way to the Company, this Agreement, any Shareholder Ancillary Agreement or any of the transactions contemplated hereby or thereby. 4.5 Brokers’ and Finders’ Fee. Such Shareholder is not obligated for the payment of any fees or expenses of any investment banker, broker, finder or similar party in connection with the origin, negotiation or execution of this Agreement or in connection with the Acquisition or any other transaction contemplated by this Agreement. 4.6 Tax Matters. (a) Such Shareholder has had an opportunity to review with its, his or her own tax advisors the tax consequences of the Acquisition and the transactions contemplated by this Agreement, the other agreements, certificates and documents that the Company and the Shareholders are to deliver at the Closing or enter into as a party thereto pursuant to this Agreement and any Shareholder Ancillary

49 Agreements. Such Shareholder understands that it, he or she must rely solely on its, his or her advisors and not on any statements or representations made by Purchaser, the Company or any of their lawyers, advisors, agents or representatives. Such Shareholder understands that such Shareholder (and not Purchaser or the Company) shall be responsible for any tax liability for Shareholder that may arise as a result of the Acquisition or the transactions contemplated by this Agreement and any Shareholder Ancillary Agreements. (b) All information provided, or to be provided, to Purchaser or to any Governmental Entity, by or on behalf of such Shareholder for purposes of enabling Purchaser or the Governmental Entity to determine the amount of Tax to be deducted and withheld, if any, from the consideration payable to such Shareholder pursuant to this Agreement is and will be fully accurate and complete when provided. 4.7 Shareholders’ Agent. The Shareholders’ Agent has been properly designated as the representative of such Shareholder and as the attorney-in-fact and agent for and on behalf of such Shareholder with respect to any and all actions and the making of any decisions required or permitted to be taken by the Shareholders’ Agent under this Agreement, including the exercise of all powers, authority and responsibilities set forth in Section 10.4. 5. Representations and Warranties of Purchaser. Purchaser represents and warrants to the Company and the Shareholders that the statements contained in this Section 5 are true and correct. 5.1 Organization, Standing and Power. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Purchaser has the corporate or company power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing could reasonably be expected to have a Material Adverse Effect on Purchaser. 5.2 Authority. (a) Purchaser has all requisite corporate or company power and authority to enter into this Agreement and each other Transaction Document to which it is a party and to consummate the Transactions. The execution and delivery of this Agreement and each other Transaction Document to which it is a party and the consummation of the Transactions have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement and each other Transaction Document to which it is a party has been duly executed by Purchaser and constitutes the valid and binding obligations of Purchaser enforceable against Purchaser in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors’ rights generally, and subject to general principles of equity. (b) No consent, approval, order or authorization of or registration, declaration or filing with any Governmental Entity is required by or with respect to Purchaser in connection with the execution of this Agreement and each other Transaction Document to which it is a party by Purchaser or the consummation by Purchaser of the Transactions, except for such consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not reasonably be expected to have a Material Adverse Effect on Purchaser and would not prevent, materially alter or delay the consummation of the Acquisition. 5.3 Financial Ability. The Purchaser has, and at the Closing will have, cash available sufficient to enable it to consummate the Acquisition, including payment of the Transaction Consideration.

50 5.4 Brokers’ and Finders’ Fee. No broker, finder or investment banker is entitled to brokerage or finders’ fees or agents’ commissions or investment bankers’ fees or any similar charges in connection with the Acquisition, this Agreement or any other Transactions. 5.5 Securities Representations. The Purchaser represents and warrants that it is acquiring the Shares solely for its own account for investment and not with a view to or for sale or distribution of said Shares or any part thereof. 5.6 No Other Representations, Non-Reliance. Except for the specific representations and warranties contained in the Company’s and the Shareholders’ representations and warranties set forth in Sections 3 and 4 (including related portions of the Company Disclosure Schedule) and the Company Certificate, (1) Purchaser acknowledges and agrees that (A) none of Shareholders, the Company or any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Shareholders or the Company, in respect of the Company Business, the Company, the Company’s assets, liabilities, operations, prospects, or condition (financial or otherwise), including with respect to merchantability or fitness for any particular purpose of any assets, the nature or extent of any liabilities, the prospects of the Company’s business, the effectiveness or the success of any operations, or the accuracy or completeness of documents, projections, material or other information (financial or otherwise) regarding the Company furnished to Purchaser or its representatives or made available to Purchaser and its representatives in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, the transactions contemplated hereby, or in respect of any other matter or thing whatsoever, and (B) no officer, agent, representative or employee of the Shareholders or the Company has any authority, express or implied, to make any representations, warranties or agreements not specifically set forth in the Transaction Documents and subject to the limited remedies herein provided; (2) Purchaser specifically disclaims that it is relying upon or has relied upon any such other representations or warranties and acknowledges and agrees that the Company and the Shareholders have specifically disclaimed and do hereby specifically disclaim any such other representation or warranty; (3) Purchaser specifically disclaims any obligation or duty by the Shareholders or the Company to make any disclosures of fact not required to be disclosed pursuant to the specific representations and warranties set forth in Sections 3 and 4 of this Agreement; and (4) Purchaser is acquiring the Shares subject only to the specific representations and warranties set forth in Sections 3 and 4 of this Agreement. 6. Conduct Prior to the Closing. 6.1 Conduct of Business of the Company. (a) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing (the “Pre-Closing Period”), the Company shall, and the Shareholders shall cause the Company to (except to the extent contemplated by this Agreement or as consented to in writing by Purchaser): (i) conduct and operate the business of the Company in the ordinary course of business consistent with past practice, and (ii) use commercially reasonable efforts to retain and expand relationships and business with the customers, suppliers, distributors, licensors, licensees, and others having business dealings with the Company consistent with past practice, and use all reasonable efforts to preserve intact the present business organizations of the Company, keep available the services of the present officers and (managing) directors of the Company and the Key Employees. (b) The Company shall, and the Shareholders shall cause the Company to, promptly notify Purchaser of (i) any material event or occurrence not in the ordinary course of the Company’s business, and of any event which would reasonably be expected to have a Material Adverse Effect on the Company; and (ii) any change in its capitalization.

51 (c) Without limiting the foregoing, except as contemplated by this Agreement or as set forth in Section 6.1(c) of the Company Disclosure Schedule, neither the Company nor any Shareholder shall, without the prior written consent of Purchaser: (i) Organizational Documents. Cause or approve any amendments to the Organizational Documents of the Company. (ii) Dividends; Changes in Capital Stock. Declare or pay any non- cash dividends on or make any other non-cash distributions in respect of any of the capital stock or equity securities of the Company, or split, combine or reclassify any of any of the share capital or equity securities of the Company, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares or other interests of any of the share capital or equity securities of the Company, or repurchase or otherwise acquire, directly or indirectly, any shares or other interests of any of the share capital or equity securities of the Company. (iii) Issuance of Securities. Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of the Company’s capital shares or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating the Company to issue any such shares, equity securities or other convertible securities. (iv) Dispositions. Sell, lease, license or otherwise dispose of or encumber any of the properties or assets of the Company that are material, individually or in the aggregate, to the Company’s business, taken as a whole, other than in the ordinary course of business consistent with past practice. (v) Indebtedness. Incur any Indebtedness or permit any Encumbrance of the Company’s assets other than Permitted Encumbrances. (vi) Agreements. Enter into, terminate, amend, renew or extend (A) any Contract relating to the license, transfer or other disposition or acquisition of Intellectual Property or rights to market or sell Company Products or perform Company Services, other than non-exclusive licenses to customers or suppliers of the Company in the normal course of business consistent with past practices and that are terminable for any reason by the Company upon no more than thirty (30) days’ notice, or (B) any Material Contract or any Contract that would be a Material Contract if in existence on the date hereof or any other material Contract related to distribution, commercial partnership, or development matters of the Company. (vii) Payment of Obligations. Pay, discharge or satisfy, in an amount in excess of $25,000 in the aggregate, any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Company Financial Statements. (viii) Capital Expenditures. Make any new capital expenditures, capital additions or capital improvements in excess of $25,000 or defer any capital expenditures, capital additions or capital improvements that are budgeted and reserved on the Company Financial Statements.

52 (ix) Insurance. Materially reduce the amount of any insurance coverage provided by existing insurance policies or allow any existing insurance policy to lapse or terminate. (x) Termination or Waiver. Terminate or waive any right of substantial value, other than in the ordinary course of business. (xi) Employee Benefit Plans; New Hires; Pay Increases. (A) amend any Company Employee Plan or adopt any plan that would constitute a Company Employee Plan except in order to comply with Applicable Law, or (B) hire any new employee, consultant or independent contractor, (C) terminate any existing employee, consultant or independent contractor (other than for cause; provided that the Company notifies Purchaser prior to such termination), or (D) pay any discretionary bonus, special remuneration, retention or special noncash benefit (except payments and benefits made pursuant to written agreements outstanding on the date hereof and listed in Section 3.22(a) of the Company Disclosure Schedule), or (E) increase the benefits, salaries, wage rates or compensation of its employees, consultants or independent contractors; provided, however, that in the event the Company desires to make a written offer to newly hire or replace any employee, the Company shall email Laura Puga at laura@codexdna.com (or such other Representative of Purchaser as Purchaser shall designate in writing) identifying the proposed new hire or replacement and such individual’s salary and bonus opportunities, and Purchaser shall promptly, and in any event within three (3) Business Days after delivery of such email, indicate by email to Dong Yi (Tony) Chen, email: tony@etonbio.com, whether it consents to such new hire or replacement; provided, further Purchaser shall be deemed to have consented to such new hire or replacement and such individual’s salary and bonus opportunities if it has not provided a response within such three (3) Business Day period. (xii) Severance Arrangements. Grant or pay any severance or termination pay or benefits (A) to any director or officer or (B) except for payments required to be made pursuant to written agreements pursuant to their terms outstanding and in effect on the date hereof to any other employee, consultant or independent contractor. (xiii) Lawsuits. Commence a lawsuit other than (A) for the routine collection of bills, (B) in such cases where the Company in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of the Company’s business, provided that the Company consults with Purchaser prior to the filing of such a suit or (C) for a breach of this Agreement; or enter into any settlement agreement with respect to any lawsuit. (xiv) Acquisitions. Acquire or agree to acquire by merging with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets that are material individually or in the aggregate, to its business, taken as a whole. (xv) Taxes. Make, rescind or change any election in respect of Taxes, adopt or change any accounting method in respect of Taxes, change an annual accounting period, prepare any Return in a manner inconsistent with past practices, file any Return other than in the ordinary course consistent with past practices or any amendment to a Return other than as may be required by Applicable Law, fail to file, on a timely basis, including allowable extensions, with any Taxing Authority, any Return, failure to timely pay or remit (or cause to be timely paid or remitted) any Taxes due, enter into any closing agreement (including an advance Tax ruling and/or an advance pricing agreement), settle any claim or assessment in respect of Taxes, request a ruling with respect to Taxes, surrender any right to claim a refund, offset or other reduction in Tax, incur any material Tax liability outside the ordinary course of business, or

53 consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes. (xvi) Revaluation. Revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business or as required by changes in GAAP. (xvii) Other. Take or agree in writing or otherwise to take, any of the actions described in Sections 6.1(c)(i) through (xvi) above, or any action that would cause a material breach of its warranties contained in this Agreement or prevent it from materially performing or cause it not to materially perform its covenants hereunder. 6.2 No Solicitation. (a) During the Pre-Closing Period, neither the Company nor any Shareholder shall directly or indirectly through any officer, director, employee, agent or Representative of the Company or otherwise: (i) submit, solicit, initiate, encourage, or discuss any inquiries or proposals that constitute, or would reasonably be expected to lead to, a proposal or offer for (A) a reorganization, liquidation, dissolution, initial public offering, or recapitalization of the Company, (B) a merger, consolidation, share exchange, business combination, sale of all or substantially all assets, sale of the shares in the capital of the Company or similar transactions involving the Company other than the transactions contemplated by this Agreement (C) any sale of any assets of the Company outside the ordinary course of business or any sale of capital stock or other equity interests in the Company, or (D) similar transaction or business combination involving the Company or their business or assets (any of the foregoing inquiries or proposals an “Acquisition Proposal”); (ii) engage or participate in negotiations or discussions concerning, or provide any non-public information to any Person or entity relating to, any Acquisition Proposal; or (iii) agree to, enter into, accept, approve or recommend any Acquisition Proposal. The Company warrants that it has the legal right to terminate any pending discussions or negotiations relating to an Acquisition Proposal without payment of any fee or other penalty. (b) The Company shall, and the Shareholders shall cause the Company to, notify Purchaser promptly (and no later than twenty-four (24) hours) after receipt by the Company or any Shareholder (or their respective advisors) of any Acquisition Proposal or any request for nonpublic information in connection with an Acquisition Proposal or for access to the properties, books or records of the Company by any Person or entity that informs the Company that it is considering making, or has made, an Acquisition Proposal. Unless prohibited by the terms of a confidentiality agreement in effect prior to the date hereof, such notice shall include the identity of the offeror and the terms and conditions of such proposal, inquiry or contact. 6.3 Shareholder Pre-Closing Covenants. Each Shareholder hereby agrees that during the Pre-Closing Period, such Shareholder shall not: (a) Directly or indirectly, transfer (except as may be specifically required by court order or by operation of law), sell, exchange, pledge or otherwise dispose of or encumber any of such Shareholder’s Transferred Shares, or enter into any agreement or other arrangement relating thereto; (b) Directly or indirectly, grant any proxies or powers of attorney with respect to any of such Shareholder’s Transferred Shares, deposit any of such Shareholder’s Transferred Shares into a voting trust, or enter into a voting agreement with respect to any of such Shareholder’s Transferred Shares; or

54 (c) Knowingly take any action that would (i) make any warranty made by such Shareholder or the Company herein untrue or incorrect or (ii) reasonably be expected to have the effect of impairing the ability of such Shareholder or the Company to perform its, his or her obligations under this Agreement or any Shareholder Ancillary Agreement or preventing or materially delaying the consummation of any of the transactions contemplated by this Agreement or any Shareholder Ancillary Agreement. 7. Additional Agreements. 7.1 Access to Information. (a) During the Pre-Closing Period, the Company shall, and the Shareholders shall cause the Company to, afford Purchaser and its accountants, counsel and other representatives, reasonable access to (i) all of the Company’s properties, personnel, books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel of the Company as Purchaser may reasonably request; provided, however, that the foregoing shall not require the Company to permit any inspection, or to disclose any information, to the extent that in the reasonable judgment of the Company would reasonably be expected to result in the waiver of any applicable attorney-client privilege. (b) During the Pre-Closing Period and subject to any restrictions imposed by applicable antitrust law, each of Purchaser and the Company shall confer on a regular and frequent basis with one or more representatives of the other Party to report operational matters of materiality and the general status of ongoing operations. (c) For a period of seven (7) years following the Closing Date, without the prior written consent of the Shareholders’ Agent (which will not be unreasonably withheld), neither Purchaser, the Company nor any of their Affiliates will dispose of or destroy any of the books and records of the Company relating to any pre-Closing period which may be relevant to any tax filing, audit, investigation or inquiry without first offering such records to the Shareholders’ Agent. Each of Purchaser and the Company will, upon reasonable notice, afford the Shareholders’ Agent and his representatives reasonable access (including the right to make, at the Shareholders’ Agent expense, photocopies), during normal business hours, to such books and records for any such purpose. 7.2 Confidentiality. (a) The parties acknowledge that Purchaser (or one of its Affiliates) and the Company have previously executed a Mutual Confidentiality Agreement dated as of October 29, 2021 (the “Confidentiality Agreement”), which Confidentiality Agreement is hereby incorporated herein by reference and shall continue in full force and effect in accordance with its terms, as if such Confidentiality Agreement were entered into directly by each of the parties hereto; provided that from and after the Closing, all of Purchaser’s and its Affiliates obligations under the Confidentiality Agreement shall terminate and be of no further force or effect. (b) Without limiting the foregoing, except with the prior written consent of Purchaser, each Shareholder agrees to keep confidential and not disclose (other than to its officers, directors, employees, attorneys, other advisors with a bona fide need to know and, solely with respect to clause (i) below, immediate family members with a bona fide need to know and who agree to keep confidential and not disclose, provided, in each case, that such Persons have agreed to or are otherwise bound by the confidentiality restrictions contained herein or substantially similar restrictions): (i) the terms and conditions and existence of this Agreement, any other Transaction Document, and the Transactions, (ii)

55 matters regarding the interpretation, performance, breach or termination hereof or thereof, and (iii) all confidential and/or proprietary information of the Company (including Intellectual Property used or owned by the Company) obtained by such Shareholder or its Representatives prior to the Closing, except in each case to the extent that (A) such information has otherwise been made public, (B) any such information reasonably necessary for enforcing such Shareholder’s rights hereunder or thereunder is disclosed to any Governmental Entity in connection with any Legal Proceedings involving a dispute between such Shareholder and Purchaser, (C) such Shareholder is required by Applicable Law to divulge or disclose any such information (in which case such Shareholder shall promptly notify Purchaser in advance of disclosing such information and use, at Purchaser’s sole expense, commercially reasonable efforts to cooperate with Purchaser to limit such disclosure to the extent permitted under Applicable Law), or (D) such information is reasonably necessary for such Shareholder to communicate with its partners or Affiliates and such information shall be used solely to the extent necessary for financial or Tax reporting with respect to, and/or evaluating the impact of the Acquisition on, such Shareholder’s security holdings in the Company. (c) Except as provided in Section 7.3, from and after the Closing, except with the prior written consent of the Shareholders’ Agent, Purchaser agrees to keep confidential and not disclose (other than to its officers, directors, employees, attorneys and other advisors with a bona fide need to know, provided that such Persons have agreed to or are otherwise bound by the confidentiality restrictions contained herein or substantially similar restrictions), (i) the terms and conditions and existence of this Agreement, any other Transaction Document, and the Transactions, and (ii) matters regarding the interpretation, performance, breach or termination hereof or thereof, except in each case to the extent that (A) such information has otherwise been made public, (B) any such information reasonably necessary for enforcing Purchaser’s rights hereunder or thereunder is disclosed to any Governmental Entity in connection with any Legal Proceedings involving a dispute between the Shareholders and Purchaser, or (C) Purchaser is required by Applicable Law to divulge or disclose any such information (in which Purchaser shall promptly notify the Shareholders’ Agent in advance of disclosing such information and use at the Purchaser’s expense commercially reasonable efforts to cooperate with the Shareholders’ Agent to limit such disclosure, to the extent permitted under Applicable Law). (d) From and after the Closing, except with the prior written consent of the Purchaser, the Shareholders’ Agent agrees to keep confidential and not disclose (other than to the Shareholders and their attorneys and other advisors with a bona fide need to know, provided that such Persons have agreed to or are otherwise bound by the confidentiality restrictions contained herein or substantially similar restrictions): (i) the terms and conditions and existence of this Agreement, any other Transaction Document, and the Transactions, (ii) matters regarding the interpretation, performance, breach or termination hereof or thereof, and (iii) all confidential and/or proprietary information of the Company obtained by the Shareholders’ Agent or its Representatives, except in each case to the extent that (A) such information has otherwise been made public, (B) any such information reasonably necessary for enforcing the Shareholders’ or the Shareholders’ Agent’s rights hereunder or thereunder is disclosed to any Governmental Entity in connection with any Legal Proceedings involving a dispute between the Shareholders and Purchaser, or (C) the Shareholders’ Agent is required by Applicable Law to divulge or disclose any such information (in which case the Shareholders’ Agent shall promptly notify Purchaser in advance of disclosing such information and use at the Shareholders’ Agent’s expense commercially reasonable efforts to cooperate with Purchaser to limit such disclosure, to the extent permitted under Applicable Law). 7.3 Public Disclosure. Any public announcement, press release or similar publicity with respect to this Agreement, the Acquisition or any of the transactions contemplated hereby, will be made or issued, if at all, at such time and in such manner as Purchaser determines; provided, that if such public announcement, press release or similar publicity includes any financial information with respect to the Acquisition or any of the transactions contemplated hereby, Purchaser will provide to the Company

56 (and, if after Closing, the Shareholders’ Agent) a copy of any such public announcement, press release or similar publicity prior to such disclosure for the Company’s (and, if after Closing, the Shareholders’ Agent’s) review and comment and approval (not to be unreasonably withheld, conditioned or delayed). In addition, prior to the Closing, Purchaser shall consult in good faith with the Company prior to issuing or making any other public announcement, press release or similar publicity with respect to this Agreement, the Acquisition or any of the transactions contemplated hereby (except for any public disclosures that are consistent with prior public disclosures). Notwithstanding the foregoing, neither Purchaser nor the Company shall have any such obligation in respect of any press release or similar publicity that it concludes after consultation with outside legal counsel that is required to be made by Applicable Law, or, in the case of Purchaser, the rules and regulations of any securities exchange or in connection with any earnings release, analyst calls or similar activities. 7.4 Regulatory Approvals; Further Assurances. (a) Purchaser and the Company will cooperate and use their respective, reasonable best efforts to as promptly as practicable subject to Applicable Law (i) obtain from any Governmental Entity any consent, approval, authorization, declaration, waiver, license, franchise, permit, certificate or order required to be obtained by Purchaser or the Company, in connection with the authorization, execution and delivery of this Agreement and the consummation of the Transactions, (ii) obtain, prior to the Closing, all Permits as are necessary for the consummation of the Transactions, (iii) make all required filings, and thereafter make any other required submissions and responses to requests for additional information and documentary materials, with respect to this Agreement required under any Applicable Law; provided, however, that Purchaser and the Company shall (A) cooperate with each other in connection with the making of all such filings, submissions and requests for information and (B) promptly furnish to each other all information required for any application or other filing to be made by the other pursuant to any Applicable Law in connection with the Transactions; and (iv) give each other prompt notice of any antitrust or similar investigation, and (v) promptly inform the other Party of any communication to or from any Governmental Entity in connection with any such request, inquiry, or action (and if in writing, furnish the other Party with a copy of such communication). (b) Purchaser, the Company and each Shareholder shall use commercially reasonable efforts to take, or cause to be taken, all actions necessary to effectuate the Acquisition and make effective the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each Party to this Agreement shall: (i) make any filings and give any notices required to be made and given by such Party in connection with the Acquisition and the other transactions contemplated by this Agreement; (ii) use commercially reasonable efforts to obtain any consent required to be obtained (pursuant to any applicable legal requirement or contract, or otherwise) by such Party in connection with the Acquisition or any of the other transactions contemplated by this Agreement; and (iii) use commercially reasonable efforts to lift any restraint, injunction or other legal bar to the Acquisition. Each Party shall promptly deliver to the other a copy of each such filing made, each such notice given and each such consent obtained by such Party during the period prior to the Closing. Each Party, at the reasonable request of the other Party, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby. (c) Without limiting the generality of the foregoing, Purchaser, the Company and each Shareholder acknowledge and agree that the Acquisition is subject to the provisions of ISRA. (i) Prior to the execution of this Agreement, the Company, at its sole cost and expense, retained a licensed site remediation professional (“LSRP”) authorized under the environmental laws of the State of New Jersey and acting in compliance with Environmental Law and the

57 regulations, guidance and other requirements of the New Jersey Department of Environmental Protection (“NJDEP”). (ii) Within 5 days of execution of this Agreement, the Company shall file with the NJDEP a General Information Notice (“GIN”) regarding this Transaction (the “ISRA Case”) and execute a Remediation Certification (as that term is defined under N.J.A.C.7:26B-3.3), in form and substance reasonably satisfactory to Purchaser, to establish a remediation funding source with NJDEP, at an amount no less than $100,000 (the “ISRA Funding Source Amount”), and pay any applicable remediation funding source surcharge to NJDEP as required by N.J.A.C. 7:26B-3.4. (iii) The Company shall complete all investigation, reporting and remediation necessary to achieve closure of the ISRA Case pursuant to ISRA through the issuance of a Response Action Outcome (“RAO”) by the Company’s LSRP with respect to all known Areas of Concern (as that term is defined in N.J.A.C. 7:26E-1.8). The Company shall obtain an RAO for the ISRA Case in a commercially reasonable time period in accordance and compliance with ISRA and all applicable Environmental Laws, including but not limited to the NJDEP’s Guidance for the Issuance of Response Action Outcomes, April 2016, Version 2.0. (iv) Prior to and after Closing, Purchaser shall reasonably cooperate with Seller by signing any authorization required to effectuate the Company’s compliance with ISRA. (v) Following the Closing, Purchaser shall cause the Company to provide access to the LSRP of the Company property subject to ISRA to perform the work required to obtain the RAO and the LSRP shall name the Company and the Shareholders as additional insured. 7.5 Notification of Certain Matters. During the Pre-Closing Period, each of the Company and the Shareholders, on the one hand, and Purchaser on the other hand, shall, subject to Applicable Law, give immediate notice to the other if any of the following occurs: (a) receipt of any notice of, or other communication relating to, a default, or event which with notice or lapse of time or both would become a default, under any Material Contract; (b) receipt of any notice or other communication in writing from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement (unless such consent has been obtained or is described in the Company Disclosure Schedule); (c) receipt of any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement; (d) the occurrence or non-occurrence of any fact or event that would reasonably be expected to cause the conditions set forth in Section 8 not to be satisfied; (e) the commencement of any action, or, to the Company’s Knowledge, the threat of any action involving or affecting the Company or any of its properties or assets; (f) the occurrence or non-occurrence of any fact or event that causes or is reasonably likely to cause a breach by the Company or Purchaser of any provision of this Agreement applicable to it that would reasonably be expected to cause the conditions set forth in Section 8 not to be satisfied;

58 (g) the occurrence of any fact or event of which such Party becomes aware that results in the inaccuracy in any warranty of such Party in this Agreement that would reasonably be expected to cause the conditions set forth in Section 8 not to be satisfied; and (h) the occurrence of any event that, had it occurred prior to the date of this Agreement without any additional disclosure hereunder, would have constituted a Material Adverse Effect of the Company or Purchaser. 7.6 Employees. During the Pre-Closing Period, the Company shall, and the Shareholders shall use commercially reasonable efforts to, cause the Company to, use commercially reasonable efforts in consultation with Purchaser to retain the consultants and employees of the Company, including the Key Employees, through and following the Closing. The Purchaser shall also offer the full- time employees of the Company listed in Section 3.23(a) of the Company Disclosure Schedule (excluding the Key Employees) continuing employment with Purchaser or one of its Subsidiaries by providing an at- will employment offer letter and a proprietary rights and inventions agreement (or similar agreement) for execution. 7.7 Expenses. Whether or not the Acquisition is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expense. For purposes of clarity, the Shareholders shall be responsible for the outstanding Transaction Expenses through the application of Sections 2.7 and 10 of this Agreement. 7.8 Release and Termination of Security Interests. The Company shall, and the Shareholders shall use commercially reasonable efforts to cause the Company to, use its commercially reasonable efforts to seek and obtain the release of any and all outstanding security interests in any of the Company’s assets, if any. 7.9 Required Contract Consents. To the extent requested by Purchaser, the Company shall, and the Shareholders shall use commercially reasonable efforts to cause the Company to, use its commercially reasonable efforts to obtain all Required Contract Consents and shall deliver such consents to Purchaser. 7.10 Tax Matters. (a) Allocation of Taxes. In the case of any Taxes relating to a Tax period that includes (but does not end on) the Closing Date (the “Straddle Period”), the portion of such Tax which relates to the Pre-Closing Tax Period shall (i) in the case of any Taxes other than Taxes based upon or related to income, gains or receipts, be deemed to be the amount of such Tax for the entire Straddle Period multiplied by a fraction the numerator of which is the number of days in the Pre-Closing Tax Period and the denominator of which is the number of days in the entire Straddle Period, and (ii) in the case of any Tax based upon or related to income, gains or receipts be deemed equal to the amount which would be payable if the relevant Straddle Period ended on the Closing Date. (b) Preparation of Returns. (i) Pre-Closing Income Tax Returns. The Shareholders shall have the sole and exclusive right to prepare or cause to be prepared and file or cause to be filed (taking into account all applicable extensions) the Pre-Closing Income Tax Returns. Such Returns will be prepared in a manner consistent with the past practice and custom of the Company to the extent consistent with Applicable Law. The Shareholders shall permit the Purchaser to review and comment on each Pre-Closing

59 Income Tax Return and the Shareholders shall make such revisions to such Returns as reasonably requested by Purchaser to such Pre-Closing Income Tax Returns. (ii) Other Returns. Except as provided in Section 7.10(b)(i), Purchaser shall prepare or cause to be prepared and file or cause to be filed all Returns for the Company for the Pre-Closing Tax Period and Straddle Period that are required to be filed after the Closing Date. All Returns filed by Purchaser after the Closing Date will be prepared in a manner consistent with the past practice and custom of the Company to the extent consistent with Applicable Law. Purchaser shall permit the Shareholders’ Agent to review and comment on each Return filed for the Pre-Closing Tax Period with respect to which Purchaser may be entitled to indemnity from the Shareholders under this Agreement and Purchaser shall make such revisions to such Returns as reasonably requested by the Shareholders’ Agent. (c) Tax Contests. After the Closing Date, Purchaser, the Company and the Shareholders’ Agent, respectively, shall inform the other Party in writing of the commencement of any claim, audit, investigation, examination, or other proceeding or self-assessment relating in whole or in part to Taxes for a Pre-Closing Tax Period (“Tax Contest”) for which Purchaser may be entitled to indemnity from the Shareholders under this Agreement. After the Closing Date, Purchaser shall have the exclusive right to represent the interests of the Company in any and all Tax Contests; provided, however, that the Shareholders’ Agent shall have the right to participate in any such Tax Contest and to employ counsel at its own expense of its choice (which counsel shall be reasonably acceptable to Purchaser) for purposes of such participation to the extent that any such Tax Contest would reasonably be expected to result in a Tax indemnification liability of the Shareholders pursuant to this Agreement. In the event that Purchaser proposes to compromise or settle any Tax Contest, or consent or agree to any Tax liability, relating to the Company that would result in an indemnity payment by the Shareholders, the Shareholders’ Agent shall have the right to review such proposed compromise, settlement, consent or agreement. Purchaser shall not agree or consent to compromise or settle any Tax Contest on a basis that would result in a Tax liability of the Company for a Pre-Closing Tax Period or liability of the Shareholders for indemnification unless the Shareholders’ Agent consents in writing to such settlement, compromise or concession, which consent will not be unreasonably withheld, conditioned or delayed. (d) Cooperation. Purchaser, the Company and the Shareholders’ Agent shall cooperate fully as and to the extent reasonably requested by the other Party in connection with the preparation and filing of any Return required of the Company, and the defense of any Tax Contest, claim, audit, litigation or other proceeding, with respect to Taxes which may be payable by the Company for a Pre-Closing Tax Period. Purchaser, the Company and the Shareholders’ Agent agree to abide by all record retention requirements of, or record retention agreements entered into with, any Taxing authority. (e) Certain Taxes and Fees. All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) (collectively “Transfer Taxes”) incurred in connection with the consummation of the transactions contemplated by this Agreement shall be borne and paid evenly by the Purchaser and by the Shareholders when due. The Party responsible under Applicable Law for submitting payment of such Taxes to the applicable Taxing authority shall file all necessary Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees. If required by Applicable Law, Purchaser or the Company shall join in the execution of any such Returns and other documentation. (f) Section 338(h)(10) Election. The Company and the Shareholders shall join with Purchaser in making an election under Section 338(h)(10) of the Code (and any corresponding election under state, local, and foreign Tax Law) with respect to the purchase and sale of the Shares hereunder (collectively, the “Section 338(h)(10) Election”). The Shareholders shall include any income,

60 gain, loss, deduction, or other Tax item resulting from the Section 338(h)(10) Election on their Returns to the extent required by applicable Law. The Shareholders shall also pay any Tax imposed on the Company attributable to the making of the Section 338(h)(10) Election, including (i) any Tax imposed under Section 1374 of the Code, (ii) any Tax imposed under Treasury Regulation Section 1.338(h)(10)-1(d)(5), or (iii) any state, or foreign Tax imposed on the Company resulting from the Section 338(h)(10) Election. The Shareholders agree to timely execute and deliver any and all forms (including IRS Form 8023 and all such forms, schedules and attachments as are necessary or required to be filed therewith pursuant to the applicable Treasury Regulations (and any similar election as may be available under applicable state or local Law)) that they are required to execute in order to make a valid Section 338(h)(10) Election and to perform such other acts as are necessary to make or perfect the Section 338(h)(10) Election. (g) Allocation Procedures. On or prior to 30th day following the date upon which the Transaction Consideration shall have been finally determined pursuant to Section 2.7, Purchaser shall provide the Shareholders’ Agent Purchaser’s good faith determination of the allocation of the Transaction Consideration and the assumed liabilities of the Company, if any (plus other relevant items) to the assets of the Company for Tax purposes, which shall be prepared in accordance with Sections 338 and 1060 of the Code and the Treasury Regulations thereunder (the “Purchase Price Allocation”). The Shareholders’ Agent shall have thirty (30) days immediately following receipt of the Purchase Price Allocation to provide comments to Purchaser’s determination and Purchaser shall consider in good faith any reasonable comments timely provided by the Shareholders’ Agent. Except as may otherwise be required by applicable Law, the parties shall file all income Returns, forms and reports in a manner consistent with the Purchase Price Allocation and none of the Shareholders, Purchaser or any Affiliate thereof shall take any position on any Return, before any Governmental Entity charged with the collection of any Tax, or in any legal proceeding that is inconsistent with the Purchase Price Allocation. Any adjustments to the Purchase Price shall be allocated among the assets in the same manner as set forth in this Section 7.10(g). Purchaser and the Shareholders will promptly notify the other Party in writing upon receipt of notice of any pending or threatened Tax audit or assessment challenging the Purchase Price Allocation and shall keep the other parties apprised of the status of such question, Tax proceeding and the resolution. Purchaser and the Shareholders agree to prepare and timely file all applicable IRS forms, including IRS Form 8883, and other required Returns and governmental forms in a manner consistent with the Purchase Price Allocation except as otherwise required by a “determination” within the meaning of Section 1313(a) of the Code, to cooperate with each other in the preparation of such Returns and forms, and to furnish each other with a copy of such Returns and forms prepared in draft, within a reasonable period prior to the filing due date thereof. (h) Tax-Sharing Agreement. All Tax-sharing agreements or similar agreements with respect to or involving the Company shall be terminated as of the Closing Date and, after the Closing Date, the Company shall not be bound thereby or have any liability thereunder. (i) Conflict of Provisions. In the event of a conflict between this Section 7.10 and any other provisions of this Agreement, the provisions of this Section 7.10 shall control. (j) Tax Gross Up. Within thirty (30) days after the determination of the final Purchase Price Allocation determined in accordance with Section 7.10(g), Shareholders’ Agent shall provide to Purchaser the calculations used to determine the proposed Incremental Tax. Within twenty (20) days of such receipt, Purchaser shall notify the Shareholders’ Agent of any objection to one or more items reflected in the delivered Incremental Tax calculation. The Shareholders’ Agent and Purchaser shall negotiate in good faith to resolve any disputed items of the Incremental Tax; provided, however, if the Shareholders’ Agent and the Purchaser are not able to resolve any disputed items within thirty (30) days, Purchaser and Shareholders’ Agent shall submit any disputed items to the Independent Accounting Firm. Purchaser and the Shareholders’ Agent shall provide to the Independent Accounting Firm all work

61 papers and back-up materials relating to the Incremental Tax Calculation requested by the Independent Accounting Firm to the extent available to Purchaser or the Shareholders’ Agent. Any materials provided to the Independent Accounting Firm shall also be made available to the other party. Purchaser and the Shareholders’ Agent shall be afforded the opportunity to present to the Independent Accounting Firm any material related to any disputed items related to the Incremental Tax and to discuss the issues with the Independent Accounting Firm. The Independent Accounting Firm shall base its determination solely on the presentations and supporting material provided by the parties. The determination by the Independent Accounting Firm shall be final, binding and conclusive on Purchaser, the Shareholders’ Agent and the Shareholders. The fees and expenses of the Independent Accounting Firm shall be divided equally between Purchaser and the Shareholders’ Agent. The Parties hereto acknowledge and agree that the calculation of the Incremental Tax shall (i) be determined based on the understanding and assumption that the Company is treated at all times as a validly electing “S corporation” within the meaning of Sections 1361 and 1362 of the Code, and (ii) shall place the Shareholders in the same after-Tax net cash position as if the Acquisition were structured as a sale of Shares without the Section 338(h)(10) Election. The Purchaser shall pay the Incremental Tax to the Shareholders within ten (10) days after the final determination of such amount under this Section 7.10(j). 7.11 Release of Claims. (a) Effective for all purposes as of the Closing, each Shareholder acknowledges and agrees, on behalf of itself (or, as applicable, himself or herself) and each of its (or, as applicable, his or her) current or former Affiliates, officers, directors, employees, managers, partners, principals, advisors, agents, servants, shareholders, members, investors, equity holders or other representatives (including attorneys, accountants, consultants, bankers and financial advisors, but not the Shareholders’ Agent in his capacity as shareholders’ representative), heirs, beneficiaries, estates, executors, administrators, trustees, successors or assigns (such Shareholder’s “Releasing Affiliates”) that none of such Shareholder or its Releasing Affiliates as of the date hereof or as of immediately prior to the Closing (i) has any Claims, (ii) has transferred or assigned, or purported to transfer or assign, any Claims and (iii) will transfer or assign, or purport to transfer or assign, any Claims, in each case, relating to the Company against any the Company or Purchaser, or their respective current or former affiliates, officers, directors, employees, managers, partners, principals, advisors, agents, servants, shareholders, members, investors, equity holders or other representatives (including attorneys, accountants, consultants, bankers and financial advisors), successors or assigns (collectively, the “Released Parties”); it being understood that the foregoing acknowledgment and agreement in this Section 7.11(a) shall not affect (i) the rights of such Shareholder or any of their respective Releasing Affiliates under this Agreement or any of the agreements contemplated hereby or (ii) any accrued rights to: unpaid cash compensation, unpaid wages, accrued and unpaid management or consulting fees, unpaid reimbursable expenses, unpaid overtime compensation, accrued and unpaid cash bonuses, unpaid cash commission, accrued vacation pay, accrued holidays, accrued severance or other termination payments provided for under Applicable Law, or social security or pension contributions or premiums payable in respect of any insurance-based benefits of such Shareholder or any of their respective Releasing Affiliates under or relating to any contracting, management or employment agreement of such Shareholder or any of their respective Releasing Affiliates under any contracting, management or employment agreement (provided that the foregoing acknowledgment and agreement in this Section 7.11(a) shall cover and apply to any and all Claims of such Shareholder or any of their respective Releasing Affiliates regarding classification or misclassification of such Shareholder or any of their respective Releasing Affiliates as an employee or asserting rights on behalf of by such Shareholder or any of their respective Releasing Affiliates to employment, wages or other employment based remuneration or benefits, in each case, arising out of or with respect to any management or other consulting agreement or arrangement).

62 (b) Effective for all purposes as of the Closing, each Shareholder, on behalf of itself (or, as applicable, himself or herself, but not the Shareholders’ Agent in his capacity as shareholders’ representative) and each of its (or, as applicable, his or her) Releasing Affiliates hereby irrevocably and unconditionally releases and forever discharges the Released Parties from any and all claims, demands, allegations, assertions, complaints, controversies, charges, duties, grievances, rights, causes of action, suits, liabilities, debts, obligations, promises, commitments, agreements, guarantees, endorsements, duties, damages, costs, losses, debts and expenses (including attorneys’ fees and costs incurred) of any nature whatsoever (whether direct or indirect, known or unknown, disclosed or undisclosed, matured or unmatured, accrued or unaccrued, asserted or unasserted, absolute or contingent, determined or conditional, express or implied, fixed or variable and whether vicarious, derivative, joint, several or secondary) relating to the Company (collectively, “Claims”); provided, however, that the foregoing release shall not cover (i) the rights of such Shareholder or any of their respective Releasing Affiliates under this Agreement or any of the agreements contemplated hereby or (ii) any accrued rights to: unpaid cash compensation, unpaid wages, accrued and unpaid management or consulting fees, unpaid reimbursable expenses, unpaid overtime compensation, accrued and unpaid cash bonuses, unpaid cash commission, accrued vacation pay, accrued holidays, accrued severance or other termination payments provided for under Applicable Law, or social security or pension contributions or premiums payable in respect of any insurance-based benefits of such Shareholder or any of their respective Releasing Affiliates under or relating to any contracting, management or employment agreement (provided that the foregoing release shall cover and apply to any and all Claims of such Shareholder or any of their respective Releasing Affiliates regarding classification or misclassification of such Shareholder or any of their respective Releasing Affiliates as an employee or asserting rights on behalf of by such Shareholder or any of their respective Releasing Affiliates to employment, wages or other employment based remuneration or benefits, in each case, arising out of or with respect to any management or other consulting agreement or arrangement). (c) Each Shareholder, on behalf of itself and each of its (or, as applicable, his or her) Releasing Affiliates acknowledges that it, he or she may hereafter discover facts in addition to or different from those that such Shareholder or Releasing Affiliate now knows or believes to be true with respect to the subject matter of this release, but it is such Shareholder’s or Releasing Affiliate’s intention to fully and finally and forever settle and release any and all Claims (other than as set forth in the proviso included in subsection (b) above) that do now exist, may exist or heretofore have existed with respect to the subject matter of this release. In furtherance of this intention, the releases contained herein shall be and remain in effect as full and complete releases notwithstanding the discovery or existence of any such additional or different facts. (d) Each Shareholder, on behalf of itself (or, as applicable, himself or herself) and each of its (or, as applicable, his or her) Releasing Affiliates acknowledges and agrees that it, he or she is familiar with Section 1542 of the Civil Code of the State of California (“Section 1542”), which provides as follows: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY. (e) Each such Person hereby (i) waives and relinquishes any rights and benefits that such Person may have under Section 1542 or any similar statute or common law principle of any jurisdiction and (ii) acknowledges that it, he or she may hereafter discover facts in addition to or different from those that such Person now knows or believes to be true with respect to the subject matter of

63 this release, but it is such Person’s intention to fully and finally and forever settle and release any and all Claims (other than as set forth in the proviso included in subsection (b) above) that do now exist, may exist or heretofore have existed with respect to the subject matter of this release. In furtherance of this intention, the releases contained herein shall be and remain in effect as full and complete releases notwithstanding the discovery or existence of any such additional or different facts. (f) Each Shareholder, on behalf of itself (or, as applicable, himself or herself) and each of its (or, as applicable, his or her) Releasing Affiliates acknowledges and agrees that it, he or she (i) has read this release and understands its terms and has been given an opportunity to ask questions of the Company’s representatives, and (ii) does not rely, and has not relied, on any representation or statement not set forth in this release made by any representative of the Company or any other Person with regard to the subject matter, basis or effect of this release or otherwise. (g) The release in this Section 7.11 is conditioned upon the Closing, and shall become null and void, and shall have no effect whatsoever, without any action on the part of any Person, in the event that is Agreement is terminated prior to the Closing in accordance with its terms. 7.12 Employees. (a) With respect to each Company employee who receives an offer of employment from Purchaser or one of its Subsidiaries (including the Company), for the period commencing at the Closing and ending twelve (12) months after the Closing (or earlier to the extent any applicable employees’ employment terminates earlier), Purchaser shall provide, or shall cause the Company or one of Purchaser’s other Subsidiaries to provide, to each Company employee who continues as an employee of Purchaser, the Company or any of their respective Subsidiaries (each, a “Continuing Employee”) at least the same compensation level and a substantially similar benefits level as provided by the Company prior to Closing, with each such Continuing Employee also receiving credit for time worked with the Company toward any Purchaser compensation plans. (b) Nothing contained herein, express or implied, shall be construed to establish, amend or modify any Company Employee Plan or any other plan, program, arrangement, agreement, policy or commitment. The parties hereto acknowledge and agree that the terms set forth in this Section 7.12 shall not create any right in any Continuing Employee or any other Person to continued employment with the Company, Purchaser, or any of their respective Subsidiaries or Affiliates. 8. Conditions Precedent; Closing Deliverables; Execution of Share Transfer Forms. 8.1 Conditions Precedent of Each Party to Effect the Closing. The respective obligations of each Party to this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions precedent, any of which may be waived, in writing, by agreement of all the parties hereto: (a) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Acquisition shall be and remain in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending, nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Acquisition, which makes the consummation of the Acquisition illegal.

64 8.2 Additional Conditions Precedent to the Obligations of Purchaser; Other Closing Deliverables. (a) The obligations of Purchaser to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions precedent, any of which may be waived, in writing, by Purchaser: (i) Representations and Warranties. (A) The representations and warranties of the Company and the Shareholders in this Agreement (other than the Fundamental Representations) shall be true and correct in all material respects, except for such warranties that are qualified by their terms by a reference to materiality or “Material Adverse Effect,” which warranties as so qualified shall be true and correct in all respects, on and as of the date of this Agreement and on and as of the Closing Date as though such warranties were made on and as of such time (except for such warranties that speak specifically as of the date hereof or as of another date, which shall be true and correct as of such date). (B) The Fundamental Representations of the Company and the Shareholders in this Agreement shall be true and correct in all respects on and as of the date of this Agreement and on and as of the Closing Date as though such warranties were made on and as of such time (except for such warranties that speak specifically as of the date hereof or as of another date, which shall be true and correct as of such date). (ii) Performance of Obligations. The Company and each Shareholder shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions of this Agreement required to be performed and complied with by it as of the Closing. (iii) Third Party Consents. The Company shall have made available to Purchaser each consent and approval set forth on Schedule 8.2(a)(iii), which consent or approval shall be in form and substance reasonably satisfactory to Purchaser. (iv) No Governmental Litigation. There shall not be pending or threatened any Legal Proceeding in which a Governmental Entity is or is threatened to become a party or is otherwise involved, and neither Purchaser nor the Company shall have received any communication from any Governmental Entity in which such Governmental Entity indicates the probability of commencing any Legal Proceeding or taking any other action: (A) challenging or seeking to restrain or prohibit the consummation of the Acquisition; (B) relating to the Acquisition and seeking to obtain from Purchaser or any of its Subsidiaries, or from the Company, any damages or other relief that would be material to Purchaser; (C) seeking to prohibit or limit in any material respect Purchaser’s ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the Shares; or (D) that would materially and adversely affect the right of Purchaser, the Company to own the assets or operate the business of any the Company. (v) Governmental Approval. Purchaser and the Company shall have timely obtained from, or made to, the applicable Governmental Entity the approvals, waivers, consents and notices set forth on Schedule 8.2(a)(v) in form and substance reasonably satisfactory to Purchaser (vi) No Material Adverse Effect. There shall not have occurred any change in the financial condition, properties, assets (including intangible assets), liabilities, business,

65 operations, results of operations or prospects of the Company, that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company. (vii) Certificate of Officer. Purchaser shall have received a certificate executed on behalf of an authorized signatory of the Company that the conditions set forth in Sections 8.2(a)(i), (ii), and (vi) have been satisfied (the “Company Certificate”). (viii) Secretary’s Certificate. Purchaser shall have received from an authorized signatory of the Company, a certificate having attached thereto (A) the Organizational Documents of the Company, (B) resolutions, if any, approved by the Company’s board of directors or similar governing body authorizing and approving the transactions contemplated hereby, and (C) certificates of good standing or equivalent certificates in the jurisdiction of organization of the Company issued by each jurisdiction of organization of the Company and for the Company, from the States of Massachusetts, New Jersey and North Carolina, in each case dated as of a date no more than ten (10) days prior to the Closing Date. (ix) Escrow Agreement. The Shareholders’ Agent and the Escrow Agent shall have executed and delivered the Escrow Agreement. (x) Resignation Letters. The Company shall have delivered to Purchaser a duly executed written resignation in form and substance reasonably satisfactory to Purchaser, from each director and officer of the Company effective as of the Closing. (xi) Release and Termination of Security Interests. The Company’s assets shall have been released from all security interests thereon and the Company shall have provided Purchaser with evidence reasonably satisfactory to Purchaser of such release. (xii) Employees. (A) (i) The Key Employees shall have remained continuously employed with the Company from the date of this Agreement through the Closing, and (ii) no action shall have been taken by the Key Employees to rescind any Key Employee Agreement; and (B) at least 80% of the aggregate full-time employees of the Company listed in Section 3.23(a) of the Company Disclosure Schedule (excluding the Key Employees) shall have evidenced their acceptance of continuing employment with Purchaser or one of its Subsidiaries by executing an at-will employment offer letter and a proprietary rights and inventions agreement (or similar agreement) with Purchaser. (xiii) Contract Terminations. Each of the Contracts listed or described on Schedule 8.2(a)(xiii) shall have been terminated, and the Company shall have delivered to Purchaser documentation satisfactory to Purchaser of such termination. (xiv) [Reserved.] (xv) [Reserved.] (xvi) Share Transfer Documents. Each Shareholder shall have delivered, or caused to be delivered, to Purchaser share certificates evidencing the Shares (or an affidavit of loss in form and substance reasonably satisfactory to Purchaser), free and clear of Encumbrances, together with an assignment separate from certificate duly executed in blank and an IRS Form W-8 or W- 9, as applicable.

66 (xvii) Continuation of Certain Agreements. Each Non-Competition Agreement shall be in full force and effect, and no Person party thereto shall have taken any action to rescind any such Non-Competition Agreement, and no action shall have been taken by the Vesting Shareholder to rescind the Transaction Consideration Vesting Agreement. (xviii) Benefit Plans. Evidence reasonably satisfactory to Purchaser that the Company has taken all actions necessary to terminate (i) all Company Employee Plans that contain a cash or deferred arrangement intended to qualify under Section 401(a) of the Code (a “401(k) Plan”) that are sponsored or maintained by the Company, (including one resulting from a spin off from participation in the iSolved PEO, LLC 401(k) Plan), and (ii) the participation of the Company in any 401(k) Plan maintained or sponsored by any other Person (including, without limitation, iSolved PEO, LLC or any of its affiliates), with such termination of such 401(k) Plan and such participation in a 401(k) Plan, as applicable, in each case to be effective as of no later than one day prior to the Closing. The Company shall provide Purchaser with a copy of resolutions duly adopted by the Company’s board of directors in a form acceptable to Purchaser no later than two (2) business days prior to the Closing terminating its participation in any such 401(k) Plan and shall incorporate any comments reasonably provided by Purchaser to the form of such resolutions. (xix) Non-Foreign Certificates. Each Shareholder shall have delivered an executed certificate, dated as of the Closing Date and certifying that the Shareholder is not a “foreign person” within the meaning of Section 1445 of the Code which satisfies the requirements of Treasury Regulations Section 1.1445-2(b)(2). (xx) Section 338(h)(10) Election Form. The Company shall have delivered to Purchaser an election under Section 338(h)(10) of the Code for the Company properly executed by each Shareholder on IRS Form 8023 (and any corresponding state or local income Tax elections). (xxi) Certain Leases. The Company shall have delivered to Purchaser a fully executed lease in form and substance reasonably satisfactory to Purchaser for the first floor of 10717 Sorrento Valley Road, San Diego, California 92121. (xxii) Release of Guaranties. The Company shall have delivered to Purchaser a termination and release of any and all guaranties to which the Company is a party in form and substance reasonably satisfactory to Purchaser, including those set forth on Schedule 8.2(a)(xxii). 8.3 Additional Conditions Precedent to Obligations of the Company and the Shareholders and Other Closing Deliverables. (a) The obligations of the Company and the Shareholders to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions precedent, any of which may be waived, in writing, by the Company: (i) Warranties and Covenants. (A) The warranties of Purchaser in this Agreement (other than Fundamental Representations) shall be true and correct in all material respects (except for such warranties that are qualified by their terms by a reference to materiality or “Material Adverse Effect,” which warranties as so qualified shall be true and correct in all respects) on and as of the date of this Agreement and on and as of the Closing Date as though such warranties were made on and as of such time (except for such

67 warranties that speak specifically as of the date hereof or as of another date, which shall be true and correct as of such date). (B) The Fundamental Representations of Purchaser shall be true and correct in all respects on and as of the date of this Agreement and the Closing Date as though such warranties were made on and as of such time (except for such warranties that speak specifically as of the date hereof or as of another date, which shall be true and correct as of such date). (ii) Performance of Obligations. Purchaser shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Closing. (iii) Purchaser Certificate. The Company shall have received a certificate (the “Purchaser Certificate”) executed on behalf of Purchaser by an authorized signatory of Purchaser, certifying that the conditions set forth in Sections 8.3(a)(i) and (ii) have been satisfied. (iv) Escrow Agreement. Purchaser shall have executed and delivered the Escrow Agreement. 9. Termination, Amendment and Waiver. 9.1 Termination. This Agreement may be terminated at any time prior to the Closing (with respect to Section 9.1(b) through Section 9.1(e), by written notice by the terminating Party to the other Party): (a) by the mutual written consent of Purchaser and the Shareholders’ Agent; (b) by either Purchaser or the Shareholders’ Agent if the Closing shall not have occurred before 11:59 p.m. San Diego, California time on December 31, 2021; provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date. (c) by either Purchaser or the Shareholders’ Agent if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of materially restraining, enjoining or otherwise prohibiting the Acquisition, unless the Party relying on such order, decree or ruling or other action has not complied in all material respects with its obligations under this Agreement; (d) by Purchaser, if there has been a breach of any warranty, covenant or agreement on the part of either the Company or any Shareholder, which breach (i) causes the conditions set forth in Section 8.1 or 8.2 (in the case of termination by Purchaser) not to be satisfied and (ii) shall not have been cured within ten (10) Business Days following receipt by the breaching Party of written notice of such breach from the other Party; (e) the Shareholders’ Agent, if there has been a breach of any warranty, covenant or agreement on the part of Purchaser, which breach (i) causes the conditions set forth in Section 8.1 or 8.3 not to be satisfied and (ii) shall not have been cured within ten (10) Business Days following receipt by the breaching Party of written notice of such breach from the other Party; or

68 (f) by Purchaser, if there shall have occurred any change in the financial condition, properties, assets (including intangible assets), liabilities, business, operations, results of operations or prospects of the Company, that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on the Company. 9.2 Effect of Termination. In the event of termination of this Agreement, which can only occur on the basis and as provided in Section 9.1, then (i) all rights and obligations of the parties under this Agreement shall end and become ineffective (provided that the provisions of Sections 1, 7.2, 7.3, 7.7, 9.2 and 11 shall remain in full force and effect and survive any termination of this Agreement) and (ii) such termination shall be without prejudice to any rights a Party may have vis-à-vis the other Parties in connection with the willful breach by a Party of any warranty, covenant or other provision or obligation under this Agreement occurring prior to such termination. 9.3 Amendment. Subject to the provisions of Applicable Law, this Agreement may be amended by a written instrument duly executed on behalf of (a) prior to the Closing, Purchaser, the Company and the Shareholders’ Agent, and (b) from and after the Closing, Purchaser and the Shareholders’ Agent. 9.4 Extension; Waiver. At any time prior to the Closing, the parties hereto, by action taken or duly authorized by all requisite corporate action, may, to the extent legally allowed: (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (b) waive any inaccuracies in the warranties contained herein or in any document delivered or made available pursuant hereto; and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a Party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party; it being understood that the Shareholders’ Agent may sign such instrument on behalf of all of the Shareholders. 10. Indemnification. 10.1 Indemnification Matters. (a) Subject to the limitations set forth in this Section 10, after the Closing Date, the Shareholders shall severally and not jointly based on their respective Pro Rata Portions indemnify and hold harmless Purchaser and/or, at the sole election of Purchaser, the Company and their respective officers, directors, agents, Affiliates, attorneys, representatives and employees, and each Person, if any, who controls or may control Purchaser or the Company after the Closing (individually an “Purchaser Indemnified Person” and collectively the “Purchaser Indemnified Persons”) from and against any and all losses, costs, damages, fees, re-engineering costs, liabilities, costs of investigation, Taxes and expenses, including costs and expenses arising from claims, demands, actions, causes of action and settlements, and reasonable fees and expenses of lawyers, experts and other professionals (but excluding punitive damages (except in the case of Fraud or those actually awarded in a Third Party Claim)) (collectively, “Damages”), resulting from or arising out of: (i) the failure of any representation or warranty given or made by the Company or any Shareholder in this Agreement, the Company Disclosure Schedule or the Company Certificate to be true and correct as of the date of this Agreement and as of the Closing as if such warranty was made again as of the Closing (except for such representations or warranties that speak specifically as of the date hereof or as of another date, which shall be true and correct as of such date);

69 (ii) any breach of any covenant or agreement made by the Company prior to the Closing, or any Shareholder in this Agreement; (iii) any inaccuracies in the Payment Schedule; (iv) any Indebtedness of the Company or outstanding Transaction Expenses not reflected in the Estimated Closing Certificate; and (v) the matters set forth on Schedule 10.1(a)(v). (b) Subject to the limitations set forth in this Section 10, after the Closing Date, the Purchaser shall indemnify and hold harmless each Shareholder and/or, at the sole election of the Shareholder, such Shareholder’s agents, Affiliates, attorneys and representatives (individually an “Shareholder Indemnified Person” and collectively the “Shareholder Indemnified Persons,” and Purchaser Indemnified Persons and Shareholder Indemnified Persons are, collectively, “Indemnified Persons”) from and against any and all Damages resulting from or arising out of: (i) the failure of any representation or warranty given or made by the Purchaser in this Agreement or the Purchaser Certificate to be true and correct as of the date of this Agreement and as of the Closing as if such warranty was made again as of the Closing (except for such representations or warranties that speak specifically as of the date hereof or as of another date, which shall be true and correct as of such date); (ii) any breach of any covenant or agreement made by the Purchaser in this Agreement or made by the Company post-Closing; and (iii) Purchaser’s share of any Transfer Taxes. (c) Notwithstanding anything in this Agreement to the contrary, for purposes of the determination of (x) whether there has been a breach of any of the warranties given or made by the Company or any Shareholder in this Agreement, the Company Disclosure Schedule or any exhibit or schedule to this Agreement or in any certificate or document furnished pursuant hereto by the Company, Shareholder or Shareholders’ Agent, or (y) the amount of Damages resulting from or arising out of such breach, all qualifications or exceptions in any warranty relating to or referring to the terms “material”, “materiality”, “in all material respects”, “Material Adverse Effect” or any similar term or phrase shall be disregarded (other than the defined term “Material Contract”), it being the understanding of the parties hereto that for purposes of determining liability under this Section 10, such warranties of the Company shall be read as if such terms and phrases were not included therein. (d) Survival of Representations, Warranties, Covenants and Agreements. All representations and warranties made by the Parties herein, or in the Company Disclosure Schedule or the Company Certificate or Purchaser Certificate, shall survive the execution of this Agreement and the Closing and shall survive until the Escrow Termination Date; provided, however, that any claims for indemnification arising with respect to the representations and warranties set forth in Sections 3.1 (Organization, Good Standing and Power; Subsidiaries), 3.2 (Authority), 3.5 (Capital Structure), 3.21 (Taxes), 3.26 (Brokers’ and Finders’ Fees), 4.1 (Ownership of Shares), 4.2 (Authority), 4.3 (No Consents) (other than Section 4.3(b)(i)(C)), 4.5 (Brokers’ and Finders’ Fees), 5.1 (Organization, Standing and Power), 5.2 (Authority), 5.3 (Financial Ability), 5.4 (Brokers’ and Finders’ Fee), 5.5 (Securities Representations) and 5.6 (No Other Representations, Non-Reliance) (collectively, the “Fundamental Representations”), shall survive until the date that is five (5) years following the Closing. All covenants and agreements

70 intended by their terms to apply following the Closing shall survive indefinitely unless otherwise specified by their terms. There shall be no termination of any representation, warranty or covenant as to which a claim has been asserted prior to the termination of the applicable survival period. For the avoidance of doubt, the applicable survival periods set forth in this Section 10.1(d) constitute contractual statutes of limitation that shall supersede, and the Parties hereby waive their rights with respect to, the application of any longer statute of limitations that would otherwise apply. (e) Threshold. (i) No claim for Damages shall be made under Section 10.1(a)(i) or Section 10.1(b)(i) unless and until the aggregate amount of indemnifiable Damages which may be recovered under Section 10.1(a)(i) by the Purchaser Indemnified Persons or under Section 10.1(b)(i) by the Shareholder Indemnified Persons, as the case may be, exceeds $250,000 (the “Threshold”), in which case the Purchaser Indemnified Person or Shareholder Indemnified Person, as applicable, shall be entitled to seek compensation for all Damages in excess of the Threshold; provided, however, that no Purchaser Indemnified Person under Section 10.1(a)(i) and no Shareholder Indemnified Person under Section 10.1(b)(i) shall be entitled to recover any individual Damages (or series of related Damages arising from a common set of facts, events or circumstances) unless and until such individual Damages (or series of related Damages arising from a common set of facts, events or circumstances) for which they would otherwise be entitled to indemnification under Section 10.1(a)(i) or Section 10.1(b)(i), as applicable, exceed $10,000 (the “Mini-Basket”), and any such individual Damages (or series of related Damages arising from a common set of facts, events or circumstances) not in excess of the Mini-Basket will be aggregated for purposes of calculating the Threshold in this Section 10.1(e)(i). (ii) Notwithstanding the foregoing, neither the Threshold nor the Mini-Basket shall apply with respect to any Damages arising from, or directly or indirectly related to, any claims for indemnification involving (A) the Fundamental Representations, or (B) for clarity, Sections 10.1(a)(ii) through 10.1(a)(v) or Sections 10.1(b)(ii) or 10.1(b)(iii) (the foregoing claims described in clause (A) and (B), collectively, the “Fundamental Matters”). (f) Cap on Indemnification. (i) The aggregate amount to be paid by the Shareholders for claims for Damages made under Section 10.1(a)(i) or the Purchaser for claims for Damages under Section 10.1(b)(i), as applicable, shall not exceed an amount equal to the Indemnity Escrow Amount (the “Cap”); provided, however, that the Cap shall not apply to any Damages arising from, or directly or indirectly related to, any claims for indemnification involving the Fundamental Matters. (ii) The aggregate amount to be paid by any Shareholder or Purchaser, as applicable, for Damages for claims for indemnification involving the Fundamental Matters shall not exceed (A) in the case of the Shareholders (without duplication) the amount paid or payable to such Shareholder hereunder (including such Shareholder’s Closing Share Payment) or (B) in the case of the Purchaser (without duplication) the amount paid or payable to the Shareholders hereunder (the “Fundamental Matters Cap”). (g) Source of Recovery. Subject to any limitations set forth in this Section 10, any indemnifiable Damages sought by a Purchaser Indemnified Person shall be satisfied (i) first, from the Indemnity Escrow Account, and (ii) second, from the Shareholders severally and not jointly based on each Shareholder’s Pro Rata Portion of such Damages. 10.2 Indemnification Claims.

71 (a) To recover Damages under the indemnification obligations set forth in Section 10.1, an Indemnified Person must deliver to the Indemnifying Person on or before the Release Date a certificate signed by any authorized representative of the Indemnified Person (an “Claim Certificate”) stating that Damages exist with respect to the indemnification obligations set forth in Section 10.1, and specifying in reasonable detail (based on the information then known) the individual items of such Damages included in the amount so stated, and the misrepresentation, breach of warranty, covenant or claim to which such item is related, including the relevant Section of this Agreement. (b) The Indemnifying Person shall have a period of thirty (30) days from and after delivery of any Claim Certificate to deliver to the Indemnified Person a response, in which the Indemnifying Person shall: (i) agree that the Indemnified Person is entitled to receive all of the requested Damages (in which case, for claims by Purchaser, unless the Indemnity Escrow Amount has already been released, the response shall be accompanied by written notice executed by the Shareholders’ Agent instructing the Escrow Agent to disburse the requested Damages to Purchaser) or (ii) dispute that the Indemnified Person is entitled to receive the requested Damages. (c) If the Indemnifying Person has not delivered a response before the expiration of the thirty (30) day period referred to in Section 10.2(b) disputing any claim or claims made in the Claim Certificate, the Indemnified Person shall, subject to the provisions of this Section 10, be entitled to recover such Damages and, for claims by Purchaser, if the Indemnity Escrow Amount has not yet been released, receive from the Indemnity Escrow Amount a portion of such Indemnity Escrow Amount having a value equal to such Damages and such amount shall no longer be payable to the Shareholders. (d) If the Indemnifying Person disputes any claim or claims made in any Claim Certificate, the Indemnified Person shall have thirty (30) days to respond in a written statement to the objection of the Indemnifying Person. If after such thirty (30) day period there remains a dispute as to any claims, the Indemnifying Person and the Indemnified Person shall attempt in good faith for thirty (30) days to agree upon the rights of the respective parties with respect to each of such claims. If the Indemnifying Person and the Indemnified Person should so agree, a memorandum setting forth such agreement shall be prepared and signed by Indemnifying Person and the Indemnified Person and, for claims made by Purchaser, shall be delivered to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum for (i) the release of any part of the Indemnity Escrow Amount to Purchaser or (ii) following the Escrow Termination Date, the distribution of any part of the Indemnity Escrow Amount to the Shareholders in proportion to their respective Pro Rata Portion in accordance with the terms of such memorandum and the Escrow Agreement. 10.3 Resolution of Conflicts. If no agreement can be reached after good faith negotiation between the parties pursuant to Section 10.2(c), either Purchaser or the Shareholders’ Agent may initiate legal action in accordance with Section 11.6 to resolve such dispute. The decision of the arbitrator as to the validity and amount of any claim in such Claim Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 10 hereof, the parties and the Escrow Agent shall be entitled to act in accordance with such decision. 10.4 Shareholders’ Agent. (a) Subject to Section 10.4(d), each Shareholder hereby irrevocably appoints the Shareholders’ Agent as its agent to do any and all things and execute any and all documents which may be necessary, convenient or appropriate to facilitate the consummation of the transactions contemplated hereby and the exercise of all rights and the performance of all obligations hereunder; to negotiate, compromise, agree and settle any dispute or claim arising out of or in connection with this Agreement, its subject matter or formation (including any non-contractual dispute or claim) (“Acquisition Dispute”) with

72 Purchaser on its behalf; and to act on its behalf in relation to any matter which this Agreement expressly provides to be agreed or done by the Shareholders’ Agent (including authorizing the Escrow Agent to release any portion of the Escrow Fund). Without limiting the generality of the foregoing, the Shareholders’ Agent shall be authorized on behalf of each Shareholder to: (i) receive or direct payments under or pursuant to this Agreement and the Escrow Agreement and disbursements thereof to Shareholders, as contemplated by this Agreement and the Escrow Agreement; (ii) receive and forward notices and communications pursuant to this Agreement and accepting service of process; (iii) give or agree to, on behalf of all Shareholders or any Shareholder, any and all amendments, consents and waivers deemed by the Shareholders’ Agent, in his reasonable and good faith discretion, to be necessary or appropriate under this Agreement and the execution or delivery of any documents that may be necessary or appropriate in connection therewith; (iv) with respect to any indemnification claims and all other matters arising under this Agreement, (A) dispute or refrain from disputing, on behalf of each Shareholder, relative to any amounts to be received by Shareholders under this Agreement or any agreements contemplated hereby, or any claim made by Purchaser under this Agreement, (B) negotiate and compromise, on behalf of each Shareholder, any dispute that may arise under, and exercise or refrain from exercising any remedies available under, this Agreement, and (C) execute, on behalf of each Shareholder, any settlement agreement, release or other document with respect to such dispute or remedy, except in each case with respect to a dispute between any Shareholder on the one hand and the Shareholders’ Agent on the other hand; (v) retain such experts and incur such related or other expenses as the Shareholders’ Agent may, in Shareholders’ Agent ’s sole discretion, deem advisable to assist Shareholders’ Agent with the discharge of Shareholders’ Agent’s duties under this Agreement; (vi) distribute to the Shareholders any amounts remaining in the Shareholders’ Agent Fund at such time as Shareholders’ Agent shall determine in his sole discretion; and (vii) withhold from any distribution to otherwise be made by the Escrow Agent to the Shareholders any amounts necessary or advisable, in Shareholders’ Agent’s reasonable discretion, to pay any expenses Shareholders’ Agent may have incurred or expects to incur in the course of fulfilling Shareholders’ Agent’s duties under this Agreement, meet the Shareholders’ obligation under this Agreement, replenish or supplement the Shareholders’ Agent Fund, and satisfy any Shareholder’s obligations to the Shareholders’ Agent or other Shareholders. (b) Without prejudice to clause Section 10.4(a), each Shareholder hereby irrevocably agrees that any notice, consent or agreement, election, demand or other action to be given, made or taken by such Shareholder (whether individually or with others) under or in connection with this agreement may be given, made or taken on its behalf by the Shareholders’ Agent. (c) Each Shareholder irrevocably: (i) subject to Section 10.4(d), undertakes to Purchaser that the Shareholders’ Agent has and shall retain the authority to bind it in relation to the matters referred to in Sections 10.4(a) and (b) (“Relevant Matters”);

73 (ii) agrees that Purchaser shall be entitled to rely on any notice or communication in writing provided by the Shareholders’ Agent in relation to any Relevant Matter as binding on it; (iii) agrees that any notice or communication in writing by the Shareholders’ Agent to Purchaser in relation to any Relevant Matter shall be deemed (unless the context requires otherwise) to be provided by the Shareholders’ Agent as agent for all of the Shareholders; (iv) subject to Section 10.4(d), appoints the Shareholders’ Agent as its agent to accept service on its behalf of (A) notices and (B) process in any legal action or proceedings relating to any Acquisition Dispute; (v) agrees that any notice to be given to it is deemed to have been properly given if it is given to the Shareholders’ Agent in accordance with the provisions of Section 11.1 (whether or not such notice is forwarded to or received by such Shareholder); and (vi) agrees that failure by the Shareholders’ Agent to notify it of the process will not invalidate the legal action or proceedings concerned. (d) If, for any reason, the Shareholders’ Agent resigns or ceases to be able to act for the purposes of this Section 10.4, the Shareholders shall immediately appoint a substitute Shareholder’s Agent and notify Purchaser of the name, relevant contact (where appropriate) and postal and email addresses of the substitute Shareholders’ Agent. (e) The Shareholders’ Agent shall have reasonable access to information about the Company and the reasonable assistance of the Company’s officers and employees for purposes of performing its duties and exercising its rights hereunder, provided that the Shareholders’ Agent shall treat confidentially and not disclose any nonpublic information from or about the Company to anyone (except on a need to know basis to individuals who agree to treat such information confidentially). (f) Each Shareholder shall, jointly and severally, shall indemnify and hold the Shareholder’s Agent, his representatives and agents, harmless from and against any and all liabilities, losses, costs, damages and expenses (including attorneys’ and other third parties’ fees) reasonably incurred or suffered as a result of the performance of the Shareholder’s Agent’s duties under this Agreement, except for Shareholder’s Agent’s willful misconduct or gross negligence. Each Shareholder agrees to promptly remit such Shareholder’s Pro Rata Portion of any such expenses to the Shareholders’ Agent upon the request of the Shareholders’ Agent. 10.5 Third-Party Claims. (a) In the event that any Person entitled to indemnification under this Agreement receives notice of the assertion of any claim or of the commencement of any Legal Proceeding by any Person who is not a Party or an Affiliate of a Party (a “Third Party Claim”) against such Indemnified Person, with respect to which a Party is or may be required to provide indemnification under this Agreement (an “Indemnifying Person”), the Indemnified Person shall give written notice regarding such Third Party Claim to the Indemnifying Person within thirty (30) days after receiving written notice of such Third Party Claim; provided, however, that the failure to so notify an Indemnifying Person shall not relieve the Indemnifying Person of its obligations hereunder except to the extent (and only to the extent) that the Indemnifying Person was materially prejudiced by reason of such failure. The Indemnifying Person shall be entitled to participate in the defense of such Third Party Claim at such Indemnifying Person’s

74 expense, and at its option shall be entitled to assume the defense thereof (subject to the limitations set forth below) at such Indemnifying Person’s expense by appointing reputable counsel reasonably acceptable to the Indemnified Person to be the lead counsel in connection with such defense. (b) If the Indemnifying Person has assumed the defense of a Third Party Claim in accordance with the terms hereof, the Indemnified Person shall be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose, and the fees and expenses of such separate counsel shall be borne by the Indemnified Person other than any fees and expenses of such separate counsel if the Indemnified Person reasonably shall have concluded (upon advice of its counsel) that there may be one or more legal defenses available to such Indemnified Person that are not available to the Indemnifying Person or that the Indemnified Person and the Indemnifying Person may have different, conflicting, or adverse legal positions or interests with respect to such Third Party Claim. (c) Notwithstanding anything to the contrary contained herein, the Indemnifying Person shall not be entitled to control the defense of a Third Party Claim (and the Indemnified Person shall be entitled to maintain or assume control of the defense of such Third Party Claim) if (i) the Third Party Claim relates to or involves any criminal or quasi criminal Proceeding, (ii) there exists, or would reasonably be expected to exist, a conflict of interest that would make it inappropriate for the same counsel to represent both the Indemnified Person and the Indemnifying Person, (iii) the Indemnifying Person fails to vigorously defend the Third Party Claim, (iv) the Third Party Claim involves Intellectual Property, Permits or regulatory matters or (v) the Third Party Claim primarily involves Taxes (which shall be governed exclusively by Section 7.10). (d) The Party controlling the defense of any Third Party Claim (whether the Indemnifying Person or the Indemnified Person) shall obtain the prior written consent of the other Party before entering into any settlement of, consenting to the entry of any judgment with respect to or ceasing to defend such Third Party Claim (such consent not to be unreasonably withheld, conditioned or delayed). 10.6 Tax Effect of Indemnification Payments. All amounts received by Purchaser from the Escrow Fund or otherwise paid or received by Purchaser as indemnification pursuant to this Agreement shall be treated for all Tax purposes as adjustments to the aggregate Transaction Consideration. 10.7 Tax Indemnification. In addition to the indemnification obligations set forth in Section 10.1 above, and subject to the Fundamental Matters Cap, the Shareholders shall severally indemnify the Purchaser Indemnified Persons and hold them harmless from and against any Damages resulting from or arising out of, regardless of any disclosure in the Company Disclosure Schedule, (a) all Taxes (or the non-payment thereof) of the Company for all taxable periods ending on or before the Closing Date and the portion through the end of the Closing Date for any Straddle Period (“Pre-Closing Tax Period”), (b) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which the Company (or any predecessor of the Company) is or was a member on or prior to the Closing Date, (c) any and all Taxes of any Person imposed on the Company as a transferee or successor, by contract or pursuant to any Applicable Law, which Taxes relate to an event or transaction occurring before the Closing; (d) any Taxes imposed on the Shareholders attributable to or resulting from the Section 338(h)(10) Election; and (e) any Tax liability in connection with any payment made or deemed made by the Company in connection with the transactions contemplated by this Agreement, or any Tax liability in connection with any payment pursuant to this Agreement not reduced by the amount required to be withheld under Applicable Law; provided, however, that in the case of clauses (a), (b), (c), and (d) above, the Shareholders shall be liable only to the extent that such Taxes exceed the amount, if any, specifically reserved for such Taxes on the Closing Balance Sheet and included in the Final Working Capital, and, provided further, the foregoing shall not include Purchaser’s share of any Transfer Taxes. The Shareholders shall reimburse Purchaser for any

75 Taxes that are the responsibility of the Shareholders within fifteen (15) Business Days after payment of such Taxes by Purchaser or the Company. 10.8 Effect of Investigation. The right to indemnification, payment of Damages or for other remedies based on any warranty, covenant or obligation of the Company or the Shareholders contained in or made pursuant to this Agreement shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution of this Agreement or the date the Closing occurs, with respect to the accuracy or inaccuracy of or compliance with, any such warranty, covenant or obligation. The Shareholders acknowledge and agree that such (lack of) effect of investigation constitutes an express allocation of risk between Purchaser and the Shareholders. The waiver of any condition to the obligation of Purchaser to consummate the Acquisition, where such condition is based on the accuracy of any warranty, or on the performance of or compliance with any covenant or obligation, shall not affect the right to indemnification, payment of Damages, or other remedy based on such representation, warranty, covenant or obligation. 10.9 Indemnification as Sole Remedy. The indemnification provided for in this Section 10 shall be the sole and exclusive remedy and recourse with respect to matters arising under this Agreement or the transactions contemplated hereby, except that the foregoing shall not (a) limit any Party’s right to seek and obtain equitable remedies with respect to this Agreement, (b) apply with respect to the adjustments set forth in Section 2.7, (c) apply with respect to any rights, obligations, remedies or recourse under the Escrow Agreement or any other Transaction Document, or (d) restrict claims for Fraud. Notwithstanding anything to the contrary contained in this Agreement, no Indemnified Person shall have any right to indemnification under Section 10 with respect to any Damages or alleged Damages if the matter forming the basis for such Damages or alleged Damages was specifically reserved for on the Closing Balance Sheet and included in the Final Working Capital. Notwithstanding anything contained in this Agreement to the contrary, no Indemnified Person shall be entitled to multiple recoveries arising out of the same facts or circumstances. The provisions of this Section 10 were specifically bargained-for between Purchaser and the Shareholders and were taken into account by Purchaser and the Shareholders in arriving at the Transaction Consideration. Shareholders have specifically relied upon the provisions of this Section 10 in agreeing to the Transaction Consideration and in agreeing to provide the specific representations and warranties set forth herein. 10.10 Additional Limitation. Notwithstanding anything to the contrary in this Agreement, no Shareholder may make any claim for indemnification by reason of the fact that such Shareholder was a controlling person, director, officer, member, manager, employee or representative of the Company or was serving as such for another Person at the request of the Company (whether such claim is for Damages of any kind or otherwise and whether such claim is pursuant to the Company’s Organizational Documents or any Applicable Law, order, Contract or otherwise) with respect to any claim for indemnification brought by a Purchaser Indemnified Person against the Shareholders under this Agreement or otherwise relating to this Agreement or any of the transactions contemplated hereby, or that is based upon any facts or circumstances that form the basis for a claim for indemnification by a Purchaser Indemnified Person. 10.11 Mitigation. Each Indemnified Person shall use its commercially reasonable efforts to mitigate any Damages subject to indemnification obligations under this Agreement. Damages that may be recovered shall take account of and be reduced by: (i) any amounts actually recovered by the Indemnified Persons pursuant to any indemnification by or indemnification agreement with any third party, (ii) the amount of any insurance proceeds actually received or receivable by the Indemnified Person in respect thereof. 11. General Provisions.

76 11.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered: (i) upon receipt if delivered personally or by email; (ii) three (3) Business Days after being mailed by registered or certified mail, postage prepaid, return receipt requested; or (iii) one (1) Business Day after it is sent by commercial overnight courier service (or at such other address for a Party as shall be specified upon like notice): (a) if to Purchaser, to: Codex DNA, Inc. 9535 Waples Street, Suite 100 San Diego, CA 92121 Attention: Todd R. Nelson, President & CEO Email: todd@codexdna.com Attention: Chief Legal Officer Email: legal@codexdna.com with a copy to: DLA Piper LLP (US) 4365 Executive Drive, Suite 1100 San Diego, California 92121 Attention: David Clark Email: david.clark@dlapiper.com (b) if to the Company, to: EtonBio, Inc. 10179 Huennekens St., Suite 201 San Diego, CA 92121 Attention: Dong Yi (Tony) Chen Email: tony@etonbio.com with a copy to: Procopio Cory Hargreaves & Savitch, LLP 12544 High Bluff Drive, Suite 400 San Diego, CA 92130 Attention: Paul B. Johnson Email: paul.johnson@procopio.com (c) if to the Shareholders’ Agent or any Shareholder, to: Dong Yi (Tony) Chen 4850 Almondwood Way San Diego, CA 92130 Email: tonycdy@protonmail.com with a copy to:

77 Procopio Cory Hargreaves & Savitch, LLP 12544 High Bluff Drive, Suite 400 San Diego, CA 92130 Attention: Paul B. Johnson Email: paul.johnson@procopio.com 11.2 Counterparts; Facsimile. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart and such counterparts may be delivered by the parties hereto via facsimile or electronic transmission. 11.3 Entire Agreement; Nonassignability; Parties in Interest. This Agreement and the other Transaction Documents, including the exhibits and schedules hereto and thereto, including the Company Disclosure Schedule: (a) together constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof except for the Confidentiality Agreement, which, except as otherwise provided in Section 7.2, shall continue in full force and effect survive any termination of this Agreement or the Closing, in accordance with its terms; and (b) are not intended to confer upon any other Person any rights or remedies hereunder and (c) shall not be assigned without the written consent of the Shareholders’ Agent (in the case of an assignment by the Purchaser) or the Purchaser (in the case of an assignment by the Company or any of the Shareholders). 11.4 Severability. Each provision of this Agreement is severable. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and shall be interpreted so as to reasonably effect the intent of the Parties hereto. The Parties hereto shall use all reasonable efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision. 11.5 Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. 11.6 Governing Law; Waiver of Trial by Jury. (a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of California applicable to parties residing in California, without regard applicable principles of conflicts of law. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any state or federal court located within the City of San Diego, California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated hereby and it agrees that process may be served upon it in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which it might otherwise have to such jurisdiction and such process. (a) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING

78 TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF. 11.7 Waiver. Any waiver of any of the terms or conditions of this Agreement must be in writing and must be duly executed by or on behalf of the Party to be charged with such waiver; it being understood that the Shareholders’ Agent has the authority to waive any of the terms or conditions of this Agreement on behalf of each Shareholder. If a Party does not exercise any right under this agreement (including one Party granting any other Party an extension of time to perform its obligations under any provision of it), then such shall not be deemed to constitute a forfeit of any such right. 11.8 Interpretation. (a) When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section of, or an Exhibit to this Agreement unless otherwise indicated. (b) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. (c) The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” (d) The phrases “delivered,” “provided to,” “made available” and “furnished to” and phrases of similar import when used herein, unless the context otherwise requires, means, with respect to any statement in Section 3 or Section 4 of this Agreement to the effect that any information, document or other material has been “delivered,” “provided to” or “furnished” to Purchaser or its Representatives, that such information, document, or material was (i) made available for review (without subsequent modification by the Company) by Purchaser or its representatives in the virtual data room set up by Company in connection with this Agreement at least two (2) Business Days prior to the date hereof or (ii) actually delivered (whether by physical or electronic delivery) upon request to Purchaser or its representatives at least two (2) Business Days prior to the date hereof. The Company shall deliver or shall cause its Representatives to deliver to Purchaser a complete copy on a USB flash drive of all documents made available in such data room promptly following the date of this Agreement. (e) Unless the context of this Agreement otherwise requires: (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; the word “or” shall not be exclusive, and (iv) the terms “hereof,” “herein,” “hereunder” and derivative or similar words refer to this entire Agreement. 11.9 Privilege. The Purchaser and the Company understand and agree that the Shareholders will be entitled to retain the services of Procopio, Cory, Hargreaves & Savitch LLP (“PCHS”) as counsel in the event of any dispute between Purchaser or the Company and the Shareholders concerning this Agreement, the Transaction Documents or the Transactions, notwithstanding PCHS’s prior representation of the Company. Notwithstanding the sale of the Shares to Purchaser, Purchaser and the Company agree that neither Company nor Purchaser shall have the right to assert the attorney/client privilege as to pre-closing communications between the Shareholders or the Company (for the Company, only with respect to pre-closing communications), on one hand, and its counsel, PCHS, on the other hand, to the extent that the privileged communications relate in substantial part to this Agreement, the Transaction Documents or the Transactions. The parties agree that following the Closing only the Shareholders, and the Shareholders’ Agent on their behalf, shall be entitled to assert such attorney/client privilege. Such privileged portions of the files generated and maintained by PCHS in connection with the representation by PCHS of the Company with respect to this Agreement, the Transaction Documents or the Transactions shall

79 remain the exclusive property of the Shareholders. All other files generated or maintained by PCHS as a result of the representation by PCHS of the Company on any other matter (if any), remain the exclusive property of the Company and shall be promptly delivered to Purchaser immediately upon request at any time after the Closing. Purchaser and the Company further acknowledge and agree that (i) neither the Shareholders nor the Shareholders’ Agent are waiving, and will not be deemed to have waived or diminished, any of their attorney work product protections, attorney-client privileges or similar protections and privileges with respect to email that was sent to or received from (as applicable) PCHS in connection with this Agreement, the Transaction Documents or the Transactions, including all attachments to such sent or received emails solely in their capacity as attachments to such emails, stored in any digital format on any device at any location under the control of the Company; and (ii) they shall provide the Shareholders’ Agent reasonable access during normal business hours to such emails, information and/or materials located on the servers of the Company and permit the Shareholders’ Agent to (x) remove such emails, information and/or materials from the servers of the Company, and (y) download a digital copy all such emails, information and/or materials. [The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, Purchaser, the Company, the Shareholders and the Shareholders’ Agent have caused this Agreement to be executed and delivered by each of them or their respective officers thereunto duly authorized, all as of the date first written above. CODEX DNA, INC. By: Name: Todd R. Nelson Title: President & Chief Executive Officer ETONBIO, INC. By: Name: Dong Yi Chen Title: President & Chief Executive Officer SHAREHOLDERS’ AGENT, in his capacity as such By: Name: Dong Yi Chen SHAREHOLDERS By: Name: Linxi Fu By: Name: Dong Yi Chen By: Name: Xiao Lan Lu By: Name: Jing Chen DocuSign Envelope ID: C1E4BE0C-F36F-453F-A896-C9F1EE9418F5

IN WITNESS WHEREOF, Purchaser, the Company, the Shareholders and the Shareholders’ Agent have caused this Agreement to be executed and delivered by each of them or their respective officers thereunto duly authorized, all as of the date first written above. CODEX DNA, INC. By: Name: Todd R. Nelson Title: President & Chief Executive Officer ETONBIO, INC. By: Name: Dong Yi Chen Title: President & Chief Executive Officer SHAREHOLDERS’ AGENT, in his capacity as such By: Name: Dong Yi Chen SHAREHOLDERS By: Name: Linxi Fu By: Name: Dong Yi Chen By: Name: Xiao Lan Lu By: Name: Jing Chen DocuSign Envelope ID: 807AE8B9-C86E-4749-98CE-6B0D29CB8B59

IN WITNESS WHEREOF, Purchaser, the Company, the Shareholders and the Shareholders’ Agent have caused this Agreement to be executed and delivered by each of them or their respective officers thereunto duly authorized, all as of the date first written above. CODEX DNA, INC. By: Name: Todd R. Nelson Title: President & Chief Executive Officer ETONBIO, INC. By: Name: Dong Yi Chen Title: President & Chief Executive Officer SHAREHOLDERS’ AGENT, in his capacity as such By: Name: Dong Yi Chen SHAREHOLDERS By: Name: Linxi Fu By: Name: Dong Yi Chen By: Name: Xiao Lan Lu By: Name: Jing Chen DocuSign Envelope ID: CD389891-DA71-427C-B027-7B9C6E2EC41C

IN WITNESS WHEREOF, Purchaser, the Company, the Shareholders and the Shareholders’ Agent have caused this Agreement to be executed and delivered by each of them or their respective officers thereunto duly authorized, all as of the date first written above. CODEX DNA, INC. By: Name: Todd R. Nelson Title: President & Chief Executive Officer ETONBIO, INC. By: Name: Dong Yi Chen Title: President & Chief Executive Officer SHAREHOLDERS’ AGENT, in his capacity as such By: Name: Dong Yi Chen SHAREHOLDERS By: Name: Linxi Fu By: Name: Dong Yi Chen By: Name: Xiao Lan Lu By: Name: Jing Chen DocuSign Envelope ID: 0A9820FE-A151-4C27-B1FC-64D579C7DD5A

IN WITNESS WHEREOF, Purchaser, the Company, the Shareholders and the Shareholders’ Agent have caused this Agreement to be executed and delivered by each of them or their respective officers thereunto duly authorized, all as of the date first written above. CODEX DNA, INC. By: Name: Todd R. Nelson Title: President & Chief Executive Officer ETONBIO, INC. By: Name: Dong Yi Chen Title: President & Chief Executive Officer SHAREHOLDERS’ AGENT, in his capacity as such By: Name: Dong Yi Chen SHAREHOLDERS By: Name: Linxi Fu By: Name: Dong Yi Chen By: Name: Xiao Lan Lu By: Name: Jing Chen DocuSign Envelope ID: D60B98D1-D801-4ED5-88C0-DCFF0401833C

Exhibit A ESCROW AGREEMENT This Escrow Agreement dated this _______ day of _________, 2021 (the “Escrow Agreement”), is entered into by and among Codex DNA, Inc., a Delaware corporation (“Acquiror”), Dong Yi (Tony) Chen, as the Shareholders’ Agent (the “Shareholders’ Agent”, and together with Acquiror, the “Parties,” and each individually, a “Party”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national association, as escrow agent (“Escrow Agent”). Capitalized terms used herein and not otherwise defined shall have the same meanings set forth in the Purchase Agreement (as defined below). RECITALS WHEREAS, Acquiror, EtonBio, Inc., a California corporation (the “Company”), the shareholders of the Company, and the Shareholders’ Agent have entered into Share Purchase Agreement, dated November 9, 2021 (the “Purchase Agreement”), pursuant to which Acquiror will acquire all of the outstanding equity securities of the Company (the “Acquisition”); WHEREAS, Section 2.5(a)(i) of the Purchase Agreement requires Acquiror to deposit or cause to be deposited with the Escrow Agent, by wire transfer of immediately available funds, an amount (the “Indemnity Escrow Funds”) at the Closing to be held in escrow, invested and dispersed in accordance with the terms and conditions of this Agreement; WHEREAS, Section 2.5(a)(i) of the Purchase Agreement requires Acquiror to deposit or cause to be deposited with the Escrow Agent, by wire transfer of immediately available funds, an additional amount (the “Vesting Escrow Fund” and together with the Indemnity Escrow Funds, the “Escrow Funds”) at the Closing to be held in escrow, invested and dispersed in accordance with the terms and conditions of this Agreement; WHEREAS, Section 2.5(a)(ii) of the Purchase Agreement requires Acquiror to deposit or cause to be deposited with the Escrow Agent, by wire transfer of immediately available funds, an amount (the “Shareholders’ Agent Fund”) at the Closing to be held on behalf of the Shareholders’ Agent to be used in the Shareholders’ Agent’s sole discretion in connection with meeting the Shareholders’ Agent’s duties set forth in Section 10.4 of the Purchase Agreement; and WHEREAS, the Escrow Agent has agreed to hold the Indemnity Escrow Amount, the Vesting Escrow Amount and the Shareholders’ Agent Fund Amount (as defined below) in escrow, and to invest and disburse and apply the same, in accordance with the terms and conditions of this Escrow Agreement. AGREEMENT NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each of the Parties and the Escrow Agent, the Parties and the Escrow Agent, intending to be legally bound, do hereby agree as follows: ARTICLE I ESCROW DEPOSIT Section 1.1. Appointment of Escrow Agent; Receipt of Indemnity Escrow Amount, Vesting Escrow Amount and Shareholders’ Agent Fund Amount.

2 (a) The Parties hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein. (b) Pursuant to Section 2.5(a)(i) of the Purchase Agreement, Acquiror shall deposit or cause to be deposited with the Escrow Agent, by wire transfer of immediately available funds $1,290,000 (the “Indemnity Escrow Amount”) to secure certain indemnification obligations of the Shareholders pursuant to Section 10 of the Purchase Agreement (the “Indemnity Escrow Account”). (c) Pursuant to Section 2.5(a)(i) of the Purchase Agreement, Acquiror shall deposit or cause to be deposited with the Escrow Agent, by wire transfer of immediately available funds $300,000 (the “Vesting Escrow Amount”) pursuant to the Transaction Consideration Vesting Agreement (the “Vesting Escrow Account”). (d) Pursuant to Section 2.5(a)(ii) of the Purchase Agreement, Acquiror shall deposit or cause to be deposited with the Escrow Agent, by wire transfer of immediately available funds $100,000 (the “Shareholders’ Agent Fund Amount”) to be used in the Shareholders’ Agent’s sole discretion in connection with meeting the Shareholders’ Agent’s duties set forth in Section 10.4 of the Purchase Agreement (the “Shareholders’ Agent Fund Account”). (e) The Escrow Agent hereby agrees to accept the Indemnity Escrow Amount, the Vesting Escrow Amount and the Shareholders’ Agent Fund Amount and agrees to maintain the Indemnity Escrow Amount in the Indemnity Escrow Funds, the Vesting Escrow Amount in the Vesting Escrow Fund and the Shareholders’ Agent Fund Amount in the Shareholders’ Agent Fund upon receipt thereof. The Indemnity Escrow Funds will be held and distributed, as applicable, to the Shareholders or to Acquiror, as applicable, in each case, in accordance with the terms of this Escrow Agreement and the Purchase Agreement. The Shareholders’ Agent Fund will be held and distributed, as applicable, either to the Shareholders’ Agent or to the Shareholders, as applicable, in each case, in accordance with the terms of this Escrow Agreement and the Purchase Agreement. Section 1.2. Investments. (a) The Escrow Agent shall invest the Indemnity Escrow Funds, the Vesting Escrow Fund and the Shareholders’ Agent Fund, including any and all interest and investment income, in accordance with the written instructions provided to the Escrow Agent and signed by the Parties. In the absence of written investment instructions from the Parties, the Escrow Agent shall deposit and invest the Indemnity Escrow Funds, the Vesting Escrow Fund and the Shareholders’ Agent Fund, including any and all interest and investment income, in a Manufacturers & Traders Trust Company Corporate Deposit Account, as described in Exhibit A attached hereto. Any investment earnings and income on the Indemnity Escrow Funds shall become part of the Indemnity Escrow Fund and shall be disbursed to the Shareholders as part of the amounts released in accordance with Section 1.3. Any investment earnings and income on the Vesting Escrow Fund shall become part of the Vesting Escrow Fund and shall be disbursed to the Shareholders as part of the amounts released in accordance with Section 1.3. Any investment earnings and income on the Shareholders’ Agent Fund shall become part of the Shareholders’ Agent Fund and shall be disbursed to the Shareholders’ Agent (or the Shareholders) as part of the amounts released in accordance with Section 1.3. (b) The Escrow Agent is hereby authorized and directed to sell or redeem any such investments as it deems necessary to make any payments or distributions required under this Escrow Agreement. The Escrow Agent shall have no responsibility or liability for any loss in the value of any investment or sale of investment made pursuant to this Escrow Agreement (unless such loss was caused by fraud, gross

3 negligence or willful misconduct of the Escrow Agent). The Escrow Agent is hereby authorized, in making or disposing of any investment permitted by this Escrow Agreement, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or any such affiliate is acting as agent of the Escrow Agent or for any third person or dealing as principal for its own account. The Parties acknowledge that the Escrow Agent is not providing investment supervision, recommendations, or advice. Section 1.3. Claims; Disbursements. (a) If, at any time and from time to time from the date hereof until the date which is the eighteen (18) month anniversary of the date hereof (the “Escrow Termination Date”), Acquiror desires to make a claim against the Indemnity Escrow Amount pursuant to its rights under Section 10 of the Purchase Agreement (each, a “Claim”), Acquiror, on its own behalf or on behalf of any of the Acquiror Indemnitees (such claiming party, the “Claimant”), shall deliver a written notice of the Claim (a “Claims Notice”) to the Escrow Agent, with a copy to the Shareholders’ Agent. Such Claims Notice shall include the amount required, in the good faith reasonable judgment of Acquiror, to satisfy the stated Claims. The aggregate amount set forth in all such unsatisfied Claims Notices as of the Escrow Termination Date shall be the “Reserved Amount.” (b) The Indemnity Escrow Funds shall only be disbursed as follows: (i) upon receipt by the Escrow Agent of a written final order of a court of competent jurisdiction providing for the disbursement of any portion of the Indemnity Escrow Funds along with certification from the Parties that the order is final (a “Final Order”); (ii) upon receipt by the Escrow Agent of any joint written instruction from the Parties to disburse a portion of the Indemnity Escrow Funds (each a “Joint Release Certificate”); or (iii) following the Escrow Termination Date as set forth in Section 1.3(k). (c) The Parties shall, in addition to any Joint Release Certificate delivered in accordance with the resolution of any Claim pursuant to Section 1.3(a) hereof, deliver to the Escrow Agent a Joint Release Certificate as follows: in the event that the aggregate of the Final Working Capital and the Final Net Debt is less than the aggregate of the Estimated Working Capital and the Estimated Net Debt, then at Acquiror’s sole discretion, within two (2) Business Days following the finalization of the Closing Certificate, the Parties will execute a Joint Release Certificate instructing the Escrow Agent to release to Purchaser from the Indemnity Escrow Account an amount equal to the difference between the aggregate of the Final Working Capital and the Final Net Debt and the aggregate of the Estimated Working Capital and the Estimated Net Debt. (d) Each Joint Release Certificate shall include the amount of the requested distribution(s) and name and wire transfer instructions for each person to which a distribution is to be made. Within two (2) Business Days after the date on which it receives the Joint Release Certificate, the Escrow Agent shall disburse to Acquiror and/or the Shareholders, as applicable, the portion of the Indemnity Escrow Funds set forth in the Joint Release Certificate. (e) The Shareholders’ Agent Fund shall be disbursed following receipt by the Escrow Agent of a request from the Shareholders’ Agent to such persons as the Shareholders’ Agent shall direct in his or her sole discretion. Any such request shall include the amount of the requested distribution(s) and name and wire transfer instructions for each person to which a distribution is to be made. Within two (2) Business

4 Days after the date on which it receives such instructions, the Escrow Agent shall disburse to such persons specified the portion of the Shareholders’ Agent Fund the amounts so set forth. (f) If, at any time and from time to time from the date hereof until Escrow Termination Date, Acquiror delivers a written notice to the Escrow Agent, with a copy to the Shareholders’ Agent, that the then remaining Vesting Escrow Amount has been forfeited pursuant to the terms of the Vesting Agreement (a “Forfeiture Notice”), the Escrow Agent shall release all amounts then remaining in the Vesting Escrow Fund to Acquiror as directed in such Forfeiture Notice within five (5) Business Days after the Escrow Agent’s receipt of such Forfeiture Notice. If, however, (i) on or prior to the date that is one (1) year following the date hereof, the Escrow Agent has not received a Forfeiture Notice, then within five (5) Business Days after such date, the Escrow Agent shall release $150,000 from the Vesting Escrow Fund to the Shareholders’ Agent for further distribution to Dong Yi (Tony) Chen and (ii) on or prior to the Escrow Termination Date, the Escrow Agent has not received a Forfeiture Notice, then within five (5) Business Days after such date, the Escrow Agent shall release the remainder of the Vesting Escrow Fund to the Shareholders’ Agent for further distribution to Dong Yi (Tony) Chen. (g) In the event that Escrow Agent makes any payment pursuant to this Escrow Agreement and such payment (or any portion thereof) is subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a receiver, trustee or other party under any bankruptcy or insolvency law, other federal or state law, common law or equitable doctrine, then the recipient of the foregoing payment shall repay to the Escrow Agent upon written request the amount so paid to it, and the Escrow Agent shall further hold or distribute such amount in accordance with the terms of this Escrow Agreement. (h) The Escrow Agent shall, in its sole discretion, comply with judgments or orders issued or process entered by any court with respect to the Escrow Funds or Shareholders’ Agent Fund, including without limitation any attachment, levy or garnishment, without any obligation to determine such court’s jurisdiction in the matter and in accordance with its normal business practices. If the Escrow Agent complies with any such judgment, order or process, then it shall not be liable to any Party or any other person by reason of such compliance, regardless of the final disposition of any such judgment, order or process. (i) In the event that a Party gives funds transfer instructions (other than in writing at the time of execution of this Escrow Agreement), whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call back to the authorized person or persons of such Party set forth on Exhibit B-1 or Exhibit B-2 hereto (as applicable), and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated provided no call back is required if the Escrow Agent receives original instructions. The persons and telephone numbers for call backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. All funds transfer instructions must include the signature of the person(s) authorizing such funds transfer. The Parties agree that such security procedure is commercially reasonable. (j) The Escrow Agent will furnish monthly statements to the Parties setting forth the activity in the Accounts. (k) Within two (2) Business Days following the Escrow Termination Date, without any further notification required by either Acquiror or the Shareholders’ Agent, the Escrow Agent shall release the portion of the Indemnity Escrow Amount then remaining in the Indemnity Escrow Funds less the Reserved Amount, to the Shareholders. Such Reserved Amount with respect to Claims outstanding as of the Escrow

5 Termination Date shall thereafter only be disbursed in accordance with clauses (i) or (ii) of Section 1.3(b) of this Escrow Agreement. Section 1.4. Income Tax Allocation and Reporting. (a) The Parties agree that, for federal and applicable state and local income tax reporting purposes, Acquiror shall be treated as the owner of the Escrow Funds, and all interest and other income from investment of the Escrow Funds shall, as of the end of each Tax year and to the extent required by the Internal Revenue Service, be reported by the Escrow Agent on IRS Form 1099 or IRS Form 1042-S, as applicable, as having been earned by Acquiror, whether or not disbursed. It is intended that the right of the Shareholders to the Escrow Funds shall be treated as a deferred contingent purchase price eligible for installment sale treatment under Section 453 of the Internal Revenue Code of 1986, as amended (the “Code”) and any corresponding provision of foreign, state or local law, as appropriate. The Parties agree that, for federal and applicable state and local income tax reporting purposes, the Shareholders shall be treated as the owners of the Shareholders’ Agent Fund, and all interest and other income from investment of the Shareholders’ Agent Fund shall, as of the end of each Tax year and to the extent required by the Internal Revenue Service, be reported by the Escrow Agent on IRS Form 1099 or IRS Form 1042-S, as applicable, as having been earned by Shareholders’ Agent, whether or not disbursed. The Escrow Agent shall be deemed the payor of any interest or other income paid upon investment of the Escrow Funds and the Shareholders’ Agent Fund for purposes of performing tax reporting. With respect to any other payments made under this Escrow Agreement, the Escrow Agent shall not be deemed the payor and shall have no responsibility for performing tax reporting. The Escrow Agent’s function of making such payments is solely ministerial and upon express direction of the Parties. The Parties agree that any consideration payable subsequent to the Closing Date may result in imputed interest under Sections 483 or 1274 of the Code. The Parties hereto further agree not to take any action inconsistent with the treatment described in this Section 1.4(a), unless otherwise required by law. (b) Prior to closing, the Parties shall provide the Escrow Agent with properly completed IRS Forms W-9 or W-8, as applicable on behalf of themselves and the Shareholders (including taxpayer identification numbers, to the extent required, as set out in instructions to the applicable form) and such other required forms and documents that are reasonably requested by the Escrow Agent. The Parties understand that if such tax reporting documentation is not provided and certified to the Escrow Agent, the Escrow Agent may be required by the Code, and the regulations promulgated thereunder, to withhold a portion of any payment from the Escrow Funds or the Shareholders’ Agent Fund. (c) To the extent that the Escrow Agent becomes liable for the payment of any taxes in respect of income derived from the investment of the Escrow Funds or Shareholders’ Agent Fund, the Escrow Agent shall satisfy such liability to the extent possible from the Escrow Funds or Shareholders’ Agent Fund, as applicable. Each of Acquiror and the Shareholders’ Agent (solely on behalf of the Shareholders and in its capacity as the Shareholders’ Agent, not in its individual capacity), severally but not jointly, shall indemnify, defend and hold the Escrow Agent harmless from and against fifty percent (50%) of any tax, late payment, interest, penalty or other cost or expense that may be assessed against the Escrow Agent on or with respect to the Escrow Funds and the investment thereof unless such tax, late payment, interest, penalty or other expense was directly caused by the gross negligence or willful misconduct of the Escrow Agent. The Shareholders’ Agent (solely on behalf of the Shareholders and in its capacity as the Shareholders’ Agent, not in its individual capacity), shall indemnify, defend and hold the Escrow Agent harmless from and against any tax, late payment, interest, penalty or other cost or expense that may be assessed against the Escrow Agent on or with respect to the Shareholders’ Agent Fund and the investment thereof unless such tax, late payment, interest, penalty or other expense was directly caused by the gross negligence or willful misconduct of the Escrow Agent. The indemnification provided by this Section 1.4(c)

6 is in addition to the indemnification provided in Section 3.1 and shall survive the resignation or removal of the Escrow Agent and the termination of this Escrow Agreement. Section 1.5. Termination. This Escrow Agreement shall terminate automatically upon the disbursement of all of the Escrow Funds and Shareholders’ Agent Fund, including any investment earnings thereon, when credited, and this Escrow Agreement shall terminate and be of no further force and effect thereafter except that the provisions of Sections 3.1 and 3.2 hereof shall survive termination. ARTICLE II DUTIES OF THE ESCROW AGENT Section 2.1. Scope of Responsibility. Notwithstanding any provision to the contrary, the Escrow Agent is obligated only to perform the duties specifically set forth in this Escrow Agreement, which shall be deemed purely ministerial in nature. Under no circumstances will the Escrow Agent be deemed to be a fiduciary to any Party or any other person under this Escrow Agreement. The Escrow Agent will not be responsible or liable for the failure of any Party to perform in accordance with this Escrow Agreement. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document other than this Escrow Agreement, whether or not an original or a copy of such agreement has been provided to the Escrow Agent; and the Escrow Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any such agreement, instrument, or document. References in this Escrow Agreement to any other agreement, instrument, or document are for the convenience of the Parties, and the Escrow Agent has no duties or obligations with respect thereto. This Escrow Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred or implied from the terms of this Escrow Agreement or any other agreement. Section 2.2. Attorneys and Agents. The Escrow Agent shall be entitled to rely on and shall not be liable for any action taken or omitted to be taken by the Escrow Agent in good faith in accordance with the advice of counsel or other professionals retained or consulted by the Escrow Agent, provided that the Escrow Agent shall provide written notice thereof to the Parties as soon as reasonably practicable. The Escrow Agent shall be reimbursed as set forth in Section 3.1 for any and all reasonable, documented out-of-pocket fees, expenses and other costs paid and/or reimbursed to such counsel and/or professionals. The Escrow Agent may perform any and all of its duties through its agents, representatives, attorneys, custodians, and/or nominees. Section 2.3. Reliance. The Escrow Agent shall not be liable (other than as set forth in Section 3.2) for any action taken or not taken by it in accordance with the written direction or consent of the Parties or their respective agents, representatives, successors, or assigns. The Escrow Agent shall not be liable for acting or refraining from acting upon any written notice, request, consent, direction, requisition, certificate, order, affidavit, letter, or other paper or document reasonably believed by it good faith to be genuine and correct and to have been signed or sent by the proper person or persons in accordance with this Escrow Agreement, without further inquiry into the person’s or persons’ authority. Section 2.4. Security Procedure for Funds Transfer. Concurrent with the execution of this Escrow Agreement, the Parties shall deliver to the Escrow Agent authorized signers’ forms in the form of Exhibit B- 1 and Exhibit B-2 to this Escrow Agreement. The Escrow Agent shall confirm each funds transfer instruction received in the name of Parties by confirming with an authorized individual as evidenced in Exhibit B-1 and Exhibit B-2. Once delivered to the Escrow Agent, Exhibit B-1 or Exhibit B-2 may be revised or rescinded only in writing signed by an authorized representative of the Party. Such revisions or rescissions shall be effective only after actual receipt and following such period of time as may be necessary

7 to afford the Escrow Agent a reasonable opportunity to act on it. If a revised Exhibit B-1 or Exhibit B-2 or a rescission of an existing Exhibit B-1 or Exhibit B-2 is delivered to the Escrow Agent by an entity that is a successor-in-interest to either Party, such document shall be accompanied by additional documentation satisfactory to the Escrow Agent showing that such entity has succeeded to the rights and responsibilities of applicable Party. The Parties understand that the Escrow Agent’s inability to receive or confirm funds transfer instructions may result in a delay in accomplishing such funds transfer, and agree that the Escrow Agent shall not be liable for any loss caused by any such delay. Section 2.5. Right Not Duty Undertaken. The permissive rights of the Escrow Agent to do things enumerated in this Escrow Agreement shall not be construed as duties. Section 2.6. No Financial Obligation. No provision of this Escrow Agreement shall require the Escrow Agent to risk or advance its own funds or otherwise incur any financial liability or potential financial liability in the performance of its duties or the exercise of its rights under this Escrow Agreement. ARTICLE III PROVISIONS CONCERNING THE ESCROW AGENT Section 3.1. Indemnification. (a) Acquiror and the Shareholders’ Agent (solely on behalf of the Shareholders and in its capacity as the Shareholders’ Agent, not in its individual capacity) hereby agree, severally but not jointly, to indemnify Escrow Agent, its directors, officers, employees and agents (collectively, the “Agent Indemnified Parties”), and hold the Agent Indemnified Parties harmless from any and against all liabilities, losses, actions, suits or proceedings at law or in equity, and any other reasonable, documented out-of-pocket expenses, fees or charges (including, without limitation, reasonable attorney’s fees and expenses), which an Agent Indemnified Party may incur or with which it may be threatened by reason of acting as or on behalf of Escrow Agent under this Escrow Agreement (collectively, “Agent Losses”), except to the extent the same shall be finally adjudicated by a court of competent jurisdiction to have been directly caused by Escrow Agent’s gross negligence, fraud or willful misconduct; provided, however, that in all events (i) one-half of the Agent Losses specified in the foregoing provisions of this paragraph to be paid by Acquiror and the Shareholders’ Agent shall be paid by Acquiror and (ii) one-half of the Agent Losses specified in the foregoing provisions of this paragraph to be paid by Acquiror and the Shareholders’ Agent shall be paid by the Shareholders’ Agent (on behalf of the Shareholders). The Escrow Agent shall have a first lien against the Escrow Account to secure the obligations of the parties hereunder. The terms of this paragraph shall survive the resignation or removal of the Escrow Agent and the termination of this Escrow Agreement. (b) The Parties agree that neither the payment by the Shareholders’ Agent or Acquiror of any claim by the Escrow Agent for indemnification hereunder nor the disbursement of any amounts to the Escrow Agent from the Escrow Funds in respect of a claim by the Escrow Agent for indemnification shall impair, limit, modify, or affect, as between the Shareholders’ Agent and Acquiror, the respective rights and obligations of the Shareholders’ Agent, on the one hand, and Acquiror, on the other hand, under the Purchase Agreement. Section 3.2. Limitation of Liability. THE ESCROW AGENT SHALL NOT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (I) DAMAGES, LOSSES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES, LOSSES OR EXPENSES WHICH HAVE BEEN FINALLY ADJUDICATED TO HAVE DIRECTLY RESULTED FROM THE ESCROW AGENT’S GROSS NEGLIGENCE, FRAUD OR WILLFUL MISCONDUCT, OR (II) SPECIAL,

8 INDIRECT, PUNITIVE OR CONSEQUENTIAL DAMAGES OR LOSSES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION. Section 3.3. Resignation or Removal. The Escrow Agent may resign by furnishing written notice of its resignation to the Parties, and the Parties may remove the Escrow Agent by furnishing to the Escrow Agent a joint written notice of its removal along with payment of all fees and expenses to which it is entitled through the date of termination. Such resignation or removal, as the case may be, shall be effective thirty (30) days after the delivery of such notice or upon the earlier appointment of a successor, and the Escrow Agent’s sole responsibility thereafter, shall be to safely keep the Escrow Funds and the Shareholders’ Agent Fund to deliver the same to a successor escrow agent as shall be appointed by the Parties, as evidenced by a joint written notice filed with the Escrow Agent or in accordance with a court order. If the Parties have failed to appoint a successor escrow agent prior to the expiration of thirty (30) days following the delivery of such notice of resignation or removal, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon the Parties. Notwithstanding the foregoing, any successor Escrow Agent shall be a financial institution organized under the laws of the United States of America and having a combined capital and surplus of not less than Two Hundred Fifty Million Dollars ($250,000,000). Any successor Escrow Agent, however appointed, shall execute and deliver to the predecessor Escrow Agent, with a copy to each of the Parties, an instrument accepting such appointment, and thereupon such successor Escrow Agent shall, without further act, become fully vested with all the rights, powers, obligations and duties of the predecessor Escrow Agent hereunder with the same effect as if originally named the Escrow Agent herein. Section 3.4. Compensation. The Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit C, which compensation shall be borne by Acquiror. The fee agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent’s services as contemplated by this Escrow Agreement; provided, however, that in the event that the conditions for the disbursement of funds under this Escrow Agreement are not fulfilled, or the Escrow Agent renders any service not contemplated in this Escrow Agreement, or there is any assignment of interest in the subject matter of this Escrow Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this Escrow Agreement or the subject matter hereof, then the Escrow Agent shall be compensated for such extraordinary services and reimbursed for all reasonable documented out-of-pocket costs and expenses, including reasonable attorneys’ fees and expenses, occasioned by any such delay, controversy, litigation or event, which compensation shall be borne by Acquiror. If any amount due to the Escrow Agent hereunder is not paid within thirty (30) days of the date due, the Escrow Agent in its sole discretion may charge interest on such amount up to the highest rate permitted by applicable law. The Escrow Agent shall have, and is hereby granted, a prior lien upon the Escrow Funds with respect to its unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights, superior to the interests of any other persons or entities and is hereby granted the right to set off and deduct any unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights from the Escrow Funds. The terms of this paragraph shall survive termination of this Escrow Agreement. Section 3.5. Disagreements. If any conflict, disagreement or dispute arises between, among, or involving any of the parties hereto concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Escrow Agreement, or the Escrow Agent is in doubt as to the action to be taken hereunder, the Escrow Agent shall be fully protected and may, at its option, after prompt written notice to the Parties, retain the Escrow Funds until the Escrow Agent (i) receives a Final Order, (ii)

9 receives a written agreement executed by each of the parties involved in such disagreement or dispute directing delivery of the Escrow Funds, in which event the Escrow Agent shall be authorized to disburse the Escrow Funds in accordance with such Final Order, or (iii) files an interpleader action in any court of competent jurisdiction, and upon the filing thereof, the Escrow Agent shall be relieved of all liability as to the Escrow Funds and Shareholders’ Agent Fund and shall be entitled to recover attorneys’ fees, expenses and other costs incurred in commencing and maintaining any such interpleader action. The Escrow Agent shall be entitled to act on any such agreement, court order, or arbitration decision without further question, inquiry, or consent. Notwithstanding the foregoing provisions of this Section 3.5, the Escrow Agent shall provide the Parties with notice of and copies of any order, judgment, decree or arbitration decision promptly upon the Escrow Agent’s receipt thereof unless prohibited by law. Section 3.6. Merger or Consolidation. Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Escrow Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act. Section 3.7. Attachment of Escrow Funds and Shareholders’ Agent fund; Compliance with Legal Orders. In the event that any portion of the Escrow Funds or Shareholders’ Agent Fund shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Escrow Funds or Shareholders’ Agent fund, the Escrow Agent is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction. The Escrow Agent agrees to provide prior written notice to each of the Parties if possible before taking any course of action or inaction in response to such legal or judicial process and shall use commercially reasonable efforts to provide the Parties an opportunity to respond to such court order or other legal process and to seek protection of the Escrow Funds or Shareholders’ Agent Fund therefrom. In the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the Parties or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated. Notwithstanding the foregoing provisions of this Section 3.7, the Escrow Agent shall provide the Parties with notice of and copies of any order, judgment, decree or arbitration decision promptly upon the Escrow Agent’s receipt thereof unless prohibited by law. Section 3.8 Force Majeure. The Escrow Agent shall not be responsible or liable for any failure or delay in the performance of its obligation under this Escrow Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; wars; acts of terrorism; civil or military disturbances; sabotage; epidemic; riots; interruptions, loss or malfunctions of utilities; labor disputes; acts of civil or military authority or governmental action; it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

10 ARTICLE IV MISCELLANEOUS Section 4.1. Successors and Assigns. This Escrow Agreement shall be binding on and inure to the benefit of the Parties and the Escrow Agent and their respective successors and permitted assigns. No other persons shall have any rights under this Escrow Agreement. No assignment of the interest of any of the Parties shall be binding unless and until written notice of such assignment shall be delivered to the other Party and the Escrow Agent and shall require the prior written consent of the other Party and the Escrow Agent (such consent not to be unreasonably withheld conditioned or delayed). Section 4.2. Escheat. The Parties are aware that under applicable state law, property which is presumed abandoned may under certain circumstances escheat to the applicable state. Provided that the Escrow Agent has complied with the terms of this Escrow Agreement, the Escrow Agent shall have no liability to the Parties, their respective heirs, legal representatives, successors and assigns, or any other party, should any or all of the Escrow Funds or Shareholdes’ Agent Fund escheat by operation of law. Section 4.3. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next- day or overnight mail or delivery or (d) sent by fax or e-mail, as follows, provided that notices to the Shareholders’ Agent shall be delivered solely by fax or e-mail: if to Acquiror, then to: Codex DNA, Inc. 9535 Waples Street, Suite 100 San Diego, CA 92121 Attention: Todd R. Nelson, President & CEO Email: todd@codexdna.com Attention: Chief Legal Officer Email: legal@codexdna.com with a copy to: DLA Piper LLP (US) 4365 Executive Drive, Suite 1100 San Diego, CA 92121 Attention: David Clark Email: david.clark@us.dlapiper.com if to Shareholders’ Agent, then to: Dong Yi (Tony) Chen 4850 Almondwood Way San Diego, CA 92121 Email: tonycdy@protonmail.com if to the Escrow Agent, then to: Wilmington Trust, N.A. 650 Town Center Drive, Suite 800, Costa Mesa, CA 92626

11 Attention: Doris Yang Telephone: (714) 384-4164 Email: dyang@wilmingtontrust.com It shall be the responsibility of the Parties to notify the Escrow Agent and the other Party in writing of any name or address changes. In the case of communications delivered to the Escrow Agent, such communications shall be deemed to have been given on the date received by the Escrow Agent. “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in San Diego, California, Wilmington, Delaware or other such appropriate place of payment are authorized or obligated by law, regulation or executive order to remain closed. Section 4.4. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED, PERFORMED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. Section 4.5. Entire Agreement. This Escrow Agreement sets forth the entire agreement and understanding of the parties related to the Escrow Funds. Section 4.6. Amendment. This Escrow Agreement may be amended, modified, superseded, rescinded, or canceled only by a written instrument executed by each of the Parties and the Escrow Agent. Section 4.7. Waivers. The failure of any Party to this Escrow Agreement at any time or times to require performance of any provision under this Escrow Agreement shall in no manner affect the right at a later time to enforce the same performance. A waiver by any Party to this Escrow Agreement of any such condition or breach of any term, covenant, representation, or warranty contained in this Escrow Agreement, in any one or more instances, shall neither be construed as a further or continuing waiver of any such condition or breach nor a waiver of any other condition or breach of any other term, covenant, representation, or warranty contained in this Escrow Agreement. Section 4.8. Headings. Section headings of this Escrow Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions of this Escrow Agreement. Section 4.9. Electronic Signature; Facsimile Signatures; Counterparts. This Escrow Agreement may be executed in one or more counterparts. Such execution of counterparts may occur by manual signature, electronic signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission, and any such execution that is not by manual signature shall have the same legal effect, validity and enforceability as a manual signature. Each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed copies of this Escrow Agreement or of executed signature pages to this Escrow Agreement by electronic transmission, facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof. Any copy of this Escrow Agreement which is fully executed and transmitted in accordance with the terms hereof may be used for all purposes in lieu of a manually executed copy of this Escrow Agreement and shall have the same legal effect, validity and enforceability as if executed by manual signature.

12 Section 4.10. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF. Section 4.11 Consent to Jurisdiction, etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any court of the State of Delaware, sitting in New Castle County, or the United State District Court for the District of Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Delaware state court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. (b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any Delaware State or Federal court. Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. (c) Each of the parties hereto hereby irrevocably and unconditionally consents to service of process in the manner provided for notices in Section 4.3. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law. Section 4.12 Severability. If a court of competent jurisdiction declares any provision hereof invalid, it will be ineffective only to the extent of such invalidity, so that the remainder of the provision and this Agreement will continue in full force and effect. [The remainder of this page left intentionally blank.]

[Signature Page to Escrow Agreement] IN WITNESS WHEREOF, this Escrow Agreement has been duly executed as of the date first written above. SHAREHOLDERS’ AGENT: DONG YI CHEN __________________________________________

[Signature Page to Escrow Agreement] IN WITNESS WHEREOF, this Escrow Agreement has been duly executed as of the date first written above. ACQUIROR: CODEX DNA, INC. By: ______________________________________ _________________________________________ Name: ____________________________________ Title: _____________________________________

[Signature Page to Escrow Agreement] IN WITNESS WHEREOF, this Escrow Agreement has been duly executed as of the date first written above. WILMINGTON TRUST, NATIONAL ASSOCIATION, as Escrow Agent By: ______________________________________ _________________________________________ Name: ____________________________________ Title: _____________________________________